Exhibit 2

RIO HAN EMPREENDIMENTOS E PARTICIPAÇÕES S.A.

CNPJ/MF No. 07.689.002/0001-89
NIRE 35.300.325.761

MINUTES OF THE EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING
HELD ON MARCH 31, 2006

Date, Time and Place:

On March 31, 2006, at 1:00pm, at the head offices of the Company located in the city of São José dos Campos, State of São Paulo, at Av. Brigadeiro Faria Lima, No. 2170, Building F56, ground floor, room 2,656.

Publications:

Publication of call notice not necessary, pursuant to article 124, paragraph 4, of Law No. 6404/76, due to the presence of shareholders representing the total capital stock of the Company.

Attendance:

Shareholders representing the total capital stock of the Company, as per signatures affixed in the Shareholders’ Attendance Book. Also present to the meeting: (i) Mr. Elias da Siqueira Cerqueira, representative of the specialized company ACAL Consultoria e Auditoria S/S; (ii) Mr. Jairo Loureiro Filho, representative of the specialized company Goldman Sachs & Companhia; and (iii) Mr. José Domingos do Prado, representative of the specialized company Deloitte, Touche, Tohmatsu Auditores Independentes.

Desk:

Chairman:	Vitor Sarquis Hallack

Secretary:	Sergio Spinelli Silva Jr.

Agenda:

1.	Amendment to the bylaws, to create the Board of Directors of the Company, as well as to make the Conselho Fiscal a permanent body of the Company;

2.	Election of the effective and alternate members of the Board of Directors and establishment of the remuneration of the management;

3.	Election of the members of the Conselho Fiscal and establishment of their remuneration;

4.

Ratification of the appointment of the specialized companies responsible for the preparation of the valuations (“Appraisals”) of the Company and of EMBRAER – Empresa Brasileira de Aeronáutica S.A. (“Embraer”), for purposes of the proposed Merger of Embraer with and into the Company (“Merger”);

5.	Approval of the Appraisals of the Company and of Embraer, prepared by the specialized companies appointed by the Management of the companies, according to the resolution adopted in item 3 above;

6.

Approval of the terms and conditions of the “Protocol of Merger and Justification of Embraer – Empresa Brasileira de Aeronáutica S.A. into Rio Han Empreendimentos e Participações S.A.”, executed on January 19, 2006 by the Managements of the Company and Embraer (the “Merger Agreement”);

7.

Approval of the Merger of Embraer with and into the Company, pursuant to the terms of the Merger Agreement and its respective attachments, which shall be filed at the Company’s head office (Exhibit I), in the form presented to all Shareholders of the Company;

8.

Restructuring of the Company’s bylaws, as set forth in the Merger Agreement submitted to the Shareholders and filed at the Company’s head office (Exhibit I), including the alteration of the Company’s head office and corporate purpose;

9.	Alteration of the Company’s corporate name;

10.	Approval of the adhesion, by the Company, to the Novo Mercado listing segment of the São Paulo Stock Exchange – BOVESPA, as well as listing of the Company’s shares in said trading listing segment;

11.

Ratification of all measures taken by the management of the Company, and authorization for the practice of all acts, such as the preparation and execution of all necessary documents in order to comply with any applicable Brazilian and U.S. legal requirements, including the presentation of all necessary documents before the Comissão de Valores Mobiliários (“CVM”), BOVESPA, U.S. Securities and Exchange Commission (“SEC”), the New York Stock Exchange – NYSE (“NYSE”), including, but not limited to, the Registration Statement on Form F-4 and its amendments and supplements filed with SEC and the Supplemental Listing Application to be filed with the NYSE; and

12.

Approval of the execution of the Amended and Restated Deposit Agreement with the depositary of the American Depositary Receipts’ program (“ADRs”) and holders of ADRs of the Company, in its capacity as successor in interest to Embraer, as well as of any other document and/or agreement that may be necessary to register the ADR program with the SEC, CVM and the Central Bank of Brazil.

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Resolutions:

Firstly, the Chairman proposed that these minutes were drawn up as a summary, as set forth in paragraph 1 of article 130 of Law No. 6404/76, being the submission of opinions and protests allowed, which, after being numbered, should be filed at the Company’s head office, which proposal was approved by all attending parties.

The Chairman also informed all those present that, on this date, the Merger was approved at an Extraordinary Shareholders’ Meeting of Embraer held at 10:30 a.m. and that, if also approved by the Company, the Merger shall cause Embraer to cease to exist with its succession in all of its rights, duties, assets and obligations by the Company.

Subsequently, the Chairman placed for discussion and voting the items of the Agenda, being the following resolutions adopted by unanimous vote:

1.	To amend the Company’s by-laws in order to create the Board of Directors, as well as to make the Conselho Fiscal a permanent body of the Company.

2.

To elect the following eleven (11) members and respective alternates, to compose the Board of Directors of the Company, with an initial unified term of office of three (3) years, which shall last until the Annual Shareholders’ Meeting to approve the financial statements related to the fiscal year of 2008, reelection being allowed: (i) Mr. Maurício Novis Botelho, Brazilian, married, engineer, bearer of the Identity Card (RG) No. 01.641.893-1 IFP/RJ, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 044.967.107-06, resident and domiciled in the city of São Paulo, State of São Paulo, with offices at Avenida Brigadeiro Faria Lima, 2170, in the city of São José dos Campos, State of São Paulo, as effective member, having as his alternate member Mr. Carlyle Wilson, Brazilian, married, attorney, bearer of the Identity Card No. 889.516-IFP/RJ, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 005.760.937-34, resident and domiciled in the city of Rio de Janeiro, State of Rio de Janeiro, with offices at Av. Ataulfo de Paiva, 341, sala 505; (ii) Mr. Boris Tabacof, Brazilian, married, civil engineer, bearer of the Identity Card (RG) No. 6.167.083 – SSP/SP, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 000.616.035-20, resident and domiciled in the city of

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São Paulo, State of São Paulo, with offices at Av. Brigadeiro Faria Lima, 1355, 10th floor – Jd. Paulistano, 01452-002, as effective member, having as his alternate member Mr. Antonio Corrêa Meyer, Brazilian, married, attorney, bearer of the Identity Card RG No. 3.334.695-1 – SSP/SP, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 215.425.978-20,  resident and domiciled in the city of São Paulo, State of São Paulo, with offices at Rua da Consolação, 247 – 5th floor; (iii) Mr. Claudemir de Almeida, Brazilian, married, industrial, bearer of the Identity Card RG No. 1.189.665-IFP1.189.664-IPF/RJ, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 224.464.277-15, resident and domiciled in the city of São José dos Campos, State of São Paulo, with offices at Av. Brigadeiro Faria Lima, 2170, as effective member, having as his alternate member Mr. João Batista Barbosa, Brazilian, divorced, industrial, resident and domiciled in the City of São José dos Campos, State of São Paulo, with offices at Av. Brigadeiro Faria Lima, 2170, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 738.250.268-68, bearer of the Identity Card RG No. 10.877.207-SSP/SP, according to the proposal presented by the employees of Embraer that are not its shareholders, and accepted by the shareholders of the Company; (iv) Mr. Eduardo Salomão Neto, Brazilian, single, attorney, bearer of the Identity Card (RG) no. 13.476.211-3 – SSP/SP, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 033.487.528-50,  resident and domiciled in the City of São Paulo, State of São Paulo, with offices at Av. Brig. Faria Lima, 2601 – 12th floor, as effective member, having as his alternate member Mr. Ingo Plögger, Brazilian, married, mechanical engineer, bearer of the Identity Card (RG) no. 885..4362.885.436 – SSP/SP, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 754.500.708-53, resident and domiciled in the City of São Paulo, State of São Paulo, with offices at Av. Brigadeiro Faria Lima, 1903 – 5th floor, rooms 52/53; (v) Mr. Hermann Wever, Brazilian, married, civil and electrical engineer, bearer of the Identity Card no. 02.497.056-8 - IFP/RJ, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 003.563.878-87, resident and domiciled in the City of São Paulo, State of São Paulo, with offices at Rua Desembargador Sylos Cintra, 90, as effective member, having as his alternate member Mr. Sten Borup Sorensen, Brazilian, married, aeronautics mechanical engineer, bearer of the Identity Card (RG) No. 8.894.315 – SSP/SP, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 548.179.868-91, resident and domiciled in the City of São José dos Campos, State of São Paulo, with offices at Av. Senador Adolf Schindling, 131, in the city of Guarulhos, State of São Paulo; (vi) Mr. José Reinaldo Magalhães, Brazilian, married, economist, bearer of the Identity Card (RG) No. M607363 – SSP/MG, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 227.177.906-59, resident and domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, with offices at Praia de Botafogo, 501 – 4th floor, as effective member, having as his alternate member Ms. Maysa Oliveira da Volta, Brazilian, married, statistical, bearer of the Identity Card (RG) No. 04.824.811-6-IFP/RJ, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 738.091.367-00, resident and domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, with offices at na Praia de Botafogo, 501, room 402; (vii) Mr. Neimar Dieguez Barreiro, Brazilian, married, military, bearer of the Identity Card (RG) No.  161.679-MAer, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 007.564.230-15, resident and domiciled in the City of Brasília-DF, with offices at Esplanada dos Ministérios, suite “M”, 3rd floor, room 05, having as his alternate member Mr. Aprígio Eduardo de Moura Azevedo, Brazilian, married, military, resident and domiciled in the City of São Paulo, State of São Paulo, with offices Av. D. Pedro I, 100, Cambuci, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 554.654.808-82, bearer of the Identity Card (RG) No. 205.243-MAer, according to the proposal presented by the Government and accepted by the shareholders; (viii) Mr. Paulo Cesar de Souza Lucas, Brazilian, married, engineer, bearer of the Identity Card RG No. 322.319-MAer, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 055.610.018-25, resident and domiciled in the City of São José dos Campos, State of São Paulo, with offices at Avenida Brigadeiro Faria Lima, 2170, as effective member, having as his alternate member Mr. Paulo Roberto de Oliveira, Brazilian, married, engineer, resident and domiciled in the City of  São José dos Campos, State of São Paulo, with offices at Av. Brig. Faria Lima, 2170, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 046.638.098-47, bearer of the Identity Card RG No. 16.164.811-SSP/SP, according to the proposal presented by CIEMB – Clube de

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Investimentos dos Empregados da Embraer and accepted by the shareholders; (ix) Mr. Samir Zraick, Brazilian, married, electronic engineer, bearer of the Identity Card RG No. 1.584.618 – IFP/RJ, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 149.615.207-72, resident and domiciled in Nova York City, U.S.A., with offices at 3 Lincoln Center, New York – NY - 10023, as effective member, having as his alternate member Mr. Luiz Edmundo de Andrade, Brazilian, married, business administrator, bearer of the Identity Card (RG) No. 04.171.084-9 – IFP/RJ, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 184.066.618-87, resident and domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, with offices at Rua Ipanema, 151, Rio de Janeiro – RJ; (x) Mr. Vitor Sarquis Hallack, Brazilian, married, attorney, enrolled with the Brazilian Bar Association, Section of Rio de Janeiro, under No. 117.515, inscrito no CPF/MF sob nº 194.332.476-04, resident and domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, with offices at Rua Visconde de Ouro Preto, 5, 11th floor, as effective member, having as his alternate member Mr. Oswaldo Antonio Arriaga Schmidt, Brazilian, married, engineer, bearer of the Identity Card (RG) No. 1.584.529-0-IFP/RJ, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 010.001.607-34, resident and domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, with offices at Rua Visconde de Ouro Preto, 5, 11th floor; and (xi) Mr. Wilson Carlos Duarte Delfino, Brazilian, married, engineer, bearer of the Identity Card RG No. 12.817.354-SSP/SP, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 414.597.098-53, resident and domiciled in the City of Brasília-DF, with offices at SEP/Sul Block 702/902, suite B, Building Gal. Alencastro, 2nd floor, as effective member, having as his alternate member Mr. Carlos Alberto Cardoso Moreira, Brazilian, divorced, business administrator, bearer of the Identity Card (RG) No. 8.891.984-5-SSP/SP, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 039.464.818-84, resident and domiciled in the City of Brasília-DF, with offices at SEP/Sul Block 702/902, suite B, Building Gal. Alencastro, 2nd floor. The shareholders appointed Mr Maurício Novis Botelho as Chairman of the Board of Directors, and Mr. Vitor Sarquis Hallack, to be the Vice-President of such board.

For purposes of item 4.3 of BOVESPA’s Novo Mercado Regulation (“Novo Mercado Regulation”), Messrs. Boris Tabacof, Eduardo Salomão Neto, Hermann Wever, José Reinaldo Magalhães, Samir Zraick, Vitor Sarquis Hallack and Wilson Carlos Duarte Delfino and their respective alternates, who represent more than twenty percent (20%) of all members of the Board of Directors of the Company, declared to qualify as Independent Board Members.

The Board members hereby elected executed, on the date hereof: (i) the respective instruments of investiture, as drawn up in the appropriate book, (ii) a statement in the sense that they are not prohibited to exercise any business activity, pursuant to the provisions of article 147 of Law No. 6404/76 and CVM Instruction No. 367/2002, and (iii) a statement declaring all marketable securities held by said members issued by the Company and all its subsidiaries or companies of the same group, pursuant to article 157 of Law No. 6.404/76. The Chairman also informed the receipt of the résumés of the Board members elected hereby, which résumés, after being certified by the Desk, will be filed at the Company’s head office, in compliance with CVM Instruction No. 367/2002.

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In view of the succession of Embraer by the Company, a global remuneration of R$12,481,100.00 (twelve million, four hundred and eighty one thousand and one hundred reais) was established, which remuneration corresponds on the date hereof to the balance of the annual global remuneration previously approved by the Annual and Extraordinary General Shareholders’ Meeting of Embraer held on April 18, 2005, such amounts to be allocated to the remuneration of the management of the Company until the Annual General Shareholders’ Meeting of the Company to be held in order to approve the financial statements of the fiscal year ended on December 31, 2005, when a new amount shall be established for the global remuneration of the management of the Company. The Board of Directors shall distribute the above mentioned amount among the management of the Company, with due observance to the applicable law and to the provisions of the Company’s bylaws.

3.

To appoint the following effective and alternate members to compose the Company’s Conselho Fiscal: (i) Mr. Taiki Hirashima, Brazilian, married, accountant, bearer of the Identity Card RG No. 2.531.456-7-SSP/SP, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No 007.568.818-20, resident and domiciled in the City of São Paulo-SP, with offices at Rua Flórida, 1758, 1st floor, room 11, Cidade Monções, as financial and accountant specialist member of the Conselho Fiscal, as defined in the SEC regulations, having as his respective alternate Mr. Guillermo Oscar Braunbeck, Argentine, single, economist, bearer of RNE W493152-V, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No 106.627.498-39, resident and domiciled in the City of São Paulo-SP, with offices at Rua Flórida, 1758, 1st floor, room 11, Cidade Monções; (ii) Mr. Jorge Khalil Miski, Brazilian, single, economist, bearer of the Identity Card RG No. 6.376.663-1-TCPR, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No 584.541.527-68, resident and domiciled in the City of Brasília-DF, with offices at Esplanada dos Ministérios, Bloco P, Annex A, 1st floor, as effective member, having as his respective alternate Mrs. Maria da Salete Medeiros Moreira, Brazilian, married, federal public official, bearer of the Identity Card RG No. 98.199 SSP/RN, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No 155.913.444-53, resident and domiciled in the City of Brasília-DF, with offices at Esplanada dos Ministérios, Suite P, Annex Building, Wing B, ground floor; (iii) Mr. Rolf Von Paraski, Brazilian, married, bank employee and economist, bearer of the Identity Card (RG) No. 1752799 SSP/DP, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 093.130.369-91, resident and domiciled in the City of Brasília-DF, at SHIN QI 14, suite 01, 5, as effective member having as his respective alternate Mr. José Roberto Gerbasi de Andrade, Brazilian, married, bank employee and economist, bearer of the Identity Card (RG) No. 4426753 SSP-SP, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No. 635.894.008-20, resident and domiciled in the City of São Paulo, State of São Paulo, at Av. Brás Leme No. 2242/121 A-2; (iv) Mr. Geraldo Humberto de Araujo, Brazilian, married, accountant, bearer of the Identity Card RG No. 2.793.293-IFP/RJ, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No 256.529.237-68, resident and domiciled in the City of Brasília-DF, with offices at SEP Sul, Quadra 702/902 – Suite “B”, Room “A”, Building Gal. Alencastro, as effective member, having as his respective alternate Mr. Tarcísio Luiz Silva Fontenele, Brazilian, married, lawyer, enrolled with the Brazilian Bar Association OAB/DF No. 5.919, and enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No 265.672.021-49, resident and domiciled in the City of Brasília–DF, with offices at at SEP Sul, Quadra 702/902 – Suite “B”, Room “A”, Building Gal Alencastro; and (v) Mr. José Mauro Laxe Vilela, Brazilian, married, economist,  bearer of the Identity Card CORECON-RJ No 20.992-9, enrolled with the Brazilian Taxpayers’ Registry CPF/MF under No 102.631.287-68, resident and domiciled in the City of Niterói–RJ, with offices at Rua Visconde do Ouro Preto, 5, 10th floor, as effective member, having as his respective alternate Mr. Alberto Carlos Monteiro dos Anjos, Brazilian, married, accountant, enrolled before CRC/RJ under No. 072.502-O and with the Brazilian Taxpayers’ Registry CPF/MF under No. 720.179.377-20, resident and domiciled in the City of Rio de Janeiro-RJ, with offices at Rua Visconde do Ouro Preto, 5, 10th  floor.

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The shareholders appointed Mr. José Mauro Laxe Vilela to take seat as President of the Company’s Conselho Fiscal.

The members of the Conselho Fiscal elected hereby executed, on the date hereof: (i) the respective instruments of investiture, as drawn up in the appropriate book; (ii) the Instrument of Consent by Members of Conselho Fiscal, as required by the Novo Mercado Regulation, and (iii) the statement set forth in article 162 of Law No. 6.404/76. The Chairman also informed the receipt of the résumés of the appointed members of the Conselho Fiscal, which, after being certified by the Desk, will be filed at the Company’s head office, pursuant to CVM Instruction No. 367/2002.

The minimum legal remuneration to be paid to the members of the Conselho Fiscal, established in accordance with paragraph 3 of article 162 of the Law No. 6,404/76, until the Company’s Annual General Shareholders’ Meeting to be held in order to approve the financial statements of the fiscal year ended December 31, 2005, except for the specialist member of the Conselho Fiscal, who shall receive twice the remuneration established for the other members of the Conselho Fiscal, due to his special qualification as financial and accountant specialist, as defined in SEC regulations, not being considered in the remuneration of the members of the Conselho Fiscal the benefits, representation fees and profit sharing.

4.

To ratify the appointment of the following specialized companies responsible for the preparation of the Appraisals of the Company and of EMBRAER, for purposes of the proposed Merger: (a) ACAL Consultoria e Auditoria S/S, with head office in city of São Paulo, State of São Paulo, at Av. Paulista, No. 2300, Pilotis, room 60, enrolled in the Brazilian Taxpayers’ Registry CNPJ/MF under No. 28.005.734/0003-44 and the Accountants’ Sectional Council CRC under No. 2RJ001144/F-4, chosen to perform the accounting valuation of the book value of Embraer’s shareholders’ equity on September 30, 2005 – base-date selected for the Merger – and preparation of the respective report, which provides the basis for determination of the Company’s capital increase resulting from the Merger, as well as to value Embraer and the Company based on their respective shareholders’ equity, pursuant to the same criteria and on the same base date, at market prices, according to article 264 of Law No. 6404/76, and preparation of the corresponding reports; and (b) Goldman Sachs & Companhia, with its head office in city of São Paulo, State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 510 – 6th floor, enrolled in the Brazilian Taxpayers’ Registry under No. 30.892.178/0001-55, responsible for preparing a financial analysis to determine the exchange ratio of shares and ADS issued by Embraer – shares to be extinguished due to the Merger – for new shares or ADS, as the case may be, issued by the Company.

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5.	To approve the aforementioned Appraisals of the Company and Embraer, which are attached to the Merger Agreement submitted to Shareholders and filed at the Company’s head office (Exhibit I);

6.	To approve the Merger Agreement, which shall be filed at the Company’s head office (Exhibit I).

7.

To approve and implement the Merger of Embraer with and into the Company, with the consequent extinguishment of Embraer and all of its shares as of April 1, 2006, and not before such date. As a result of the approval of the Merger, the Company universally succeeds Embraer in all its rights, assets and liabilities, including contractual obligations, without interruption, including, but not limited to:

a.

maintenance of the activities of the current branches of Embraer, which shall be developed by the branches of the Company, being the addresses of the existing branches of the Company transferred to the addresses of Embraer’s branches, as set forth in Exhibit II hereto. Upon the extinguishment of Embraer, its branches will be consequently extinguished, being their activities respectively transferred to the corresponding branch of the Company;

b.

succession of Embraer by the Company, as owner of all real estate properties currently owned by Embraer, according to the list submitted to the Shareholders and filed at the Company’s head office (Exhibit III);

c.	succession of Embraer by the Company regarding all rights and obligations related to the drawback concession acts identified below:

	YEAR	AC No

1	2001	1560-01/000122-1
2	2001	1560-01/000441-7
3	2003	2003/0075700
4	2003	2003/0195268
5	2005	2005/0157493
6	2001	1560-01/000084-5
7	2002	2002/0129319
8	2004	2004/0003027
9	2004	2004/0240045
10	2005	2005/0210262
11	2004	2004/0299538
12	2005	2005/0341820
13	2005	2005/0307509
14	2006	2006/0027240
15	1999	0175-99/000011-5
16	2002	2002/0118821
17	2003	2003/0178681

d.

succession of Embraer by the Company regarding the ADR Program, upon execution of the Amended and Restated Deposit Agreement, as successor in interest to Embraer, and filing of the Registration Statement on Form F-6 with the SEC. After the Merger, each holder of one (1) ADS of Embraer shall become holder of one (1) ADS of the Company.

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As a result of the approval of the Merger of Embraer with and into the Company, the shareholders approved the capital increase of the Company, from nine hundred and sixty two million, seventeen thousand, seven hundred and sixty nine Reais and eighty nine cents (R$962,017,769.89) to four billion, seven hundred and seventy one million, seven hundred and twenty six thousand, fifty four Reais and sixty six cents (R$4,771,726,054.66), representing an increase of three billion, eight hundred and nine million, seven hundred and eight thousand, two hundred and eighty four Reais and seventy seven cents (R$3,809,708,284.77) upon the issuance of five hundred and seventy six million, three hundred and five thousand and fifty seven (576,305,057) common shares, without par value, in accordance with the Subscrition Bulletin attached hereto as Exhibit IV, observing the following exchange ratios: (i) one (1) special class of common share to be issued in exchange for a special class of common share of Embraer held by the Government, (ii) one (1) common share of the Company to be issued in exchange for each one (1) preferred share issued by Embraer, and (iii) one (1) common share of the Company to be issued in exchange for each one (1) common share issued by Embraer. The shares newly-issued as a result of the Merger shall be distributed among the shareholders of the Company in due observance to the amount of shares of Embraer previously held by them, except for the common shares held by the dissenting shareholders of Embraer that exercise their appraisal right in accordance with the applicable law.

8.

To restructure the Company’s by-laws, as proposed by the managements of the Company and Embraer in the Merger Agreement, pursuant to the draft by-laws submitted to the shareholders and filed at the Company’s head office (Exhibit V).

9.	To alter the corporate name of the Company, which shall be hereinafter named “EMBRAER – Empresa Brasileira de Aeronáutica S.A.”.

10.

Approval of the Company’s adhesion to the BOVESPA’s Novo Mercado, as well as listing of its shares on said trading segment of BOVESPA. The shareholders Caixa de Previdência dos Funcionários do Banco do Brasil – PREVI, Cia. Bozano and Fundação Sistel de Seguridade Social – SISTEL, as well as the members of the Board of Directors elected hereby, all present to this General Meeting, ratified their commitment, as set forth in the documents of the Merger disclosed on January 20, 2006, not to negotiate or sell the shares issued by the Company and held by them on the date hereof on any stock exchange for a period of 6 (six) months.

11.

To ratify all measures taken by the Management, and to authorize the practice of all acts and preparation and execution of all documents necessary to comply with any applicable Brazilian and U.S. legal requirements, including the presentation of all necessary documents before the Comissão de Valores Mobiliários – CVM, Bolsa de Valores de São Paulo – BOVESPA, SEC, NYSE, including, and without limitation, the Registration Statement on Form F-4 and its amendments and supplements filed with SEC and the Supplemental Listing Application to be filed with the NYSE; and

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12.

To approve the execution of the Amended and Restated Deposit Agreement with the depositary bank for the ADR program and holders of ADRs, as successor in interest to Embraer, as well as any other document and/or agreement which may be necessary to register the ADR program with the SEC, CVM and the Central Bank of Brazil.

Termination:

There being no further business, the meeting was adjourned and the resolutions of this meeting were drafted in the form of minutes, signed by everyone present. Attendance: Desk: Vitor Sarquis Hallack – Chairman, and Sergio Spinelli Silva Jr. – Secretary. Shareholders: Fundação Sistel de Seguridade Social – SISTEL (by Jorge Faiad), Caixa de Previdência dos Funcionários do Banco do Brasil – PREVI (by Matheus Corredato Rossi), Cia. Bozano (by Vitor Sarquis Hallack).

I hereby certify that these minutes correspond to a faithful copy of the minutes transcribed in the appropriate corporate book.

São José dos Campos, March 31, 2006.

/s/ SERGIO SPINELLI SILVA JUNIOR

Sergio Spinelli Silva Junior

Secretary

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EXHIBIT I

Free Translation
From the Portuguese

PROTOCOL OF Merger AND JUSTIFICATION OF
EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A. WITH AND
INTO RIO HAN EMPREENDIMENTOS E PARTICIPAÇÕES S.A.

Under this private agreement, the managers of the companies below,

EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A., a public company with head offices in the City of São José dos Campos, State of São Paulo, at Av. Brigadeiro Faria Lima, 2,170, enrolled with CNPJ/MF under no. 60.208.493/0001-81, with articles of incorporation filed with the Commercial Registry of the State of São Paulo – JUCESP, under NIRE 35.300.026.420, represented herein in accordance with its By-laws (“Embraer” or “Merged Company”); and

RIO HAN EMPREENDIMENTOS E PARTICIPAÇÕES S.A., a closed company with head offices in the City of São José dos Campos, State of São Paulo, at Av. Brigadeiro Faria Lima, 2,170, building F56, ground floor, room 2,565, enrolled with the CNPJ/MF under no. 07.689.002/0001-89, with articles of incorporation filed with the Commercial Registry of the State of São Paulo – JUCESP under NIRE 35.300.325.761, represented herein in accordance with its By-laws (“Rio Han”, “New Embraer” or “Mergor Company” and, together with Embraer, the “Companies”),

WHEREAS:

(A)          The development of new products by Embraer, as well as the sustainability, growth and continuity of its businesses and activities depends on the improvement of its capacity to access the national and international capital markets, to allow for the raising of funds;

(B)          The current capital structure of Embraer not only limits such access to the capital markets, but also precludes the obtaining of higher stock liquidity, since it restricts the adoption of higher corporate governance standards, including, for example, the granting of voting rights to all shareholders and the strengthening and independence of its management;

(C)          As a result of the transaction described herein, New Embraer will become the first major Brazilian company with dispersed capital and decision-making powers only exercised by Brazilian shareholders. The new structure will also allow the Rio Han to be listed on the BOVESPA’s Novo Mercado segment, thus increasing the liquidity and market valuation of its shares, by improving the corporate governance standards arising from the extension of voting rights to all shareholders of New Embraer (the “Restructuring”);

(D)          The above mentioned proposal, as structured by the management of the Companies, will represent a landmark in the Brazilian capital market, not only for mechanisms introduced to restrict the acquisition of control and hostile take over, but also due to the high levels of corporate governance to be implemented, both initiatives without precedent in Brazil;

(E)          Rio Han is a privately-held company, whose only shareholders are Cia. Bozano (“Bozano”), Caixa de Previdência dos Funcionários do Banco do Brasil – PREVI (“Previ”) and Fundação Sistel de Seguridade Social (“SISTEL” and, collectively, the “Controlling Shareholders”), which was specifically organized to serve as a vehicle for the transactions described herein; and

(F)          The management of Rio Han and Embraer, after conducting the necessary studies, believes that the implementation of the transactions described herein will benefit the Companies, their shareholders and the market in general;

the Companies hereby DECIDE, based on articles 224, 225, 227 and 264 of Law 6,404/76 (the “Brazilian Corporation Law”) and CVM Instruction no. 319/99, to enter into this Protocol of Merger and Justification of Embraer – Empresa Brasileira de Aeronáutica S.A. into Rio Han Empreendimentos e Participações S.A. (the “Merger Agreement”), which terms and conditions shall guide the proposal of the Merger to be submitted to the shareholders of each of the Companies, as follows:

1.	DESCRIPTION OF THE TRANSACTION

1.1.

This Protocol provides for the Merger of Embraer with and into its controlling shareholder, Rio Han, which will succeed Embraer in all its rights and obligations, pursuant to articles 224, 225, 227 and 264 of the Brazilian Corporate Law (the “Merger”).

1.2.

As a preliminary measure to the Merger, the Controlling Shareholders, as sole shareholders of Rio Han, approved, on January 18, 2006, the capital increase of Rio Han, through the transfer of all the total common shares subject to the Shareholders’ Agreement of Embraer, entered into on July 24, 1997, as amended (“Control Shares” and “Shareholders’ Agreement”, respectively). As a result of such capital increase, Rio Han currently holds 60% of the voting capital and 20.16% of the total capital stock of Embraer, and holds the control of Embraer.

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1.3.

Upon approval of the Merger, both the Shareholders’ Agreement and Embraer will automatically cease to exist. The shareholders and holders of American Depositary Shares – ADS of the Merged Company, regardless of the type of shares held, will receive, respectively, common shares or ADS issued by New Embraer, according to the exchange ratio set forth in Section 6.4 below. The golden share issued by Embraer and held by the Federal Government (“Golden Share”) will be replaced by another golden share issued by New Embraer.

1.4.	The common and preferred shares issued by Embraer, as well as the ADS, will be replaced by voting common shares or ADS, as the case may be, issued by New Embraer.

1.5.	The By-laws of New Embraer will prohibit the issuance of preferred shares.

2.	RATIONALE, PURPOSES AND INTERESTS OF THE COMPANIES IN THE IMPLEMENTATION OF THE TRANSACTION

2.1.

The primary purpose of the Restructuring is to create a basis for the sustainability, growth and continuity of the business of Embraer, through its successor, New Embraer. Such goals will be achieved through a greater access of New Embraer to the capital markets, increase of its capacity for fund raising for the development of new products and expansion of its businesses and markets.

2.2.	The management of the Companies expect that the following benefits will result from the Restructuring:

(A)	Benefits to Embraer resulting from the Restructuring, after its Merger into New Embraer:

(i)

To enhance the capacity to attract resources to support its expansion programs because of increased access to capital markets, currently limited due to: (a) the share control structure of the Embraer; and (b) the maximum proportion allowed by the Brazilian Corporate Law between common and preferred shares;

	(ii)	Possibility of use of New Embraer’s shares as acquisition currency of assets, which shall allow its potential international expansion.

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(B)	Benefits to the current shareholders of Embraer:

(i)

Extension of voting rights to all shareholders – including to the depositary of the ADR program, which will vote instructed by the ADS holders – since the shares of New Embraer will be common shares, thus allowing New Embraer’s admission to BOVESPA’s Novo Mercado segment;

	(ii)	Potential liquidity of shares, thus impacting its quotation on the stock exchanges;

	(iii)	Improvement of the corporate governance practices and higher transparency in the management of New Embraer; and

(iv)

For the Current Controlling Shareholders, establishment of a premium for the termination of the Shareholders’ Agreement and relinquishing of the control of Embraer. Based on the Restructuring proposal, such premium shall be attributed to the Control Shares upon the attribution of a differentiated exchange ratio when compared to that attributed to the other shares issued by Embraer, at the moment of the Merger.

(C)	Benefits to the Brazilian Capital Markets:

(i)

creation of the first major Brazilian company with dispersed corporate control and adequate structure to be listed on BOVESPA’s Novo Mercado, creating a standard that may be used as model for similar transactions; and

	(ii)	creation of a new corporate governance benchmark.

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	(D)	Benefits to the Federal Government:

		(i)	maintenance of the rights attributed to the Golden Share and improvement of the conditions for its application;

(ii)

assurance of the majority of voting rights being held by Brazilian shareholders, due to the limitation of foreign shareholders’ voting rights set forth in the By-Laws of New Embraer, in order to maintain the principle established in the Privatization Notice of Embraer;

		(iii)	control over the concentration of equity interest in the capital stock of New Embraer equal to or greater than 35%;

(iv)

statutory assurance of maintenance of a capital dispersed structure, due to the adoption of mechanisms restricting the number of votes that can be casted by each shareholder or group of shareholders; and

(v)

assurance that New Embraer will remain as the technological and industrial partner of the Brazilian Army strategic actions, thus taking into consideration the maintenance of the control of New Embraer with Brazilian shareholders and the strengthening of the rights of the Golden Share.

3.	NECESSARY APPROVALS

3.1.

On the date hereof, the Conselho Fiscal of Embraer analyzed the terms of the transaction and rendered a favorable opinion regarding the Merger and the contents of all documents related to the Proposal of the Executive Committee dated as of January 13, 2006 (“Proposal of the Executive Committee”), whose minutes were provided, as set forth in art. 163 of the Brazilian Corporate Law.

3.2.

Also on the date hereof, the Board of Directors of Embraer approved the execution of this Merger Agreement and all other documents related to the transaction, whose minutes were provided for further submission to the General Shareholders’ Meeting, in accordance with the Proposal of the Executive Committee of the Merged Company, dated as of January 13, 2006, as filed in the head offices of Embraer. On the same occasion, the Board of Directors decided to call the shareholders of the Embraer to approve the Merger proposal.

3.3.

The Merger will be submitted to the General Meetings of Embraer and Rio Han shareholders, which shall be called and convened as set forth in the Brazilian Corporate Law and the respective By-laws of the Companies.

3.4.

The effective holding of the General Shareholders’ Meetings of the Companies to approve the Restructuring and the subsequent issue of new shares and ADS by the Mergor Company is conditioned upon the registration of such securities with the U.S. Securities and Exchange Commission – SEC.

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4.	CAPITAL STOCK OF THE COMPANIES

4.1.	On the date hereof, the capital stock of Rio Han, fully paid-in, amounts to R$962,017,769.89, divided into 162,306,763 nominative common shares, no par, entirely held by the Controlling Shareholders.

4.2.

As set forth in Whereas “E” above, Rio Han has the sole purpose to serve as vehicle for implementation of the Restructuring, and has as its sole asset the Control Shares, not having any liability or obligation of any kind that could adversely impact its net equity.

4.3.

Rio Han holds, on the date hereof, 145,527,000 common shares issued by Embraer, corresponding to 60% of its voting capital and 20.16% of its total capital. These shares will be cancelled as a result of the Merger.

4.4.

On the date hereof, the capital stock of Embraer, fully paid-in, amounts to R$3,592,804,215.87 and comprises 721,832,057 nominative book-entry shares, no par, from which 242,544,447 are common shares, one is the Golden Share and 479,287,609 are preferred shares.

4.5.

On the date hereof, the Controlling Shareholders hold common and preferred shares of Embraer not subject to the Shareholders’ Agreement. These shares, as well as the other currently existing shares, will be cancelled as a result of the Merger and replaced by common shares issued by Rio Han, in observance with the exchange ratio established in Section 5.6 herein.

5.	VALUATION REPORTS AND EXCHANGE RATIO

Valuation Report of Market Value of Shareholders’ Equity

5.1.

As set forth in article 264 of the Brazilian Corporate Law, the valuation report of market value of shareholders’ equity of Embraer and Rio Han, for purposes of calculation of the withdrawal price described in item 9.7 below, was conducted by Acal Consultoria e Auditoria S/S (“ACAL”), with head offices in the City of São Paulo, State of São Paulo, at Av. Paulista, 2,300, Pilotis, Cj. 60, enrolled with CNPJ/MF under no. 28.005.734/0003-44, on January 18, 2006, according to the valuation reports attached hereto as Exhibits I and II. Such valuation reports were prepared according to the same criteria and same base date (September 30, 2005), based on the duly audited financial statements of the Merged Company and Rio Han. For such purposes, ACAL accounted the necessary adjustments in the balance sheets of Rio Han, in order to reflect the transfer of the Control Shares into its capital stock, dated as of January 18, 2006, having as assumptions that Rio Han: (i) has the Control Shares as its sole assets; and (ii) does not have any liability or obligations that could adversely affect its net equity. The results of the valuation carried out by ACAL are presented as follows:

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EXCHANGE RATIO – MARKET VALUE	EMBRAER	RIO HAN

Valuation of market value (in thousands of reais)	2,756,720.00	555,776.40
Shares comprising the capital stock	721,832,057	162,306,763
Exchange ratio of the common and preferred shares based on the valuation of market value	1.11543 shares of Rio Han for 1 share of Embraer

Valuation Report of Shareholders’ Equity

5.2.

The capital increase of Rio Han resulting from the Merger, as set forth in Section 7 below, will be calculated based on the Valuation Report of Shareholders’ Equity of Embraer, as prepared on January 18, 2006 by ACAL, above qualified, attached hereto as Exhibit III. The valuation carried out by ACAL was prepared based on the accounting net equity of Embraer, according to its balance sheet dated as of September 30, 2005, duly audited by Deloitte Touche Tohmatsu Auditores Independentes. According to this accounting valuation report, Embraer’s net equity on September 30, 2005 amounted to R$4,771,725,554.66.

Financial Analyses

5.3.

In order to support the determination of the exchange ratio between the shares issued by Embraer for those issued by Rio Han, Goldman, Sachs & Companhia, with head offices in the City of São Paulo, State of São Paulo, at Av. Presidente Juscelino Kubitschek, 510, 6th floor, enrolled with the CNPJ/MF under no. 30.892.178/0001-55 (“Goldman Sachs”) was retained to prepare the financial analyses of Embraer (“Financial Analysis”) attached hereto as Exhibit IV.

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5.4.

The management of the Companies understand that, among the several valuation methods addressed in the Financial Analysis, the discounted cash flow method is the one which best reflects the value of the Merged Company and, consequently, of the Mergor Company, since the assets of the latter comprise exclusively the Control Shares held by the Controlling Shareholders.

5.5.

Considering that New Embraer: (i) has the sole purpose to serve as a vehicle for implementation of the Restructuring; (ii) has as sole assets the Control Shares; and (iii) does not have any liability or obligation of any kind which could adversely affect its net equity, the management of the Companies concluded that each share or ADS issued by Embraer not subject to the Shareholders’ Agreement, regardless of the type of share, will correspond to one common share or ADS issued by Rio Han.

5.6.

Consequently, the management of the Companies recommend that all shares or ADS issued by Embraer and not subject to the Shareholders’ Agreement be replaced by shares or ADSs issued by the Mergor Company, as follows:

SHAREHOLDER/HOLDER OF ADS OF EMBRAER	TYPE AND NUMBER OF SHARES/ADS ISSUED BY RIO HAN TO BE RECEIVED

Shareholder owner of one common share of Embraer	One common share of Rio Han
Shareholder owner of one preferred share of Embraer	One common share of Rio Han
Holder of one ADS of Embraer	One ADS of Rio Han

6.	PREMIUM PERCEIVED BY EMBRAER’S SHARES SUBJECT TO THE SHAREHOLDERS’ AGREEMENT

6.1.

Based on the contents of the Financial Analysis, the management of the Companies understands that there is a legitimate and justified expectation of the Current Controlling Shareholders that the Control Shares receive an amount higher than that applied to the other shares that are not subject to the Shareholders’ Agreement. The Merger will result in the dilution of New Embraer’s shareholding composition and, therefore, will equalize the amount of all New Embraer shares, granting to its shareholders, indistinctly, higher chances of influencing management.

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6.2.

The Financial Analysis examines the elements that would justify the payment of a premium of up to 24.4% to the holders of the Control Shares, on the valuation value of the shares of Embraer not subject to the Shareholders’ Agreement, regardless of their type.  The management of the Companies understands that the approval of the Restructuring proposal by the Current Controlling Shareholders provides incentives that justify the waiver of rights currently set forth in the Shareholders’ Agreement and the power to control the Company.

6.3.

On the other hand, the management of the Companies must consider the best interests of the Companies and the group represented by all their shareholders, without favoring any group, whether controlling or minority. Due to the assumptions above, and based on the opinions of the most renowned Brazilian scholars, the management of the Company and Rio Han proposed the implementation of the Restructuring, based on the following exchange ratio:

SHARE/ADS OF EMBRAER	TYPE AND NUMBER OF SHARES/ADS ISSUED BY RIO HAN TO BE RECEIVED

1 Control Share	1.1153 common shares
1 share/ADS not subject to the Shareholders’ Agreement	1 common share or ADS

6.4.

Due to the Restructuring: (i) the transfer of the Control Shares to the capital stock of the Mergor Company will be made at the ratio of 1.1153 share of New Embraer for each Control Share; and (ii) the Proposal of the Executive Committee and the Merger Agreement determine that, upon the Merger, each ADS or share of the Company not subject to the Shareholders’ Agreement, regardless of the type, will be replaced by one ADS or common share of New Embraer, as the case maybe, such proposal to be submitted to the shareholders of Embraer includes the concession of a premium of 9.0%, exclusively to the Control Shares.

6.5.

The implementation of the Restructuring will result in the increase in the interest participation of the Control Shares, from 20.16% of the Company’s capital stock to 21.97% of New Embraer’s capital stock. On the other hand, the interest of the shares not subject to the Shareholders’ Agreement, including those held by the Current Controlling Shareholders, will be reduced from 79.84% of the Company’s capital stock to 78.03% of New Embraer’s capital stock, resulting in a dilution of 2.3%.

6.6.

Embraer’s common and preferred shares held by the Current Controlling Shareholders, but not subject to the Shareholders’ Agreement, will not be entitled to the premium referred to above and will receive the same treatment given to the shares held by the non-controlling shareholders.

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7.	CAPITAL INCREASE OF RIO HAN

7.1.

The Merger will be effected by transferring the net assets of Embraer to Rio Han, as valued by ACAL based on the balance sheets of Embraer dated as of September 30, 2005, duly audited by Deloitte Touche Tohmatsu Auditores Independentes. The balances of the accounts of assets and liabilities of Embraer will be recorded in the accounting books of Rio Han with the necessary adjustments. The shares issued by Embraer and held by Rio Han will be cancelled.

7.2.

According to the valuation report prepared by ACAL, the net equity of Embraer to be merged into Rio Han, based on the balance sheet prepared on September 30, 2005, amounts to R$3,809,708,284.77, corresponding to the total net equity of Embraer, less the portion corresponding to the investment of Rio Han in Embraer’s capital stock. The net equity variation verified at Embraer between September 30, 2005, and the date the General Shareholders’ Meeting approves the Merger, will be appropriated by the Mergor.

7.3.

As a result of the Merger, Rio Han will succeed Embraer in all its assets, rights and obligations, without interruption of corporate continuity. Upon the approval of the Merger, Embraer will cease to exist for all legal purposes. The shareholders of Embraer will become shareholders of Rio Han based on the exchange rate determined herien and proportionally to their equity interest.

7.4.

Therefore, as a result of the Merger, the capital stock of Rio Han will be increased by R$3,809,708,284.77, from R$962,017,769.89 to R$4,771,726,054.66, and the shares issued by Rio Han subscribed by Embraer, to be distributed amongst the shareholders of the latter, may vary based on the decision of the common shareholders of Embraer to exercise or not exercise their withdrawal right due to the Merger.

7.5.	After the Merger, the capital stock of New Embraer will comprise 738,611,819 common shares and one Golden Share, all nominative, book-entry and with no par value.

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8.	SHARES TO BE RECEIVED BY THE PREFFERRED SHAREHOLDERS OF EMBRAER DUE TO THE Merger

8.1.

The common and preferred shares issued by Embraer, as well as the ADS, will be exclusively replaced by common shares or ADS, as the case may be, issued by Rio Han; therefore, the preferred shareholders of Embraer will no longer be granted, as of the Merger, with the following rights: (i) priority in capital reimbursement; and (ii) priority in receiving dividends per share 10% higher than those granted to the common shares, acquiring, however, voting rights.

8.2.

The management of the Companies consider equitable the application of the same exchange rate between the Company’s common and preferred shares (ADS included) and New Embraer’s shares and ADS, since the equity losses suffered by the preferred shares (including those in form of ADS) of Embraer will be offset against the acquisition of the voting rights granted to the shareholders of Rio Han.

8.3.

New Embraer’s shares and ADS issued on behalf of the Company’s shareholders as a result of the Merger will be entitled to all rights prescribed in New Embraer’s By-Laws, and will have full participation in the financial results for 2006.

9.	DISSENTERS’ OR APPRAISAL RIGHTS

9.1.

The Merger will grant appraisal rights to the shareholders of the Merged Company who expressly disagree with the proposal within 30 days as from the publication of the minutes of the General Shareholders’ Meeting which approves the Merger Agreement, and the payment of the respective reimbursement will depend on the effective conclusion of the transaction, as set forth in article 230 of the Brazilian Corporate Law.

9.2.

In accordance with article 137, item II of the Brazilian Corporate Law, the withdrawal rights are not granted to holders of shares of any type that cumulatively presents: (i) liquidity, typified by the listing of such shares in a trading index; and (ii) dispersed ownership, in which case the controlling shareholder, the controlling company or other companies under its control, hold less than half of the shares of such type or class.

9.3.

Both Embraer’s common shares and preferred shares are listed in the Bovespa Index, but only preferred shares are dispersely held. Accordingly, appraisal rights will be assured to the shareholders of Embraer’s common shares who timely and formally express their disagreement with the Merger, being these shareholders entitled to claim the auditing of the special balance sheet of Embraer, as set forth in paragraph 2 of article 45 of Law 6,404/76, for purposes of calculation of the reimbursement price.

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9.4.

The express disagreement will be considered as timely if received within 30 days as from the publication of the minutes of the General Shareholders’ Meeting of the Company that approves the Merger. In the cases in which auditing of the special balance sheet is requested, according to paragraph 2 of article 45 of the Brazilian Corporate Law, the shareholder will receive 80% of the reimbursement price, and the balance, if any, will be paid within 120 days from the date of the resolution in the respective Meeting, as set forth in paragraph 3 of article 137 of the Brazilian Corporate Law.

9.5.

The appraisal rights of Embraer’s shareholders dissenting from the Merger will be limited to the shares held by these shareholders until the day of the first publication of the call notice to the General Shareholders’ Meeting, and cannot be exercised in relation to the shares purchased afterwards, as set forth in paragraph 1 of article 137 of the Brazilian Corporate Law.

9.6.

Since the Merger involves two companies respectively controlled by and controller of each other, pursuant to article 264 of the Brazilian Corporate Law, ACAL must determine, based on the valuation report mentioned in item 5.1 above, the shareholders’ equity of the Companies on the base date September 30, 2005, as indicated in line “1” of the following chart:

		EMBRAER	RIO HAN

(1)	Market value per share	R$3.82	R$3.42
(2)	Exchange ratio at market value (article 264 of the Brazilian Corporation Law)	1 share of Embraer for each 1,1153 shares of New Embraer
(3)	Exchange ratio proposed at economic value (per share)	1 share of New Embraer for each share of Embraer
(4)	Reimbursement price per share calculated based on the Embraer’s book value	R$6.61
(5)	Reimbursement price per share calculated based on the Embraer’s market value	R$3.82

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9.7.

As set forth in the main section and paragraph 3 of article 264 of the Brazilian Corporate Law and considering that the exchange ratio of Embraer’s shares for New Embraer’s shares proposed in line 2 above is more benefic than the one proposed in line 3 above, the reimbursement to the shareholders of Embraer that timely and formally express their disagreement with the Merger will be guaranteed and made based on the greater of the following amounts: (i) Embraer’s book value, calculated on September 30, 2005, as presented in line “4” of the chart above; and (ii) Embraer’s market value, calculated on September 30, 2005, as presented in line “5” of the chart above.

10.	PROPOSAL REGARDING RENAMING OF RIO HAN

10.1.

Upon approval of the Merger, Rio Han will be renamed as “Embraer – Empresa Brasileira de Aeronáutica S.A.”, thus assuming the name of the Merged Company, provided that such change is subject to the approval of the General Shareholders’ Meeting of Rio Han that approves the Merger, in accordance with the Brazilian Corporation Law.

11.	BOARD OF DIRECTORS OF RIO HAN – GENERAL RULE AND TRANSITION PERIOD

11.1.

The proposed By-laws of New Embraer sets forth that, after the Merger, the Board of Directors of New Embraer will be comprised of 11 members and respective alternates.  The Federal Government, as holder of the Golden Share, will have the right to appoint one member and respective alternate, and the employees of New Embraer will have the right to appoint two (2) members and their alternates. The eight (8) remaining members and their alternates will be elected by the other shareholders, gathered at the General Shareholders’ Meeting, in due observance to the vote limitations mentioned in Section 14 below.

11.2.

According to the Novo Mercado Regulation, the members of the Board of Directors will have a unified two year term.  However, in order to ensure the stability of the social businesses and the continuity of management guidelines during the period immediately subsequent to the Restructuring approval, the first term of the Board of Directors will be of three (3) years, ending at the Annual General Shareholders’ Meeting which approves the financial statements for the fiscal year ended in 2008. This measure intends to avoid any breach in short and medium-term strategies already planned by the current management, in addition to provide for the Company’s transition to the new structure without prejudice to the its business.

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11.3.

Additionally, in order to ensure the stability and continuity of the management during the transition period above mentioned, the members of the Board of Directors of New Embraer will be elected at the General Shareholders’ Meeting of Rio Han immediately before the decision on the approval of the Merger.

11.4.

The first term of office of the Board of Directors will comprise the transition period following the Merger.  The management of Rio Han believes that its shareholders will appoint Mr. Maurício Novis Botelho (Brazilian, married, engineer, resident and domiciled in the city of São Paulo, State of São Paulo, bearer of the identity card RG no. 01.641.893-1 IFP/RJ, enrolled before the CPF/MF under no. 044.967.107-06 – current Chief Executive Officer of the Company) as the Chairman of the Board of Directors of Rio Han, who will then also being appointed as Chief Executive Officer of Rio Han, in accordance with the rules mentioned above.  The other positions in the Board of Directors will be filled by one member appointed by the Federal Government; two members appointed by the Company’s employees; and one member will be appointed by each one of the Current Controlling Shareholders.  Four members shall be independent, thus not related to Rio Han, the Company or the Current Controlling Shareholders, following the criteria set forth in the Novo Mercado Regulation.

11.5.

After the approval of the Merger by the General Shareholders’ Meeting of Rio Han, a meeting of the Board of Directors of Rio Han will be held for the election of the Officers. The Officers’ term will follow the same criteria applicable to the Board of Directors, including in what concerns the initial period of three years after the Restructuring.  After the transition period, the terms of the members of the Board of Directors and Executive Board will be of two years and necessarily concurring.  Until the Annual Shareholders’ Meeting to be held in 2009, the quorum for dismissal of members of the Executive Committee shall be the majority of the members of the Board of Directors.

11.6.

The Chairman of the Board of Directors of New Embraer, Mr. Maurício Novis Botelho, above qualified, will also be its Chief Executive Officer until the Ordinary General Meeting at which it will decide on the financial statements for the fiscal year ended on December 31, 2006, as part of the procedures to ensure the coordinated and stable transition of New Embraer to the dispersed control environment.  After the mentioned Shareholders’ Meeting, the Board of Directors of New Embraer will appoint a new Chief Executive Officer, and it will be expressly prohibited to accumulate seats in Board of Directors and Executive Committee of said company.

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12.	PROPOSAL FOR LISTING OF RIO HAN AS A PUBLIC COMPANY

12.1.

Upon implementation of the Merger described herein, and as the last step in the Restructuring process, a proposal for listing of New Embraer as a public company with be submitted to its General Shareholders’ Meeting. The listing of New Embraer shall be implemented within 120 days as of the General Shareholders’ Meeting that approves the Merger, pursuant to paragraph 3 of article 223 of the Brazilian Corporate Law.

12.2.	The shares issued by New Embraer will be listed at BOVESPA’s Novo Mercado segment, and the ADSs program currently in force in Embraer will be implemented in New Embraer.

13.	PROPOSAL FOR LOCK UP OF THE SHARES HELD BY THE CONTROLLING SHAREHOLDERS AND ADMINISTRATORS

13.1.

Immediately after the approval of the Merger, a proposal will be submitted to the General Shareholders’ Meeting of New Embraer, in order to confirm that, within six months as from the Merger, the Current Controlling Shareholders, as shareholders of New Embraer, and the Management of New Embraer cannot trade the shares held by them in the capital stock of New Embraer.

13.2.

Besides showing to the market that the Current Controlling Shareholders and the management remain committed to New Embraer and believe in its future, this measure intends to prevent the sale of a volume of shares of New Embraer immediately after approval of the transaction which may adversely impact the quotation of its shares in the market.

14.	PROPOSED RESTATEMENT OF THE BYLAWS OF NEW EMBRAER

14.1.

Before the approval of the Merger, the General Shareholders’ Meeting of Rio Han will resolve on the approval of the new By-laws of New Embraer, in accordance with the proposed By-laws attached hereto as Exhibit V.

14.2.

After the Restructuring, the By-laws of New Embraer will have provisions to assure: (i) the adoption of best practices of corporate governance; (ii) the maintenance of the shareholding control dilution among its shareholders; and (iii) the limitation to the participation of foreign shareholders in the social meetings, thus ensuring that the Brazilian Shareholders will maintain the majority of the voting rights therein, in accordance with the restrictions created when Embraer was privatized.

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14.3.	Among other matters, including those related to the management of New Embraer, as described in Clause 11 above, the By-laws after the Merger will include the following provisions:

(A)

General Limitation to the Exercise of Voting Rights at General Meetings. The maximum number of votes allowed to any shareholder (or group of shareholders) at any General Shareholders’ Meeting of New Embraer will correspond to 5% of the capital stock, regardless of the number of shares or ADS held by such shareholder. This measure, set forth based on article 110, paragraph 1 of the Brazilian Corporate Law, intends to avoid the excessive concentration of shares in the hands of a sole shareholder or group of shareholders. With due observance to the privileges granted to the Golden Share, which aims to avoid the excessive concentration of shares in the hands of one shareholder or group of shareholders, as set forth in item (C) hereunder, this restriction does not impose any limitation to the ownership of shares or to the economical rights of the shares, including in relation to the distribution of dividends.

(B)

Limitation to the Exercise of the Voting Rights of Foreign Shareholders at General Meetings. In addition to the limitation described above, imposed to all shareholders of New Embraer, the total votes that may be cast in any General Shareholders’ Meeting by foreign shareholders, individually or collectively, will be limited to 40% of the total votes present at such meeting. The inclusion of such limitation in the By-Laws of New Embraer takes into consideration the principles established in the Privatization Notice of Embraer, as published in the Official Gazette dated April 4, 1994, and ratified by the Attorney General’s Office in the Opinion GQ-215, of January 6, 2000, approved by the Presidency of the Federative Republic of Brazil on January 17, 2000, according to the order published in the Official Gazette dated January 20, 2000, which limits the participation of foreign shareholders to 40% of Embraer’s voting capital. Therefore, the limitation to the exercise of the political rights of the foreign shareholders of New Embraer will be maintained, however without any prejudice or limitation to the free float of these shares, or the economical and equity rights inherent to them.

16

(C)

Federal Government Approval for Acquisition of Equity Interest Equal or Higher than 35% of the Capital Stock and Requirement of a Public Tender Offering for Acquisition of Shares. The acquisition of interest in amounts equal or higher than 35% of the capital stock of New Embraer, whether in shares or ADS, by any shareholder or group of shareholders, will be subject to the approval of the Federal Government. In case an authorization by the Federal Government is obtained, such increase in participation will also be subject to a Public Tender Offer for Acquisition of Shares (OPA) of the total shares and ADS of New Embraer, at the price calculated based on the criteria established in the By-Laws. This mechanism ensures, at once, that: (i) the Federal Government will have the control over the acquisition of interest equal or higher than 35% of the capital stock of New Embraer; and (ii) in case such authorization is granted, the other shareholders of New Embraer may sell their shares to the offering shareholder.

(D)

Rights of the Golden Share. Besides the provisions set forth in item (C) above, the By-Laws of New Embraer maintain all prerogatives currently granted to the Federal Government, as holder of the Golden Share, as established in the Privatization Notice, and, furthermore, assures the veto right, by the Federal Government, in any decision related to: (i) changes in the vote restrictions described in items (A) and (B) above; (ii) statutory amendments involving changes to the rights granted to the Golden Share; and (iii) statutory changes to the provisions related to the acquisition of interest equal or higher than 35% of the capital stock.

(E)

Monitoring of Equity Shareholdings. Without prejudice to the other legal duties, the Officer of Investor Relations of New Embraer will be responsible to coordinate a force task in charge of monitoring alterations in New Embraer’s shareholding composition, whether in relation to the equity interest held by each shareholder or group of shareholders (including ADS holders) of New Embraer, or in relation to the shareholders’ nationality, alerting to the proper authorities possible breaches to the By-Laws.

(F)

Breaches to Legal and Statutory Provisions. Pursuant to article 120 of the Brazilian Corporate Law, the violations with the law or the By-Laws of New Embraer will subject the violating shareholder to the suspension of its political rights (i.e., the temporary loss of its voting rights), upon decision of the General Shareholders’ Meeting in this sense, such suspension to be ceased as soon as the obligation is complied with. The provision mentioned above is also included in the proposed By-Laws of New Embraer, in order to emphasize that such measure may also be adopted upon proposal of the management of New Embraer, in case of breach to the statutory provisions, especially those mentioned in items (A), (B), (C) and (D) above.

17

14.4.	The By-laws of New Embraer will prohibit issuance of preferred shares.

15.	GENERAL PROVISIONS

15.1.

The Companies may reconsider the Merger proposal described herein in the case the reimbursement price to be paid deriving from the withdrawal rights exercised by the disagreeing common shareholders of Embraer risks the financial stability of the merged company resulting from the Merger, as set forth in paragraph 3, article 137, of the Brazilian Corporate Law.

15.2.	Upon approval of the Merger by the shareholders of the Companies, the related managements shall register and publish all acts related to the Merger.

15.3.	All valuations, evaluations, opinions, documents, proposals and proposed By-laws related to the Merger are attached to and are an integral part of this Protocol for all legal purposes.

15.4.	The Companies and their respective managements hereby elect the Forum of São Paulo for settlement of any doubts that may result from this Merger Agreement.

18

São José dos Campos, January 19, 2006.

/s/Antonio Luiz Pizarro Manso
EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A.

/s/Antonio Luiz Pizarro Manso
RIO HAN EMPREENDIMENTOS E PARTICIPAÇÕES S.A.

Witnesses:

1. _____________________________________
Name:
Id.:
CPF/MF:

2. _____________________________________
Name:
Id.:
CPF/MF:

19

EXHIBIT I

VALUATION REPORT OF MARKET VALUE OF SHAREHOLDERS’ EQUITY
OF EMBRAER PREPARED BY ACAL

EXHIBIT II

VALUATION REPORT OF MARKET VALUE OF SHAREHOLDERS’ EQUITY
OF RIO HAN PREPARED BY ACAL

EXHIBIT III

SHAREHOLDERS’ EQUITY VALUATION REPORT OF EMBRAER PREPARED BY ACAL

EXHIBIT IV

FINANCIAL ANALYSES REGARDING THE RESTRUCTURING OF THE
CAPITAL STOCK OF EMBRAER PREPARED BY GOLDMAN SACHS

EXHIBIT V

PROPOSED BY-LAWS OF RIO HAN AFTER THE Merger

20

VALUATION REPORT OF MARKET VALUE OF SHAREHOLDERS’ EQUITY
EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A.
CNPJ/MF 60.208.493/0001-81

          ACAL CONSULTORIA E AUDITORIA S/S, a company specialized in valuations, with office at Avenida Paulista 2300, andar Pilotis – conj. 60, São Paulo – SP, registered with the CRC/SP (Regional Accounting Council of São Paulo State) under number 2RJ001144/F-4, and registered in the CNPJ (National Register of Legal Entities) of the Ministry of Finance under number 28.005.734/0003-44, and whose technical person in charge is Mr. Elias da Silveira Cerqueira, after having conducted the necessary studies and research, hereby presents the Valuation Report of the Market Value of the Shareholders’ Equity of EMBRAER - EMPRESA BRASILEIRA DE AERONÁUTICA S.A, a corporation with principal place of business at Av. Brigadeiro Faria Lima, 2.170, – São José dos Campos - SP, registered in the CNPJ/MF under number 60.208.493/0001-81, for purposes of its Merger with and into the holding company Rio Han Empreendimentos e Participações S.A.

This valuation report is divided into sections as follows:

•	Objectives
•	Bases and Approaches for the Valuation
•	Approach Adopted and Summary of Work Performed
•	Conclusion

I.     OBJECTIVES

          The purpose of this Valuation Report is to record the valuation, at market value, of the shareholders’ equity of EMBRAER for purposes of its Merger with and into the holding company (Rio Han), as a result of a corporate reorganization, of EMBRAER in accordance with the requirement of article 264 of Law No. 6404/76, and according to the methodology established in article 183, § 1, of the same law. There were also observed, the technical requirements from the Instruction CVM No. 319 issued on December 3rd 1999, and the related update from the Instructions CVM No. 320/99 and 349/01.

II.     BASES AND APPROACHES FOR THE VALUATION

          Determining the value of a company’s shares is subject to different variables, as well as various uncontrollable factors, considering that it will always take certain subjective aspects into account. As examples, we cite some of the main aspects that affect such determination:

EMBRAER Empresa Brasileira de Aeronáutica S.A.
Shareholders’ Equity Valuation Report – Market Value
Base Date September 30, 2005
2

(a)	The perspectives of the owners versus the perspectives of a potential buyer;
(b)	The economic conditions that allowed for past results may be better or worse in the future;
(c)	Political and economic conditions, which may fluctuate completely out of control;
(d)	The strategic interests of economic groups or specific programs, such as the privatization program;
(e)	The existence of several valuation approaches that generate quite different results.

          Accordingly, the work of determining the value of shares in capital is not precise, and contains subjective aspects, depending on the owner’s expectations and the use of the shares.

          However, there are various approaches used to estimate the fair value of shares. Although such approaches vary in their applicability, depending on specific facts and circumstances, they may at least indicate a range of reasonable values for a preliminary determination of such value.

2.1.     EXAMPLES OF APPROACHES BASED ON THE VALUE OF NET ASSETS

Equity Valuation

This valuation approach is used to determine the fair market value of specific assets, provide a basis for certain adjustments to net book value (as mentioned above) and as a starting point to estimate the liquidation value. In addition, equity valuation also provides an adequate basis for the business’ value and is frequently used in negotiations of companies, with the value being adjusted according to applicable depreciations and obsolescence.

Liquidation Value

The liquidation value has been used as a basis for negotiations of prices and, therefore, represents an initial range of interest to both buyers and sellers.

The liquidation value is determined through the estimate of the value of the company’s assets, assuming its conversion into currency in a reasonably short period of time, deducting all the company’s obligations, as well as the liquidation cost of the business, including valuation fees, brokerage commissions, taxes and legal fees.

The liquidation value may be determined considering both an orderly liquidation as well as a faster and forced liquidation of the business. This last approach will obviously result in a lower value.

However, this criterion would not be the most adequate one for purposes of valuation of shares in companies with ongoing operating activities.

EMBRAER Empresa Brasileira de Aeronáutica S.A.
Shareholders’ Equity Valuation Report – Market Value
Base Date September 30, 2005
3

2.2.     EXAMPLES OF METHODS BASED ON RETURN ON INVESTMENT

Price/Profit Ratio

For publicly-trade companies, the price/profit ratio is known and could easily be used to obtain the estimated value of the shares of such companies, through the multiplication of the price/profit by the expected aggregated results. The average price/profit for the industry or for several comparable publicly-trade companies may be used to arrive at an indication of the value. Often, a shareholder control premium is added to this estimated value.

A valuation through the price/profit approach may also be used to estimate the value of a certain company. Assuming a profit growth rate estimated by the current shareholders and a return on investment desired by the acquirer, the latter may determine the multiple of profit that would still allow it to achieve its return target. This approach allows the buyer to determine the price it is willing to pay, to compare it with that desired by the seller.

Discounted Net Cash Flow

The analysis of discounted net cash flow may be used to estimate the value of a company and, consequently, its shares, based on the present value of its cash flow estimates. In theory, this approach should result in the same value as that determined using the price/profit ratio, since the latter reflects the current perception of how much a company will be worth in the future.

In practice, this analysis is growingly used to determine a company’s value because it is based on an effective estimate of cash flows, incorporating factors such as cost reductions due to synergies, product development, etc., and not on the simple market perception of future profits for the company. Other factors that affect the stock market and, consequently, the price/profit ratio, are also eliminated in the analysis of the discounted cash flow.

EMBRAER Empresa Brasileira de Aeronáutica S.A.
Shareholders’ Equity Valuation Report – Market Value
Base Date September 30, 2005
4

III.     APPROACH ADOPTED AND SUMMARY OF WORK PERFORMED

          As mentioned previously, there are various approaches to determine a company’s market value.

          To determine the value of EMBRAER’s shareholders’ equity at market prices, as of September 30, 2005, considering its characteristics as an operating company and a holding company, the application of the usual criteria for valuation of assets inevitably entails determining the value of the investments that the company holds in its subsidiaries EMBRAER Aircraft Holding, EMBRAER Liebherr Equip. Brasil, EMBRAER Representation LLC, EMBRAER Spain Holding CO and HARBIM Embraer Airc. Ind. Co. These investments, in the amount of R$ 948,770,000, as of the valuation date, equal 6.74% of the company’s total assets, therefore being significant assets in the value of the shareholders’ equity of the investor (EMBRAER).

          For purposes of this Report, we adopted as valuation criterion, as prescribed by  article 264 of the Law 6.404/76, the adjustment to market value of EMBRAER`s and its subsidiaries net assets, on the base date September 30 2005, and the recognition of these adjustments, under the equity method, in the shareholders’ equity of EMBRAER.

          The market value adjustment of the net assets of the parent company EMBRAER and its subsidiaries took into consideration legal definitions and precepts, notably article 264 of Law No. 6404/76, and according to the approach established in article 183, § 1, of the same law. That methodology consider that the assets have to be evaluated by their net market value for the purpose to be sold to a third party, assuming that the company will stop its operations immediately.

          Under the provisions of this article, market value is considered:

(a)	For raw materials and storeroom supplies, the price at which they may be replaced, through purchase in the market;
(b)	For goods and rights intended for sale, the net realization price through sales to the market, less taxes and other expenses necessary for the sale, and the profit margin;
(c)	For investments, the net value at which they can be sold to third parties.

          Within the parameters defined for the preparation of this valuation, the determination of the equity value – net value at market prices – of the shareholders’ equity of EMBRAER and its subsidiaries, as of the base date of September 30, 2005, is also based on a limited review performed by our firm on these companies’ financial statements, as of that date.

EMBRAER Empresa Brasileira de Aeronáutica S.A.
Shareholders’ Equity Valuation Report – Market Value
Base Date September 30, 2005
5

This procedure was performed according to certain generally accepted auditing standards and, accordingly, included tests on the accounting records necessary in the circumstances for the specific purpose of determining the equity value – at market prices of said equity. These examinations found that the aforementioned records and elements were in accordance with all legal formalities, including regarding the observance of generally accepted accounting principles, being uniform and consistently applied by the entity. In addition, the financial statements of the parent company EMBRAER and its subsidiaries have been examined by other independent auditors as of September 30, 2005, whose Auditor’s Reports dated November 10th 2005 were unqualified.

          These audited financial statements, as of the aforementioned base date, with the purpose of showing the assets stated with the respective realization values, already contain, for example, the following provisions:

–	Allowance for doubtful accounts;
–	Provision for adjustment to realization value;
–	Provision for depreciation; and
–	Provision for amortization.

          In addition, in order to adjust the aforementioned financial statements to market price, as shown in the following table, we added adjustments in the following accounts:

–	Prepaid expenses
–	Deferred tax assets calculated on tax losses, available for offset against future income
–	Unamortized goodwill/negative goodwill on the acquisition of investments
–	Deferred assets

EMBRAER Empresa Brasileira de Aeronáutica S.A.
Shareholders’ Equity Valuation Report – Market Value
Base Date September 30, 2005
6

The adjustments performed by us are as follows:

Description	Value - R$1,000.00

Value of Book Shareholders’ Equity of EMBRAER as of 09/30/2005	4,771,726
(-) Debit Adjustments to Shareholders’ Equity:	(2,146,399)
Write-off of deferred income tax and social contribution(Current Assets)	(207,816)
Write-off of prepaid expenses (Current Assets)	(239,021)
Write-off of deferred income and social contribution taxes (Long-Term Liabilities)	(294,547)
Write-off of prepaid expenses (Long-Term Liabilities)	(151,442)
Write-off of deferred assets	(1,149,861)
Equity loss on adjustments to shareholders’ equity of Harbim	(134)
Equity loss on adjustments to shareholders’ equity of Liebherr	(31,048)
Equity loss on adjustments to shareholders’ equity of Aircraft	(23,128)
Equity loss on adjustments to shareholders’ equity of Aviation Europe	(3,370)
Write-off of unrecoverable escrow deposits	(46,032)
(+) Credit Adjustments to Shareholders’ Equity:	131,393
Equity gain on adjustments to shareholders’ equity of Spain Holding	50,903
Tools recorded in deferred charges	80,490

Value of shareholders’ equity of EMBRAER adjusted to market value as of 09/30/2005	2,756,720

          In light of the above, and considering the provisions of Article 8 of Law No. 6404, of December 15, 1976, and subsequent amendments, verifications were performed on the accounting books and records that gave rise to the Balance Sheet, as well as the respective documents that gave rise to it, although based on selective tests and by sampling.

          For all legal purposes, ACAL states that: (i) it has no direct or indirect interest in any of the companies involved in this work or in their operations, and there is no significant circumstance that may characterize a conflict of interest for the issuance of this Report; and (ii) there has been no attempt by EMBRAER’s controlling shareholders or management to direct, limit, hinder, or perform any action that might have affected the access to and the use and knowledge of any information, assets, documents or work methodologies relevant to our conclusions.

EMBRAER Empresa Brasileira de Aeronáutica S.A.
Shareholders’ Equity Valuation Report – Market Value
Base Date September 30, 2005
7

IV.     CONCLUSION

          After the due technical examinations and verifications we performed on EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A., and based on the data referred to in this Valuation Report, we consider that the company’s shareholders’ equity, valued based on the equity value approach – net value at market prices, as of September 30, 2005 is two billion, seven hundred fifty-six million, seven hundred twenty thousand Brazilian reais (R$2,756,720,000.00).

          The document referred to as Appendix I – Shareholders’ Equity at Market Price of EMBRAER - EMPRESA BRASILEIRA DE AERONÁUTICA S.A. - as of September 30, 2005, is an integral part of this Valuation Report.

          This being our best technical understanding, we hereunder sign this Valuation Report.

São Paulo, January 18, 2006.

ACAL Consultoria e Auditoria S/S
CRCSP- 2RJ001144/F-4

Elias da Silveira Cerqueira
Partner in Charge
Certified Accountant CRCSP – 1RJ053136/T-O

EMBRAER Empresa Brasileira de Aeronáutica S.A.
Shareholders’ Equity Valuation Report – Market Value
Base Date September 30, 2005
8

APPENDIX I

EMBRAER – Empresa Brasileira de Aeronáutica S.A.

SHAREHOLDERS’ EQUITY AT MARKET PRICES
(Amounts in thousands of Brazilian reais – R$1,000.00)
As of September 30, 2005

		ADJUSTMENTS
	Book Value					Market Price
		Debit		Credit

ASSETS
Total current assets	6,667,009	—		446,837		6,220,172
Cash and Cash Equivalents	893,618					893,618
Trade accounts receivable	1,629,432					1,629,432
Allowance for doubtful accounts	(10,434)					(10,434)
Recoverable taxes	88,150					88,150
Other Credits	211,729					211,729
Inventories	3,407,677					3,407,677
Deferred income taxes	207,816			207,816	(a)	—
Prepaid expenses	239,021			239,021	(b)	—
Total long-term assets	4,682,165	—		492,021		4,190,144
Recoverable Taxes	1,660					1,660
Accounts receivable from subsidiaries	4,092,601					4,092,601
Guarantee deposits	78,176					78,176
Other credits	63,739			46,032	(k)	17,707
Deferred income taxes	294,547			294,547	(c)	—
Prepaid expenses	151,442			151,442	(d)	—
Total fixed assets	2,727,624	131,393		1,207,541		1,651,476
Investments	948,770			134	(f)	941,993
				31,048	(g)
		50,903	(h)
				23,128	(i)
				3,370	(j)
Property, Plant and Equipment	628,993	80,490	(l)			709,483
Deferred charges	1,149,861			1,149,861	(e)	—

TOTAL ASSETS	14,076,798	131,393		2,146,399		12,061,792

EMBRAER Empresa Brasileira de Aeronáutica S.A.
Shareholders’ Equity Valuation Report – Market Value
Base Date September 30, 2005
9

	Book Value	ADJUSTMENTS				Market Price

		Debit		Credit

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	4,684,033	—		—		4,684,033
Loans	1,164,902					1,164,902
Suppliers	1,140,766					1,140,766
Accounts Payable	117,315					117,315
Contributions from partners	10,008					10,008
Accounts payable to subsidiaries	231,864					231,864
Advances from Customers	865,866					865,866
Taxes and social Charges Payable	71,123					71,123
Other Provisions	685,593					685,593
Contingencies	170,987					170,987
Dividends	100,730					100,730
Deferred income taxes	124,879					124,879
Total long-term liabilities	4,621,039	—		—		4,621,039
Loans	2,319,175					2,319,175
Accounts Payable	12,345					12,345
Accounts Payable to Subsidiaries	238,286					238,286
Contributions from Partners	231,722					231,722
Advances from Customers	229,776					229,776
Long-term refinanced taxes	104,732					104,732
Contingencies	1,139,468					1,139,468
Deferred income taxes	345,535					345,535
Total shareholders’ equity	4,771,726	2,146,399		131,393		2,756,720
Capital	3,580,851					3,580,851
Capital Reserves	142,250					142,250
Income Reserves	903,500					903,500
Retained earnings	145,125	207,816	(a)	50,903	(h)	(1,869,881)
		239,021	(b)	80,490	(l)
		294,547	(c)
		151,442	(d)
		1,149,861	(e)
		134	(f)
		31,048	(g)
		23,128	(i)
		3,370	(j)
		46,032	(k)

TOTAL LIABILITIES	14,076,798	2,146,399		131,393		12,061,792

EMBRAER Empresa Brasileira de Aeronáutica S.A.
Shareholders’ Equity Valuation Report – Market Value
Base Date September 30, 2005
10

Nature of Adjustments:

a)	Write-off of deferred income and social contribution taxes (Current Assets)
b)	Write-off of prepaid expenses (Current Assets)
c)	Write-off of deferred income and social contribution taxes (Long-Term Assets)
d)	Write-off of prepaid expenses (Long-Term Assets)
e)	Write-off of deferred assets
f)	Equity loss on adjustments to shareholders’ equity of Harbim
g)	Equity loss on adjustments to shareholders’ equity of Liebherr
h)	Equity gain on adjustments to shareholders’ equity of Spain Holding
i)	Equity loss on adjustments to shareholders’ equity of Aircraft Holding
j)	Equity loss on adjustments to shareholders’ equity of Aviation Europe
k)	Write-off of unrecoverable escrow deposits
l)	Tools recorded in deferred assets.

*********

VALUATION REPORT OF MARKET VALUE OF SHAREHOLDERS’ EQUITY
OF RIO HAN EMPREENDIMENTOS E PARTICIPAÇÕES S.A.
CNPJ/MF 07.788.085/0001-63

          ACAL CONSULTORIA E AUDITORIA S/S, a company specialized in valuations, with office at Avenida Paulista 2300, andar Pilotis - conj. 60, São Paulo – SP, registered with the CRC/SP (Regional Accounting Council of São Paulo State) under number 2RJ001144/F-4, and registered in the CNPJ (National Register of Legal Entities) of the Ministry of Finance under number 28.005.734/0003-44, and whose technical person in charge is Mr. Elias da Silveira Cerqueira, after having conducted the necessary studies and research, hereby presents the Valuation Report of the Market Value of the Shareholders’ Equity of RIO HAN EMPREENDIMENTOS E PARTICIPAÇÕES S.A., a corporation with principal place of business at Av. Brigadeiro Faria Lima, 2.170, prédio F56, sala 2656, São José dos Campos - SP, registered in the CNPJ/MF under number 07.689.002/0001-89 (“Rio Han”), to establish the Merger with one of the Company’s subsidiaries – Embraer – Empresa Brasileira de Aeronáutica S.A.

This valuation report is divided into sections as follows:

•	Objectives
•	Bases and Approaches for the Valuation
•	Approach Adopted and Summary of Work Performed
•	Conclusion

I.          OBJECTIVES

          The purpose of this Valuation Report is to record the valuation, at market value, of the shareholders’ equity of Rio Han for purposes of Merger with a subsidiary (Embraer), due to a corporate reorganization involving Rio Han and Embraer, in accordance with the requirement of article 264 of Law No. 6404/76, and according to the methodology established in article 183, § 1, of the same law. The provisions contained in CVM Instruction No. 319, of December 3, 1999, with the due amendments enacted by CVM Instructions No. 320/99 and 349/01, were also observed.

II.          BASES AND APPROACHES FOR THE VALUATION

          Determining the value of a company’s shares is subject to different variables, as well as various uncontrollable factors, considering that it will always take certain subjective aspects into account. As examples, we cite some of the main aspects that affect such determination:

Rio Han Empreendimentos e Participações S.A.
Valuation Report of Market Value of Shareholders’ Equity (Pro-forma)
As of September 30, 2005
2

(a)	The perspectives of the owners versus the perspectives of a potential buyer;

(b)	The economic conditions that allowed for past results may be better or worse in the future;

(c)	Political and economic conditions, which may fluctuate completely out of control;

(d)	The strategic interests of economic groups or specific programs, such as the privatization program; and

(e)	The existence of several valuation approaches that generate quite different results.

          Accordingly, the work of determining the value of shares in capital is not precise, and contains subjective aspects, depending on the owner’s expectations and the use of the shares.

          However, there are various approaches used to estimate the fair value of shares. Although such approaches vary in their applicability, depending on specific facts and circumstances, they may at least indicate a range of reasonable values for a preliminary determination of such value.

2.1.     EXAMPLES OF APPROACHES BASED ON THE VALUE OF NET ASSETS

Equity Valuation

This valuation approach is used to determine the fair market value of specific assets, provide a basis for certain adjustments to net book value (as mentioned above) and as a starting point to estimate the liquidation value. In addition, equity valuation also provides an adequate basis for the business’ value and is frequently used in negotiations of companies, with the value being adjusted according to applicable depreciations and obsolescence.

Liquidation Value

The liquidation value has been used as a basis for negotiations of prices and, therefore, represents an initial range of interest to both buyers and sellers.

The liquidation value is determined through the estimate of the value of the company’s assets, assuming its conversion into currency in a reasonably short period of time, deducting all the company’s obligations, as well as the liquidation cost of the business, including valuation fees, brokerage commissions, taxes and legal fees.

The liquidation value may be determined considering both an orderly liquidation as well as a faster and forced liquidation of the business. This last approach will obviously result in a lower value.

Rio Han Empreendimentos e Participações S.A.
Valuation Report of Market Value of Shareholders’ Equity (Pro-forma)
As of September 30, 2005
3

However, this criterion would not be the most adequate one for purposes of valuation of shares in companies with ongoing operating activities.

2.2     EXAMPLES OF METHODS BASED ON RETURN ON INVESTMENT

Price/Profit Ratio

For publicly-traded companies, the price/profit ratio is known and could easily be used to obtain the estimated value of the shares of such companies, through the multiplication of the price/profit by the expected aggregated results. The average price/profit for the industry or for several comparable publicly-traded companies may be used to arrive at an indication of the value. Often, a shareholder control premium is added to this estimated value.

A valuation through the price/profit approach may also be used to estimate the value of a certain company. Assuming a profit growth rate estimated by the current shareholders and a return on investment desired by the acquirer, the latter may determine the multiple of profit that would still allow it to achieve its return target. This approach allows the buyer to determine the price it is willing to pay, to compare it with that desired by the seller.

Discounted Net Cash Flow

The analysis of discounted net cash flow may be used to estimate the value of a company and, consequently, its shares, based on the present value of its cash flow estimates. In theory, this approach should result in the same value as that determined using the price/profit ratio, since the latter reflects the current perception of how much a company will be worth in the future.

In practice, this analysis is growingly used to determine a company’s value because it is based on an effective estimate of cash flows, incorporating factors such as cost reductions due to synergies, product development, etc., and not on the simple market perception of future profits for the company. Other factors that affect the stock market and, consequently, the price/profit ratio, are also eliminated in the analysis of the discounted cash flow.

Rio Han Empreendimentos e Participações S.A.
Valuation Report of Market Value of Shareholders’ Equity (Pro-forma)
As of September 30, 2005
4

III.          APPROACH ADOPTED AND SUMMARY OF WORK PERFORMED

          As mentioned previously, there are various approaches to determine a company’s market value.

          For the purpose of this report, we adopted as valuation criterion, in accordance with article 264 of Law No. 6.404/76 the adjustment to market value of the net assets of Rio Han, as of September 20, 2005, except in regard to Rio Han’s interest in Embraer, adding to 145,527,000 registered common shares, which make up its control block and represent 20.16% of its capital. These shares have been transferred to the company’s capital valuated on the date this report was written. Thus, this Report contemplates Rio Han’s net assets as of September 30, 2005, adjusted by the effect of the capital subscription of Issued Embraer shares on that date.

          Within the parameters defined for the preparation of this valuation, the determination of the market value of the shareholders’ equity of Rio Han, as of September 30, 2005, is also based on a limited review performed by us on the company’s financial statements, duly audited as of that date. This procedure was performed according to certain generally accepted auditing standards and, accordingly, included tests on the accounting records necessary in the circumstances for the specific purpose of determining the equity value – at market prices of said equity. These examinations found that the aforementioned records and elements were in accordance with all legal formalities, including regarding the observance of generally accepted accounting principles, being uniform and consistently applied by the entity. In addition, the financial statements of the subsidiary Embraer and its main investees have been audited by other independent auditors as of September 30, 2005, whose opinion thereon, dated November 10, 2005, was unqualified.

          These reviewed financial statements, as of the aforementioned base date, with the purpose of showing the assets stated with the respective realization values, already contain, for example, the following provisions:

-	Allowance for doubtful accounts;
-	Provision for adjustment to realization value;
-	Provision for depreciation; and
-	Provision for amortization.

          Additionally, with the purpose of adjusting the said financial statements to the valuation criterion of the shareholders’ equity at market prices, as shown in the chart below, we have adjusted the amounts related to the investments in Embraer (shares transferred to Rio Han’ shareholders), owing to adjustments to the following financial accounts of that company:

-	Prepaid expenses
-	Deferred tax assets calculated on tax losses, available for offset against future income
-	Unamortized goodwill/negative goodwill on the acquisition of investments
-	Deferred assets

Rio Han Empreendimentos e Participações S.A.
Valuation Report of Market Value of Shareholders’ Equity (Pro-forma)
As of September 30, 2005
5

The adjustments performed by us are as follows:

Description	Value - R$1.00

Book Value of Rio Han’s Shareholders’ equity as of 09/30/2005	50.00
(-) Adjustments to Debit of Net Assets:	(406,240,912.29)
Adjustment to Market Price of Shares Paid in - EMBRAER	(406,240,912.29)
(+) Adjustments to Credit of Net Assets:	962,017,269.89
Value of EMBRAER’s shares relate to 20.16% of total capital	962,017,269.89

Value of Rio Han’s Shareholder’s equity adjusted to market as of 09/30/2005	555,776,407.60

          In light of the above, and considering the provisions of Article 8 of Law No. 6404, of December 15, 1976, and subsequent amendments, verifications were performed on the accounting books and records that gave rise to the Balance Sheet, as well as the respective documents that gave rise to it, although based on selective tests and by sampling.

          For all legal purposes, ACAL states that: (i) it has no direct or indirect interest in any of the companies involved in this work or in their operations, and there is no significant circumstance that may characterize a conflict of interest for the issuance of this Report; and (ii) there has been no attempt by Rio Han’s controlling shareholders or management to direct, limit, hinder, or perform any action that might have affected the access to and the use and knowledge of any information, assets, documents or work methodologies relevant to our conclusions.

IV.          CONCLUSION

          After the due technical examinations and verifications we performed on RIO HAN EMPREENDIMENTOS E PARTICIPAÇÕES S.A., and based on the data referred to in this Valuation Report, we consider that the company’s shareholders’ equity, valued based on the equity value approach – net value at market prices, as of September 30, 2005, and adjusted to the effect of the capital transfer of Embraer’s shares, on January 18, 2006 is five hundred fifty-five million, seven hundred seventy-six thousand, four hundred and seven Brazilian reais and sixty cents (R$ 555,776,407.60).

          This being our best technical understanding, we hereunder sign this Valuation Report.

Rio Han Empreendimentos e Participações S.A.
Valuation Report of Market Value of Shareholders’ Equity (Pro-forma)
As of September 30, 2005
6

São Paulo, January 18, 2006.

ACAL Consultoria e Auditoria S/S
CRCSP- 2RJ001144/F-4

Elias da Silveira Cerqueira
Partner in Charge
Certified Accountant CRCSP - 1RJ053136/T-O

Rio Han Empreendimentos e Participações S.A.
Valuation Report of Market Value of Shareholders’ Equity (Pro-forma)
As of September 30, 2005
7

Rio Han Empreendimentos e Participações S.A.

SHAREHOLDERS’ EQUITY AT MARKET PRICES–(PRO-FORMA)
(Amounts expressed in Brazilian reais)
Base date – September 30, 2005 (except with regard to the transfer of EMBRAER’s shares on January 18, 2006).

		ADJUSTMENTS
	Book Value					Market Value
		Debtors		Creditors

ASSETS
Current Assets	50	—		—		50
Cash and banks	50					50
Permanent Assets	—	961,933,470		406,205,577		555,727,893
Investments	—	961,933,470	(a)	406,205,577	(b)	555,727,893

TOTAL ASSETS	50	961,933,470		406,205,577		555,727,943

LIABILITIES
Shareholders’ Equity	50	406,205,577		961,933,470		555.,27,943
Paid in Social Capital	50	406,205,577	(b)	961,933,470	(a)	555,727,943

TOTAL LIABILITIES	50	406,205,577		961,933,470		555,727,943

Nature of the adjustments:

a)	Value of EMBRAER’s shares, which related to the 20.16% of the total capital, to be paid in on January 18, 2006.
b)	Adjustment to market value of the shares to be paid in.

*********

SHAREHOLDERS’ EQUITY VALUATION REPORT
EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A.
CNPJ/MF 60.208.493/0001-81

          ACAL CONSULTORIA E AUDITORIA S/S, a company specialized in valuations, with office at Avenida Paulista 2300, andar Pilotis - conj. 60, São Paulo – SP, registered with the CRC/SP (Regional Accounting Council of São Paulo State) under number 2RJ001144/F-4, and registered in the CNPJ (National Register of Legal Entities) of the Ministry of Finance under number 28.005.734/0003-44, and whose technical person in charge is Mr. Elias da Silveira Cerqueira, after having conducted the necessary studies and research, hereby presents the Valuation Report of the Market Value of the Shareholders’ Equity of EMBRAER - EMPRESA BRASILEIRA DE AERONÁUTICA S.A., a corporation with principal place of business at Av. Brigadeiro Faria Lima, 2.170, – São José dos Campos - SP, registered in the CNPJ/MF under number 60.208.493/0001-81, for purposes of its Merger with and into the holding company Rio Han Empreendimentos e Participações S.A.

 This valuation report is divided into sections as follows:

•	Objectives
•	Bases and Approaches for the Valuation
•	Approach Adopted and Summary of Work Performed
•	Conclusion

I.          OBJECTIVES

          The purpose of this Valuation Report is to record the valuation, at book value, of the shareholders’ equity of EMBRAER for purposes of its Merger with and into the holding company (Rio Han), as a result of a corporate reorganization of EMBRAER in accordance with the requirement of article 264 of Law No. 6404/76, and according to the methodology established in article 183, § 1, of the same law. The provisions contained in CVM Instruction No. 319, of December 3, 1999, with the due amendments enacted by CVM Instructions No. 320/99 and 349/01, were also observed.

EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A.
Shareholder’s Equity Valuation Report – As of September 30,  2005
2

II.          BASES AND APPROACHES FOR THE VALUATION

          Determining the value of a company’s shareholders’ equity is subject to different variables, as well as various uncontrollable factors, considering that it will always take certain subjective aspects into account. As examples, we cite some of the main aspects that affect such determination:

(a) The perspectives of the owners versus the perspectives of a potential buyer;
(b) The economic conditions that allowed for past results may be better or worse in the future;
(c) Political and economic conditions, which may fluctuate completely out of control;
(d) The strategic interests of economic groups or specific programs, such as privatization programs;
(e) The existence of several valuation approaches that generate quite different results.

          Accordingly, the work of determining the value of shares in capital is not precise, and contains subjective aspects, depending on the owner’s expectations and the use of the shares.

          However, there are various approaches used to estimate the fair value of shares. Although such approaches vary in their applicability, depending on specific facts and circumstances, they may at least indicate a range of reasonable values for a preliminary determination of such value.

2.1.     EXAMPLES OF APPROACHES BASED ON THE VALUE OF NET ASSETS

Equity Valuation

          This valuation approach is used to determine the fair market value of specific assets, provide a basis for certain adjustments to net book value (as mentioned above) and as a starting point to estimate the liquidation value. In addition, equity valuation also provides an adequate basis for the business’ value and is frequently used in negotiations of companies, with the value being adjusted according to applicable depreciations and obsolescence.

Liquidation Value

          The liquidation value has been used as a basis for negotiations of prices and, therefore, represents an initial range of interest to both buyers and sellers.

          The liquidation value is determined through the estimate of the value of the company’s assets, assuming its conversion into currency in a reasonably short period of time, deducting all the company’s obligations, as well as the liquidation cost of the business, including valuation fees, brokerage commissions, taxes and legal fees.

EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A.
Shareholder’s Equity Valuation Report – As of September 30,  2005
3

          The liquidation value may be determined considering both an orderly liquidation as well as a faster and forced liquidation of the business. This last approach will obviously result in a lower value.

          However, this criterion would not be the most adequate one for purposes of valuation of shares in companies with ongoing operating activities.

2.2     EXAMPLES OF METHODS BASED ON RETURN ON INVESTMENT

Price/Profit Ratio

          For publicly-traded companies, the price/profit ratio is known and could easily be used to obtain the estimated value of the shares of such companies, through the multiplication of the price/profit by the expected aggregated results. The average price/profit for the industry or for several comparable publicly-traded companies may be used to arrive at an indication of the value. Often, a shareholder control premium is added to this estimated value.

          A valuation through the price/profit approach may also be used to estimate the value of a certain company. Assuming a profit growth rate estimated by the current shareholders and a return on investment desired by the acquirer, the latter may determine the multiple of profit that would still allow it to achieve its return target. This approach allows the buyer to determine the price it is willing to pay, to compare it with that desired by the seller.

Discounted Net Cash Flow

          The analysis of discounted net cash flow may be used to estimate the value of a company and, consequently, its shares, based on the present value of its cash flow estimates. In theory, this approach should result in the same value as that determined using the price/profit ratio, since the latter reflects the current perception of how much a company will be worth in the future.

          In practice, this analysis is growingly used to determine a company’s value because it is based on an effective estimate of cash flows, incorporating factors such as cost reductions due to synergies, product development, etc., and not on the simple market perception of future profits for the company. Other factors that affect the stock market and, consequently, the price/profit ratio, are also eliminated in the analysis of the discounted cash flow.

EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A.
Shareholder’s Equity Valuation Report – As of September 30,  2005
4

III.          APPROACH ADOPTED AND SUMMARY OF WORK PERFORMED

          As mentioned previously, there are various approaches to determine a company’s value.

          To determine the book value of EMBRAER’s shareholders’ equity, as of September 30, 2005, we chose the book valuation approach, since it seems to be the most adequate one under the circumstances - a Merger of companies of the same business group - and since the shares that represent this equity have not been exposed to any fact that may be used to justify their overvaluation.

          Within the parameters defined for the preparation of this valuation, the determination of the book value of the shareholders’ equity of EMBRAER, as of September 30, 2005, is also based on a limited review performed by us of the company’s financial statements, as of that date. This procedure was performed according to certain generally accepted auditing standards and, accordingly, included tests on the accounting records necessary in the circumstances for the specific purpose of determining the book value of said equity. These examinations found that the aforementioned records and elements were in accordance with all legal formalities, including regarding the observance of generally accepted accounting principles, being uniform and consistently applied by the entity, including the fact that the book value did not exceed the market value. In addition, the financial statements of the parent company EMBRAE R and its main subsidiaries have been audited by other independent auditors as of September 30, 2005, whose opinion thereon, dated November 10, 2005, was unqualified.

          In light of the above, and considering the provisions of Article 8 of Law No. 6404, of December 15, 1976, and subsequent amendments, verifications were performed on the accounting books and records that gave rise to the Balance Sheet, as well as the respective documents that gave rise to it, although based on selective tests and by sampling.

          For all legal purposes, ACAL states that: (i) it has no direct or indirect interest in any of the companies involved in this work or in their operations, and there is no significant circumstance that may characterize a conflict of interest for the issuance of this Report; and (ii) there has been no attempt by EMBRAER’s controlling shareholders or management to direct, limit, hinder, or perform any action that might have affected the access to and the use and knowledge of any information, assets, documents or work methodologies relevant to our conclusions.

EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A.
Shareholder’s Equity Valuation Report – As of September 30,  2005
5

IV.          CONCLUSION

          After the due technical examinations and verifications performed by us, and based on the data referred to in this Valuation Report, we consider that the shareholders’ equity of EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A., due to a corporate reorganization, as of September 30, 2005, is four billion, seven hundred seventy-one million, seven hundred twenty-five thousand, five hundred fifty-four Brazilian reais, and sixty six cents (R$4,771,725,554.66).

The document referred to as Appendix I – Shareholders’ Equity at Book Value of EMBRAER - EMPRESA BRASILEIRA DE AERONÁUTICA S.A. - as of September 30, 2005, is an integral part of this Valuation Report.

          This being our best technical understanding, we hereunder sign this Valuation Report.

São Paulo January 18, 2006.

ACAL CONSULTORIA E AUDITORIA S/S
CRCSP- 2RJ001144/F-4

Elias da Silveira Cerqueira
Partner in Charge
Certified Accountant CRCSP - 1RJ053136/T-O

EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A.
Shareholder’s Equity Valuation Report – As of September 30,  2005
6
APPENDIX I

EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A.
Shareholders’ Equity at Book Value as of
September 30, 2005
(Amounts expressed in thousands of Brazilian reais – R$1,000.00)

ASSETS
Total current assets	6,667,009

Cash and cash equivalents	893,618
Trade accounts receivable	1,629,432
Allowance for doubtful accounts	(10,434)
Recoverable taxes	88,150
Other credits	211,729
Inventories	3,407,677
Deferred Income Taxes	207,816
Prepaid expenses	239,021
Total long-term assets	4,682,165

Recoverable taxes	1,660
Accounts Receivable from subsidiaries	4,092,601
Guarantee deposits	78,176
Other credits	63,739
Deferred Income Taxes	294,547
Prepaid expenses	151,442
Total fixed assets	2,727,624

Investments	948,770
Property, plant and equipment	628,993
Deferred charges	1,149,861

TOTAL ASSETS	14,076,798

EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A.
Shareholder’s Equity Valuation Report – As of September 30,  2005
7

LIABILITIES
Total current liabilities	4,684,033

Loans	1,164,902
Suppliers	1,140,766
Accounts payable	117,315
Contribuitions from partners	10,008
Accounts Payable to subsidiaries	231,864
Advances from customers	865,866
Taxes and social charges payable	71,123
Other provisions	685,593
Contingencies	170,987
Dividends	100,730
Deferred Income Taxes	124,879

Total long-term liabilities	4,621,039

Loans	2,319,175
Accounts payable	12,345
Accounts Payable to Subsidiaries	238,286
Contributions from partners	231,722
Advances from customers	229,776
Long-term refinanced taxes	104,732
Contingencies	1,139,468
Deferred Income taxes	345,535
Total shareholders’ equity	4,771,726

Capital	3,580,851
Capital reserves	142,250
Income reserves	903,500
Retained earnings	145,125
TOTAL LIABILITIES	14,076,798

**********

Financial Analyses
Regarding the Restructuring of the Capital Stock of Embraer

Goldman Sachs & Cia.
January-2006

Disclaimers

Goldman Sachs & Co. together with Goldman, Sachs & Cia. (“Goldman Sachs”) has been engaged by EMBRAER – Empresa Brasileira de Aeronáutica S.A. (“Embraer”, or the “Company”) as financial advisor to assist the Company in its analysis and consideration of a potential restructuring of the capital stock of the Company which would result in the consolidation of the Company’s voting shares (ONs) and non-voting shares (PNs) into a single, voting (ON) class (the “Transaction”).  In connection with our engagement, we have been requested to perform financial analyses (the “Financial Analyses”) for the consideration of the Board of Directors of Embraer in its determination of a proposed exchange ratio applicable to the shares of the Company held by Cia. Bozano (“Bozano”), Previ – Caixa de Previdência dos Funcionários do Banco do Brasil (“Previ”) and Fundação Sistel de Seguridade Social (“Sistel”, and together with Bozano and Previ, the “Controlling Shareholders”) that are party to of a Shareholders’ Agreement between the Controlling Shareholders, dated as of July 24, 1997, as amended (the “Control Shares”), relative to the remaining shares of the Company (the “Non-control Shares”).  References herein to “Shares” shall include both the ONs and the PNs.

Our Financial Analyses have been prepared for the exclusive use of Embraer’s Board of Directors in connection with its analysis of the Transaction, as described above, and should not be used for any other purposes, including, without limitation, for capital formation under the terms of the Corporation Law, including, but not limited to, its Article 8.  This Report should is not, and should not be construed as, an opinion as to the fairness of the Transaction, from a financial point of view, to the holders of Non-control shares or to the Controlling Shareholders.  Our Financial Analyses have been prepared in both the Portuguese and English languages, and the Portuguese version shall prevail for all purposes.

In connection with preparing our analyses, we have reviewed, among other things: (i) certain internal financial analyses and forecasts for the Company prepared and approved by its senior management; (ii) publicly available financial statements for the years ended December 31, 2002, 2003 and 2004 of the Company, which were audited by Deloitte Touche Tohmatsu - Auditores Independentes (“Auditors”); (iii) certain other financial information with respect to the Company, including the cash and bank balances, loans and other debt obligations and hedging and contingencies provisions of the Company as of September 30, 2005 reflecting the best judgment of the Auditors in conformity with generally accepted accounting procedures in Brazil. We also have held discussions with members of the senior management of the Company with respect to its assessment of the past and current business operations, financial condition and prospects of the Company.

In preparing our Financial Analyses, we have assumed and relied, with the express consent of the Company and without independent verification, on the accuracy, content, truthfulness, consistency, completeness, sufficiency and integrity of the financial, accounting, legal, tax and other information reviewed by or discussed with us, and we have not assumed, and do not hereby assume, any responsibility to independently verify any of the information or to make an independent verification or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we examined the solvency or fair value of the Company under any laws concerning bankruptcy, insolvency or similar matters.  To this effect, we assume no responsibility or liability with respect to the accuracy, truthfulness, integrity, consistency, or sufficiency of such information, for which the Company is solely and exclusively responsible. In addition, we have not assumed any obligation to conduct, and have not conducted, any physical inspection of the properties or facilities of the Company.  With your consent, we have assumed that the financial analyses and forecasts prepared by the senior management of the Company, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company.

2

Disclaimers

(Continued)

Our Financial Analyses assume a stable macroeconomic scenario for Brazil.  The Financial Analyses and the results therefrom do not purport to reflect the prices at which the Company or its securities could be sold, nor do they take into account any element of value that may arise from the accomplishment or expectation of the proposed Transaction.  You should further note that we are not an accounting firm and we did not provide accounting or audit services in connection with these Financial Analyses.  In addition, because these analyses are based upon forecasts of future financial results, they are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such analyses.  Given, further, that these analyses are intrinsically subject to uncertainties and various events or factors outside the control of the Company and Goldman Sachs, neither Goldman Sachs, nor any of its affiliates and representatives, assume any responsibility or liability if future results differ substantially from the projections presented in the Financial Analyses and make no representation or warranty with respect to such projections.

Our Financial Analyses are necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  As a result, the analyses are valid exclusively as of the date hereof as future events and developments may affect their conclusions.  We do not assume any obligation to update, review, revise or revoke the Financial Analyses as a result of any subsequent event or development. With respect to the Financial Analyses, Embraer and its Board of Directors have not authorized us to solicit, nor have we solicited, any indication of interest from third parties to acquire, in whole or in part, any of the Shares. As a result, the results determined in the Financial Analyses do not necessarily correspond to, and should not be construed as representative of, the prices at which any Company could be sold in a third-party acquisition transaction, at which any of the Shares trade on the date hereof or will trade at any future time, or at which the ON shares of Embraer will trade after the Transaction.

The preparation of economic and financial analyses such as those conducted in the preparation of the Financial Analyses is a complex process that involves subjective judgment and is not susceptible to partial analysis or summary description. In arriving at its conclusions, Goldman Sachs did not attribute any particular weight to any particular factor considered by it; rather, Goldman Sachs made qualitative judgments as to the importance and relevance of all the factors considered therein. Accordingly, Goldman Sachs believes that the Financial Analyses should be considered as a whole and that selecting portions of its analyses or the factors considered therein could result in an incomplete and incorrect understanding of the conclusions of the Financial Analyses.  The results presented herein refer solely to the Transactions and do not extend to any other present or future matters or transactions regarding the Company, the economic group to which they belong or to the sector in which they operate.

The Financial Analyses are exclusively addressed to Embraer and do not address the underlying business decision by Embraer to engage in the Transaction and do not constitute a recommendation to the Company and/or the holders of the Shares (including, but not limited to, as to whether any such holder should vote in favor of the Transaction or exercise any appraisal rights or other rights with respect thereto). In addition, the Financial Analyses (i) treat the Company as stand-alone operations and therefore, the Financial Analyses do not include any operational, tax or other benefits or losses, or synergies, incremental value and/or costs for the Company, if any, which may arise from the consummation of the Transaction and (ii) do not address the treatment of the different classes of  Shares, and any adjustments intended to offset, or that may reflect, any specific rights associated with any specific class of Shares. We are therefore not expressing, and the Financial Analyses do not contain, any views relating to the distribution of economic value among the various classes of Shares.

3

Disclaimers

(Continued)

Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with Mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have been engaged by Embraer and we will receive a fee for the services provided by us. Moreover, Embraer has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise as a result of our engagement.  We also may provide investment banking services to the Company and its affiliates in the future.  In connection with the above-described services we have received, and may receive, compensation.

Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals.  In the ordinary course of these activities, Goldman Sachs and its affiliates may provide such services to the Company and its affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company and its affiliates for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities. Goldman Sachs does not have a direct or indirect interest in the Transaction, provided however that, in accordance with usual market practice, part of the compensation payable by the Company in connection with the services rendered by Goldman Sachs depends on the implementation of the Transaction. Except as may result from the activities described in the first and second sentences of this paragraph, Goldman Sachs does not have a direct or indirect interest in the Company. Without limiting any other statement set forth herein, to the best of our knowledge, neither the Controlling Shareholders nor the managers of the Company have directed, limited, obstructed or otherwise taken any action that has or could have compromised the access to, or use or knowledge of, information, documents or work methodologies relevant to the quality of the Financial Analyses.

In preparing the Financial Analyses, in accordance with applicable laws and regulations, we did not take into account (i) the tax consequences of the Transaction for the holders of the Shares, and (ii) the impact of any fees and expenses that may result from the consummation of the Transaction, including, but not limited to, those related to any depositary services that may be charged to the holders of the Company’s ADRs. The financial calculations contained in the Financial Analyses may not always result in a precise sum due to rounding.

GOLDMAN SACHS & COMPANHIA

4

Table of Contents

I.	Considerations on Control Premium

II.	Discounted Cash Flow Valuation Analysis

III.	Historical Transactions

IV.	Historical Valuation Parameters for Embraer

V.	Impact of Transaction to Current Shareholders

5

I. Considerations on Control Premium

6

Summary of Premium Analyses

Methodology		Description	Implied premium

Discounted Cash Flow Analyses (DCF)	•	The DCF method is utilized to determine the intrinsic value of the company based on its projected cash flows	Implied premium over: 60-day average of ADR price: 1.6% – 24.4%

•

The DCF analyses treat the Company as a stand-alone operation and therefore do not include any benefits or losses which may arise from the consummation of the Transaction, such as operating benefits, fiscal benefits, synergies etc.

	•	The DCF analyses performed for Embraer were based on forecasts provided by and discussed with its management. Management projections were expressed in US dollars and based in projections in US GAAP	30-day average of ADR price: (0.9%) – 21.4%

•

The DCF analyses do not consider the differences among the classes of shares of the Company, and any adjustments intended to offset any specific rights associated with any specific class of shares of the Company.  We are not expressing any views relating to the distribution of economic value among the various classes of shares of the Company

Current ADR price: (3.1%) – 18.6%

•

The implied values per ADR were obtained by subtracting the net financial debt and minority interest of Embraer as of September 30, 2005 from the range of the Company’s Enterprise Value, and dividing the result by the number of ADRs outstanding

•

The range of Enterprise Values was obtained by the sum of (i) the present value of the unlevered free cash flows (operating income less income taxes, plus depreciation and amortization, less increases in working capital and less capital expenditures) that Embraer projects to generate from 2005 and 2014, using a range of discount rates between 11.3% and 12.3%; and (ii) the present value of the terminal value of Embraer in 2014 using a perpetuity growth rate between 4.0% and 5.0%.  DCF valuation analyses were performed as of September 30, 2005

	•	The DCF valuation analyses result in an indicative ADR value range between US$39.92 and US$48.87

	•	For more information and details on the DCF valuation analyses, please refer to Section II of this document

Note: Implied premium as of 13-Jan-2005

7

Summary of Premium Analyses

Methodology		Description	Implied Premium

Analysis of Historical Share Reclassification Transactions	•	We identified and analyzed 17 reclassification transactions of international companies occurring among publicly traded companies from 2000 to 2005	With relinquishment of control: 0.0% – 19.4%

	•	In each reclassification transaction, two classes of stock of a single company with different voting rights were reclassified or combined into a single class of common stock	Without change in control: 0.0% – 8.2%

•

For each of the companies identified for the reclassification transaction analysis, we determined the premium paid to the high-vote shares or controlling shareholder by dividing the total value that those shares represented after and before the transaction, respectively

•

In transactions where a payment or a targeted repurchase was made by the company, we added the cash component to the value received by the high-vote shares or controlling shareholder, and adjusted the proforma market capitalization of the company to reflect the cash payment and shares repurchased

	•	The analysis of Share Reclassification Transactions aims at identifying similar precedents to the Transaction and verifies the range of premium historically paid in this kind of transaction

•

We have divided the universe of selected transactions in two groups: (i) situations in which a controlling shareholder with more than 50% of the votes reduced its voting power to less than 50% after the reclassification, and (ii) situations in which there was no controlling shareholder

•

Of the transactions examined in the reclassification transaction analysis, 4 transactions involved a controlling shareholder with greater than 50% of the votes reducing its voting power to less than 50%.  The premium paid for the controlling shareholder in these transactions varied from 0.0% to 19.4%, and the average is 7.6%

•

13 of the transactions analyzed did not involve a change of control.  Of these, 11 transactions had no implied premium to the high-vote shares.  The premium paid for the high-vote shares in these transactions varied from 0.0% to 8.2%, and the average is 1.1%

•

No company utilized in the analysis of historical reclassification transactions is identical to the Company. In evaluating historical reclassification transactions, we have made judgments and assumptions with regard to, among other things, the capital structure and shareholder base of such companies

8

Summary of Premium Analyses

Methodology		Description	Implied Premium

Analysis of Multiples of Selected Private Market Transactions in the Aerospace Industry	•	We selected and examined 16 change-of-control transactions in the aerospace and defense industry	Implied premium over: 60-day average of ADR price: (23.2%) – 11.5%

•

We applied the implied EV/LTM EBITDA[1] multiples resulting from those transactions to the LTM EBITDA figures of Embraer and translated the resulting range of per share prices into implied premiums over the 60-day average, 30-day average and current Embraer’s ADR prices as of January 13, 2006

30-day average of ADR price: (25.0%) – 8.8%
•

The EV/LTM EBITDA multiple of private change of control transactions is a metric that depends, among other things, on the potential growth of the target company, competition for target (if existent) and potential synergies forecasted by the acquirer

•

No company utilized in the private market transactions analyses is identical to the Company. In evaluating private market transactions, we have made judgments and assumptions with regard to, among other things, the capital structure and shareholder base of such companies

Current ADR price: (26.8%) – 6.3%

Note: Implied premium as of 13-Jan-2006

[1] EBITDA = Earnings before interest, tax, depreciation and amortization

9

Summary of Premium Analyses
Considerations on Control Premium and Implied Exchange Ratio[4]

9

[1]

DCF valuation range assumes a WACC from 11.3% to 12.3% and a perpetuity growth rate from 4.0% to 5.0%. Premium determined by the comparison of the following share prices as of 13-Jan-06: current (US$41.2), 30-days average (US$40.3) and 60-days average (US$39.3)

[2]	Based on the range of implied premiums in selected share reclassification transactions
[3]

Share price based on the range of EV / LTM EBITDA multiples from 9.0x to 13.1x, applied to Embraer’s LTM EBITDA of US$599mm. Assumes net debt (including minority interest) of US$51mm, and 180.5mm shares outstanding. Premium determined by the comparison of the following share prices as of 13-Jan-06: current (US$41.2), 30-days average (US$40.3) and 60-days average (US$39.3)

[4]

Implied exchange ratio to Control Shares relative to that of Non-control Shares, which results in corresponding premium. Note that, if as a result of the Transaction New Embraer ends up with more than shares than Embraer, a premium of Z% requires an exchange ratio greater than (1+Z/100):1. If p is the premium, y the implied exchange ratio to Control Shares relative to that of Non-control Shares, St the number of total shares of the Company and Sc the number of Control Shares, then y = [(1+p) x (St - Sc)] / [St - (1+p) x Sc)]

10

Control Premium in the Brazilian Corporation Law

•

The new Brazilian Corporation Law (Lei 10,303), enacted in 2001, establishes that, in the event of change of control, minority ON (voting) shareholders have the right to receive 80% of the price per share received by controlling shareholders

	—	In effect, this provision of the Brazilian Corporation Law implies in a control premium of 25% (i.e. 100/80 -1)

	—	Non-voting (PN) shares have no tag-along rights in the event of change of control

—

The acquiring party is obliged to launch a mandatory tender offer to acquire all of the outstanding non-control ON shares within 30 days of the closing of the control acquisition.  Minority ON shareholders have to be offered the same conditions offered to the controlling shareholders

•

Companies listed in Bovespa’s “Nível 2” of corporate governance have to extend tag-along at 70% of the price per share paid to the controlling shareholder to all its PN shareholders.  Companies listed in Bovespa’s “Novo Mercado” segment (which allows for ON shares only) must offer a 100% tag-along to all shareholders in the event of change of control

•

Prior to 1997, the Brazilian Corporation Law established a 100% tag-along right for ONs and PNs.  That provision was eliminated in order to make privatizations viable, and the 80% tag-along provision for ONs was reintroduced in 2001

11

II. Discounted Cash Flow Valuation Analysis

12

Discounted Cash Flow Valuation Analyses
Methodology

•

Valuation analyses were performed as of September 30, 2005 based on a projection period from 2005 to 2014.  All projections used for purposes of the valuation of the Company were prepared by the senior management of that company

•	Unlevered free cash flows (before financing costs) were projected by the Company in US Dollars and based on financial statements of the Company in US GAAP

•	Illustrative enterprise values of each of the Companies were determined by the sum of:

	—	Net present value indication calculated as of September 30, 2005 with respect to the unlevered free cash flows for the projection period, and

—

Net present value indication calculated as of September 30, 2005 with respect to the illustrative terminal value, determined using the perpetuity growth methodology applied to a normalized unlevered free cash flow (capex equal to depreciation and excluding temporary tax benefits)

•

The illustrative present value of the unlevered free cash flows was calculated using a weighted average cost of capital (“WACC”) between 11.3% and 12.3%. The perpetuity growth rate for the unlevered free cash flow was between 4.0% and 5.0%

•

The equity value indications calculated for the Company were determined by subtracting from the illustrative enterprise value previously calculated the total value of the net debt and minority interest, as set forth in the audited balance sheets as of September 30, 2005

•	The indicative equity value indication per share for each of the Company was determined by dividing the equity value indication by the total number of shares outstanding

	—	Total shares outstanding: 721,832,057

	—	Control Shares outstanding: 145,527,000

•

The valuation analyses result in aggregate equity value indication for the Company and do not allocate value between any classes of shares. No adjustments were made as to potential benefits that may arise from the transaction, such as synergies or tax gains

13

Summary of Discounted Cash Flow Valuation

	Indicative Range of Enterprise Values (US$ MM)			Indicative Range of Equity Values (US$ MM) (1)

	Perpetuity Growth Rate (%)			Perpetuity Growth Rate (%)

WACC	4.0%	4.5%	5.0%	4.0%	4.5%	5.0%

11.3%	8,069	8,392	8,767	8,119	8,443	8,818
11.6%	7,817	8,114	8,456	7,868	8,165	8,507
11.8%	7,582	7,854	8,167	7,633	7,905	8,218
12.1%	7,361	7,612	7,898	7,412	7,663	7,949
12.3%	7,153	7,385	7,648	7,204	7,436	7,699

	Indicative Range of Equity Values per ADR (US$) (2)			Indicative Range of Implied Premium over ADR Market Price (3)

	Perpetuity Growth Rate (%)			Perpetuity Growth Rate (% )

WACC	4.0%	4.5%	5.0%	4.0%	4.5%	5.0%

11.3%	45.0	46.8	48.9	14.5%	19.1%	24.4%
11.6%	43.6	45.2	47.1	11.0%	15.1%	20.0%
11.8%	42.3	43.8	45.5	7.6%	11.5%	15.9%
12.1%	41.1	42.5	44.0	4.5%	8.1%	12.1%
12.3%	39.9	41.2	42.7	1.6%	4.9%	8.6%

(1)	Equity value after net cash of US$97.0mm and minority interest of US$46.1mm as of 30-September-2005. Source: Embraer's audited financial statements in US GAAP as of 30-September-2005
(2)	Assumes 721.8mm shares outstanding as of 30-September-2005, equivalent to 180.5mm ADRs
(3)	Indicative implied premium over the average ADR price of US$39.3 (ticker ERJ) during the last 60 days as of January 13, 2006

14

Macroeconomic Assumptions

	Projected Fiscal Year Ending December 31,

	2006	2007	2008	2009	2010	2011	2012	2013	2014

Inflation
US Inflation (CPI %)	2.9%	2.2%	2.2%	2.2%	2.2%	2.2%	2.2%	2.2%	2.2%
US Inflation (PPI %)	3.4%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%
Brazilian Inflation (IPC-A %)	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%
Inflation Differential (IPC-A vs. US CPI)	1.6%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%
Interest Rates
Nominal Interest Rate (Selic / EOP)	15.0%	13.5%	13.0%	12.5%	11.5%	11.5%	11.5%	11.5%	11.5%
Exchange Rate
EOP Rate (R$/US$)	2.40	2.55	2.68	2.80	2.85	2.92	2.98	3.05	3.12
Average Rate (R$/US$)	2.35	2.45	2.59	2.74	2.82	2.88	2.95	3.01	3.08

Source: Pesquisa Focus do Banco Central do Brasil as of December 30, 2005, GS Economic Research

15

Cost of Capital Calculation Assumptions

Discount rates used for the purpose of the Discounted Cash Flow Analyses set forth herein are based on the WACC methodology (“Weighted Average Cost of Capital”)

•	Basic WACC formula for emerging countries

•	Cost of debt component: estimation of the expected cost of the company’s marginal financing sources

•	Cost of equity component: estimated by the CAPM (“Capital Asset Pricing Model”)

	—	The opportunity cost of capital is equal to the return of the risk-free bonds plus the company’s systematic risk (beta), multiplied by the market risk premium

	—	Adjustment for the calculation of the country risk, considering the difference between the expected average yield of the Brazilian Global 40 bond (callable in 2015) and the equivalent US Treasury Bond

16

Cost of Capital Calculation for Embraer

Risk-Free Rate

10-year US Treasury (a)	4.4%
(+) Brazil Sovereign Spread Average (b)	4.4%

(=) Assumed Risk-Free Rate	8.9%

Cost of Equity

US Equity Risk Premium (c)	5.6%
Beta (d)	0.95
(+) Assumed Risk-Free Rate	8.9%

(=) Cost of Equity	14.2%

Cost of Debt

Pre-tax Cost of Debt (e)	6.9%
(x) Marginal Tax Rate	34.0%

(=) Cost of Debt	4.5%

WACC Calculation

Target Debt / Total Capitalization	25.0%
Target Equity / Total Capitalization	75.0%

WACC (Nominal US$)	11.8%

(a)	Average yield of the 10 year on-the-run U.S. Treasury Bond in January 13, 2005 (average for the last 3 months) (Source: Factset)
(b)	Average spread of the 2040 Brazilian Government Bond (callable in 2015) over the 10 year on-the-run US Treasury Bond in January 13, 2005 (average for the last 3 months) (Source: Factset)
(c)	Equity Risk Premium based on US Long-Horizon Equity Risk Premia in US dollars from 1974 to 2003 (Source: “International Equity Risk Premia Report 2004” Ibbotson 2004 report)
(d)	Predicted levered beta (Source: BARRA as of November 30, 2005)
(e)	Assumes a negative spread of 200 bps between Company’ cost of debt and the Brazilian Government Bond

17

Summary of Discounted Cash Flow Valuation
Main Valuation Assumptions

Base of Projections	•	Discounted cash flow analyses were based on Embraer’s business plan (“Plano de Ação”) as of December 2005, as well as public information and discussions with Embraer’s management

	•	Analyses reflect valuation of Embraer on a stand-alone basis

	•	Currency: nominal US$

	•	Financial statements: based on the company’s financials in US GAAP, as of September 30, 2005

	•	Projection period: 2005 to 2014

Revenue and Cost Build-up	•	Aircraft delieveries based on Embraer’s current backlog for the commercial, corporate and defense segments, as well as the Company’s 20-year market study

	•	Evolution of prices according to Embraer contracts, linked to the US PPI

	•	Defense revenue accrued throughout project life

	•	Cost of goods sold reflect specific margins for each of Embraer product segment

Capex and Research & Development	•

Projections include capex and R&D expenses related to the maintenance of Embraer’s current commercial and corporate product line. Projections do not assume development of new products for these segments

	•	Capex and R&D for the defense sector is accounted for as cost of goods sold and accrued throughout the project life

•

R&D includes expenses for new project of Light Jets / Very Light Jets, from 2005 to 2010. R&D expense in DCF model include only Embraer’s share of the total disbursement; approximately 50% of total investment is being made by the contributing partners

	•	Capex in perpetuity assumed as 3% of 2014E net revenues, to reflect management’s projections of future investment needs

Working Capital	•	Working capital assumptions reflect Embraer’s cash cycle and company policy related to aircraft financing

18

Summary DCF Projections

				Compounded Annual Growth Rate (%)

	2005E	2006E	2007E	2008E - 2014E

Financial Projections (US$mm)

Consolidated Net Revenues	$3,772	$4,243	$4,534	5.7%

Gross Profit	1,129	1,339	1,432	6.1%

Operating Expenses	(632)	(727)	(750)	2.6%

EBIT	496	612	683	9.0%

EBITDA	560	682	757	7.9%

Projected Deliveries (Number of Airplanes)

Commercial aviation	118	122	126

Corporate aviation (1)	14	19	21

Defense (2)	9	4	3

Total	141	145	150

Source: Projections provided by the management of the Company

[1] Includes new Light Jets segment
[2] Only includes transportation aircrafts

19

Summary DCF Projections

(US$ mm)

	For the Fiscal Year Ending on December 31

	2005E	2006E	2007E	2008E	2009E	2010E	2011E	2012E	2013E	2014E

Unlevered Operating Income (1)	351	441	494	574	681	763	812	868	911	974
(+) Depreciation and Amortization	64	69	74	79	83	88	56	38	43	48
(-) Capex	(59)	(72)	(62)	(62)	(62)	(62)	(63)	(65)	(66)	(68)
(-) Change in Working Capital	118	202	(1)	(13)	(60)	(51)	(33)	(12)	(55)	(48)
Free Cash Flow	473	641	504	577	642	737	772	829	833	906
Terminal Year Free Cash Flow (2)										727

Source: Projections provided by the management of the Company

[1]	Net Income before interest, depreciation and amortization less adjusted taxes
[2]	Free Cash Flow for terminal value indication adjusted to (i) eliminate temporary tax benefits and (ii) normalized Capex with index Capex / Net Revenues equal to 3.0%

20

III. Historical Transactions

21

Selected Reclassification Transactions
Simplification of Share Classes with Differentiated Voting Rights

Date	Company	Consideration	Ratio		Premium	Minority Shareholders

Transactions with Relinquishment of Control

Sep-05	Sotheby’s	Stock + Cash	1.00	x	19.4%	(5.5	) %

Mar-05	Royal Group	Stock + Cash (1)	1.00	x	5.6%	(1.1	) %

Oct-02	Reader’s Digest	Stock + Cash	1.22	x	5.3%	(1.1	) %

Jun-00	Mitchell Energy	Stock	1.00	x	0.0%	0.0%

Max			1.22	x	19.4%	0.0%
Average			1.06	x	7.6%	(1.9	) %
Median			1.00	x	5.4%	(1.1	) %
Min			1.00	x	0.0%	(5.5	) %

Transactions without Change of Control

Jun-05	Gartner , Inc.	Stock	1.00	x	0.0%	0.0%

Feb-04	Gildan Activewear	Stock	1.00	x	0.0%	0.0%

Nov-03	MIPS Technologies	Stock	1.00	x	0.0%	0.0%

Nov-03	Jo-Ann Stores	Stock	1.15	x	6.6%	(7.3	) %

Sep-03	Commonwealth Telephone Enterprises	Stock	1.09	x	8.2%	(0.8	) %

May-03	Florida East Coast Industries	Stock	1.00	x	0.0%	0.0%

May-03	Home Capital Group	Stock	1.00	x	0.0%	0.0%

May-02	Cabot Oil & Gas	Stock	1.00	x	0.0%	0.0%

May-02	Freeport McMoRan Copper & Gold	Stock	1.00	x	0.0%	0.0%

Sep-01	Conoco Phillips	Stock	1.00	x	0.0%	0.0%

May-01	Waddell & Reed Financial	Stock	1.00	x	0.0%	0.0%

May-01	Raytheon	Stock	1.00	x	0.0%	0.0%

May-01	SAP	Stock	1.00	x	0.0%	0.0%

Max			1.15	x	8.2%	0.0%
Average			1.02	x	1.1%	(0.6)%
Median			1.00	x	0.0%	0.0%
Min			1.00	x	0.0%	(7.3)%

Source: Press releases issued at a announcement and companies’ financial statements

[1]	Value to controlling shareholder includes shares and the cancellation of certain consideration owned to the company

22

Selected Private Transactions
Transactions above US$ 500 mm in the Aerospace & Defense Sector

Announcement		Acquiror	Target	Descripton of Target’s Sector	Transaction Value (US$ milhões)	EV / LTM EBITDA Multiple	Premium - 1 day before announcement

Recent Selected Transactions

2005	Sep-05	DRS Technologies	Engineered Support Systems Inc	Manufacturer of Military Equipment	1,852	12.1 x	28.9%
	Jul-05	Zodiac SA	C&D Aerospace Group	Aircraft accessories	600	NA	NA
	Mar-05	BAE Systems	United Defense Industries	Ammunition and Combat Vehicles	4,192	12.7 x	28.7%
	Feb-05	Pratt & Whitney	Boeing Rocketdyne Propulsion and Power	Rocket Engine Developer and Builder	700	NA	NA
	Feb-05	Onex Corporation	Boeing Commercial Airplanes-Tulsa Div.	Commercial Airplane Facilities	1,200	NA	NA

2004	Nov-04	Aurora Capital	K&F Industries	Aircraft Components	1,006	NA	NA
	Jul-04	Meggitt/Carlyle	Dunlop Standard	Aerospace and Defense Components	1,442	9.2 x	NA
	Jun-04	BAE	Alvis	Armored Vehicles Manufacturer	729	13.1 x	15.5%
	May-04	Finmeccanica	AgustaWestland	Helicopters	1,902	NA	NA

2003	Dec-03	Kohlberg Kravis Roberts	MTU Aero Engines (Daimler Chrysler)	Aircraft Engines	1,729	NA	NA
	Aug-03	Precision Castparts	SPS Technologies	Aircraft Components	729	9.0 x	27.6%
	Aug-03	DRS	Integrated Defense	Defense Electronics	550	11.3 x	16.7%
	Jun-03	Warburg Pincus	TransDigm	Aircraft Components	1,100	9.7 x	NA

Aircraft Manufacturers Selected Transactions

1999	Oct-99	EU Consortium	Embraer	Aircraft Manufacturer	834	11.0 x	25.0%
	May-99	General Dynamics	Gulfstream	Aircraft Manufacturer	4,800	10.2 x	27.3%

1996	Dec-96	Boeing	McDonnell Douglas	Aircraft Manufacturer	13,343	9.6 x	26.4%

				Max:	$4,192	13.1 x	28.9%
				Average:	1,364	11.0 x	23.5%
				Median:	1,100	11.3 x	27.6%
				Min:	550	9.0 x	15.5%

Source: Companies press releases and financial reports

23

IV. Historical Valuation Parameters for Embraer

24

Comparison of Selected Companies in the Aerospace and Defense Sector

US$ mm

					Enterprise Value Multiples (1)								Calendarized P/E Multiples (2)				5-Year EPS CAGR (2)	2007 PE/5-Year EPS CAGR		LTM Margins (1) EBITDA
	Closing Price 01/13/06	% of 52 Week High	Equity Market Cap (1)	Enterprise Value (1)
					Sales		EBITDA

					LTM		LTM		2006		2007		2006		2007

Aircraft Manufacturers

Boeing (3)(4)	$69.48	97%	$56,709	$55,497	1.0	x	16.2	x	9.2	x	8.5	x	21.1	x	16.8	x	14.0%	1.2	x	6.3%

Bombardier (4)	2.49	80	4,355	6,072	0.5		7.3		6.3		5.5		23.2		18.9		NA	NA		6.1

EADS	38.19	95	31,529	29,029	0.7		5.0		6.8		6.1		18.8		16.1		10.9	1.5		14.3

Embraer	41.21	99	7,437	7,386	2.1		12.3		9.8		9.7		17.3		15.2		16.7	0.9		16.7

Aircraft Components

BE Aerospace (5)	$21.20	96%	$1,341	$1,933	2.3	x	15.6	x	15.6	x	11.9	x	19.1	x	18.4	x	17.5%	NA		14.7%

Heico (5)	25.45	96	691	758	2.7		13.6		10.4		9.0		23.5		20.0		18.0	1.1		19.7

Hexcel (5)	19.56	98	1,425	1,903	1.6		10.9		9.1		7.8		20.8		17.0		10.0	1.7		14.7

K&F Industries (5)	16.60	93	657	1,407	3.7		9.5		9.1		8.4		13.8		11.9		16.0	NA		38.9

	Max	99%	$56,709	$55,497	3.7	x	16.2	x	15.6	x	11.9	x	23.5	x	20.0	x	18.0%	1.7	x	38.9%

	Average	94	13,018	12,998	1.8		11.3		9.5		8.4		19.7		16.8		14.7	1.3		16.4

	Median	96	2,890	4,003	1.8		11.6		9.1		8.4		19.9		16.9		16.0	1.2		14.7

	Min	80	657	758	0.5		5.0		6.3		5.5		13.8		11.9		10.0	0.9		6.1

Defense

General Dynamics	$117.20	97%	$23,906	$25,449	1.2	x	10.4	x	8.7	x	8.1	x	14.6	x	13.2	x	10.0%	1.3	x	11.9%

Northrop Grumman	60.94	99	21,883	25,671	0.8		8.8		7.8	x	8.0	x	14.3		13.2		10.3	1.3		9.5

Raytheon	40.86	100	18,253	22,991	1.1		11.0		9.5	x	9.0	x	16.3		14.1		12.0	1.2		9.8

	Max	100%	$23,906	$25,671	1.2	x	11.0	x	9.5	x	9.0	x	16.3	x	14.1	x	12.0%	1.3	x	11.9%

	Average	99	21,348	24,704	1.0		10.0		8.7		8.3		15.1		13.5		10.8	1.3		10.4

	Median	99	21,883	25,449	1.1		10.4		8.7		8.1		14.6		13.2		10.3	1.3		9.8

	Min	97	18,253	22,991	0.8		8.8		7.8		8.0		14.3		13.2		10.0	1.2		9.5

[1]	Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding. Enterprise Value includes minority interest
[2]	Source: IBES estimates
[3]	Includes equity gain (loss) in income from affiliates
[4]	Includes finance operations, but excludes finance-related debt
[5]	EV/LTM Sales EV/LTM EBITDA multiples reflect latest 2005E figures for revenues and EBITDA as of January 13, 2006 as per the latest IBES consensus

25

Volatility Analysis of Embraer’s ADRs
Historical Daily Return

Source:  Factset

26

Embraer’s Stock Price Performance
Local Market (EMBR 3, EMBR 4 in R$)
R$

Source: Factset

27

Embraer’s Stock Price Performance
ADR Performance (US$)
US$

Source: Factset

28

V. Impact of Transaction to Current Shareholders

29

Impact of Transaction to Current Shareholders
Share Exchange Analysis – Assumes No Change in Market Value Post-Transaction
US$ MM, except per share data

	Premium for Control Shares to Current Price

	0.0%		5.0%		10.0%		15.0%		20.0%

Implied price per Control Share	$39.3		$41.3		$43.2		$45.2		$47.2

Implied Exchange ratio	1.00	x	1.06	x	1.13	x	1.20	x	1.26	x

Pro-forma number of shares

Control - ON Control Shares (1)	36.4		38.7		41.1		43.5		46.0

Control - Others (2)	23.8		23.8		23.8		23.8		23.8

Minorities (2)	120.3		120.3		120.3		120.3		120.3

Total number of shares (mm ADRs)	180.5		182.8		185.1		187.6		190.1

Current market cap (3)	$7,091		$7,091		$7,091		$7,091		$7,091

Implied price per share affected by transaction	$39.3		$38.8		$38.3		$37.8		$37.3

Control Group

Value $ of ON Control Shares	$1,430		$1,501		$1,573		$1,644		$1,716

Additional ON shares	0.0		2.3		4.7		7.1		9.6

Number of shares - ON Control Shares	36.4		38.7		41.1		43.5		46.0

Number of shares - PN + ON outside Shareholders Agreement	23.8		23.8		23.8		23.8		23.8

Number of shares (mm ADRs)	60.1		62.4		64.8		67.2		69.7

Total $ value of stake	$2,363		$2,423		$2,482		$2,542		$2,602

Difference from current value	0		60		119		179		239

Equivalent current share price - $(4)	39.3		40.3		41.3		42.3		43.3

Premium/(discount) %	0.0%		2.5%		5.1%		7.6%		10.1%

Implied 2006E EBITDA multiple (5)	10.3	x	10.6	x	10.9	x	11.1	x	11.4	x

% Ownership	33.3%		34.2%		35.0%		35.8%		36.7%

Minorities - Others	180.5		182.8		185.1		187.6		190.1

Number of shares (mm ADRs)	120.3		120.3		120.3		120.3		120.3

Total $ value of stake	$4,728		$4,668		$4,609		$4,549		$4,489

Difference from current value	0		(60)		(119)		(179)		(239)

Equivalent current share price - $ (4)	39.3		38.8		38.3		37.8		37.3

Premium/(discount)%	0.0%		(1.3)%		(2.5)%		(3.8)%		(5.1)%

Implied 2006E EBITDA multiple (5)	10.3	x	10.2	x	10.1	x	9.9	x	9.8	x

% Ownership	66.7%		65.8%		65.0%		64.2%		63.3%

EV/2006E EBITDA multiple expansion to breakeven	0.0	x	0.1	x	0.3	x	0.4	x	0.6	x
Share Price appreciation post transaction to breakeven	0.0%		1.3%		2.6%		3.9%		5.3%

[1]	Assumes controlling group to be Bozano, Sistel and Previ (ON Control Shares only).
[2]

Assumes minority group to be remaining ON shareholders and all of PN shareholdes. If premium is different from 0%, analysis assumes market cap is unchanged and minorities decrease their number of shares.

[3]	Current market cap assumes 180.5mm SDR equivalent shares and 60-days average share price of US$39.3, as of 1/13/2006.
[4]	Total US$ value of stake/initial number of shares.
[5]	Assumes market cap to be implied current share price x initial number of shares, net cash of US$46mm and 2006E EBITDA of US$682mm as per Company’s projections.

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Free Translation
from the Portuguese

BY-LAWS OF

EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A.

CHAPTER I

CORPORATE NAME, HEAD OFFICES, BUSINESS PURPOSE

AND TERM OF DURATION

ARTICLE 1 –	EMBRAER – Empresa Brasileira de Aeronáutica S.A. (“Company”) is a joint stock company that is governed by these By-Laws and by applicable legislation.

Sole Paragraph – The Company was incorporated as a publicly-held company with private participation, authorized by Decree-Law No. 770, of August 19, 1969, and was privatized pursuant to Law No. 8031, of April 12, 1990, and to Public Notice No. PND-A-05/94-Embraer, of the Executive Committee of the National Privatization Program, published in the Official Gazette, Session 3, on pages 5774 to 5783.

HEAD OFFICES

ARTICLE 2 –

The Company has its head offices and jurisdiction in the City of São José dos Campos, State of São Paulo, and may incorporate subsidiaries and open branches, offices or agencies, as well as appoint agents or representatives in any part of Brazil or abroad, subject to resolution by the Board of Directors.

BUSINESS PURPOSE

ARTICLE 3 –	The Company has as its business purpose:

I.	To project, build and commercialize aircraft and aerospace materials and respective accessories, components and equipment, maintaining the highest standards of technology and quality;

II.	To promote and carry out technical activities related to the production and maintenance of aerospace material;

III.	To contribute to the development of skilled technical personnel as required by the aerospace industry; and

IV.	To carry out other technological, industrial and commercial activities, as well as provide services that are related to the aerospace industry.

PRINCIPLES

ARTICLE 4 –	The organization and operation of the Company shall observe the following principles:

I.

The securities issued by the Company shall be traded on the national and/or international capital markets, with due observance to all the legal requisites and the requirements of the institutions of such markets, in order to secure in such markets the financial resources that are necessary for its growth, maintenance of its competitiveness and continuation;

II.	The capital stock of the Company shall be solely represented by common shares;

III.	In the resolutions of the Shareholders’ Meeting:

	a)	no shareholder or group of shareholders, whether Brazilian or foreign, may exercise voting rights representing more than 5% of the number of shares into which the capital stock is divided; and

b)

foreign shareholders and groups of foreign shareholders shall not exercise voting rights representing more than 2/3 of the total of the votes conferred on the entirety of Brazilian shareholders present;

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IV.

With due regard for the provisions of Article 55, the pre-establishment of majority of shareholders in the Shareholders’ Meeting by means of shareholders agreements concerning the exercise of voting rights, in order to form scales with a number of votes greater than the individual limit established in letter “a” of item III of this Article shall be prohibited;

	V.	The resolutions and acts of the bodies of the Company referred to in Article 9 herein shall be subject to the veto of the Federal Government; and

	VI.	The issuance of founders’ shares is prohibited.

ARTICLE 5 –	The Company shall have indefinite term of duration.

CHAPTER II

CAPITAL STOCK AND SHARES

CAPITAL STOCK

ARTICLE 6 –	The capital stock of the Company, fully subscribed and paid in, amounts to [•] Reais [R$ [•]], divided into [•] ([•]) common shares and one common Golden share (article 9), all with no par value.

PARAGRAPH ONE – The capital stock shall always and exclusively be divided into common shares, being prohibited the issuance of preferred shares.

PARAGRAPH TWO – The Golden share held by the Federal Government shall always comprise one single share, which shall preserve all of its prerogatives for as long as it is held by the Federal Government (pursuant to Article 8 of Law No. 9491/97).

ARTICLE 7 –

The capital stock may be increased, pursuant to Article 168 of Law No. 6404/76, upon issuance of up to 1,000,000,000 new common shares, by resolution of the Board of Directors, without any amendment to theses By-laws.

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PARAGRAPH ONE – The Board of Directors shall establish the price and the number of shares to be issued, as well as the timeframe and the conditions for payment, provided, however, that a capital increase to be subscribed for and paid in upon contribution of assets shall be contingent upon approval of the appraisal report by the Shareholders’ Meeting, as set forth in the law.

PARAGRAPH TWO – Within the limit of the authorized capital, the Board of Directors may:

a)	resolve on the issuance of subscription bonus; and

b)

based on the plan approved by the Shareholders’ Meeting, grant stock options to the administrative officers or employees of the Company, or of a company that it controls, and the shareholders shall have no right of first refusal for acquisition of such shares; and

c)	approve an increase of capital stock by means of capitalization of profits or reserves, with or without bonification in shares.

TYPES OF SHARES

ARTICLE 8 –

All shares of the Company shall be registered as book-entry shares, maintained in deposit accounts in the name of the respective shareholders with a financial institution authorized by the Comissão de Valores Mobiliários – CVM and chosen by the Board of Directors.

PARAGRAPH ONE – The depositary of the book-entry shares shall charge directly to the Company the cost of the services for book-entry of shares.

PARAGRAPH TWO – The depositary shall maintain control of the number of shares held by Brazilian and foreign individuals or legal entities, with due regard for the provisions of Paragraph Two of Article 11.

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GOLDEN SHARE HELD BY THE FEDERAL GOVERNMENT

ARTICLE 9 –	The Golden common share grants to the Federal Government veto powers regarding the following matters:

	I.	Change of the corporate name or business purpose of the Company;

	II.	Alteration and/or application of the Company’s logo;

	III.	Creation and/or alteration of military programs, whether or not involving the Federative Republic of Brazil;

	IV.	Development of third parties’ skills in technology for military programs;

	V.	Interruption of the supply of maintenance and replacement parts for military aircraft;

	VI.	Transfer of the equity control of the Company;

VII.

Any amendments: (i) to the provisions of this Article, of Articles 4, 15 and 16, of item III of Article 19, of paragraphs 1 and 2 of article 28, of item X, of Article 34, of item XII, of Article 40 or of Chapter VII; or further, (ii) the rights granted by these By-Laws on the Golden share.

PARAGRAPH ONE – The conduction of any public offering for acquisition of shares, as referred to in Article 55 hereof, shall be subject to prior approval of the Federal Government, as holder of the common Golden share.

PARAGRAPH TWO – With due regard for the provisions of Law No. 6404/76 and of Article 19, item III hereof, the matters listed hereinabove shall be subject to resolution by the Board of Directors of the Company, with observance to the following procedure:

I. The matter shall be subject to approval by the Board of Directors.

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II. If approved by the Board of Directors, the Chairmain shall notify the member elected by the Federal Government so that the latter can exercise veto right or express its agreement in relation to of the matter within 30 days counting as from receipt of the mentioned notice.

III. Upon expiration of the period mentioned in item II above, a new meeting of the Board of Directors shall be held in order to: (i) reconsider the resolution, if the Federal Government has exercised its veto right in relation thereto; or (ii) ratify the resolution, if the Federal Government has expressed its agreement in relation or has not issued any intention or veto right within the timeframe set forth above.

IV. If the resolution is ratified by the Board of Directors, the matter shall be submitted for approval of the Shareholders’ Meeting, if so required by law, in which meeting the Federal Government may still exercise its veto power on the terms of this Article.

PARAGRAPH THREE – Without detriment to the procedure established in Paragraph Two above, the matters subject to veto rights of the Federal Government, as holder of the Golden share which are to be resolved by the Board of Directors, shall also be subject of prior notice sent by the Company to the Ministry of Finance, which notice shall be sent together with the notice mentioned in item II above, for pronouncement within 30 days counted from the receipt of the notice referred to in item II above.

EXCLUSION OF THE RIGHT OF FIRST REFUSAL

ARTICLE 10 –

The issuance of shares for increase of capital stock, which placement shall be effected by means of sale in a stock exchange or by a public subscription offering, may exclude the right of first refusal for former shareholders, or may reduce the term for exercise thereof.

SOLE PARAGRAPH. The provisions of this Article also apply to the issuance of debentures convertible into shares and of subscription bonuses, except if the latter are ascribed as an additional advantage to subscribers of shares or of debentures convertible into shares.

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CHAPTER III

SHAREHOLDERS

BRAZILIAN SHAREHOLDERS

ARTICLE 11 –	For purposes of these By-Laws, the following are considered to be Brazilian shareholders (“Brazilian Shareholders”):

I – Brazilian individuals, whether native or naturalized, resident in Brazil or abroad;

II – legal private entities organized under the laws of Brazil that have their administrative head offices in Brazil and:

a) do not have foreigners as their controlling shareholders or as their controlling parent company, unless the latter is comprised under letter “b” of this item;

b) are controlled either directly or indirectly by one or more of the individuals referred to in item I;

III – investment funds or clubs organized under the laws of Brazil that have their administrative head offices in Brazil and whose managers and/or quotaholders holding the majority of their quotas are persons/entities referred to in items I and II.

PARAGRAPH ONE – The Company shall maintain records of the Brazilian Shareholders and Foreign Shareholders, as defined in this Article and in Article 12.

PARAGRAPH TWO – Brazilian Shareholders shall give evidence to the Company and to the depositary responsible for the book-entry shares that it fulfills the requirements of this Article and only after such evidence is given, shall it be included in the records of Brazilian Shareholders.

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FOREIGN SHAREHOLDERS

ARTICLE 12 –

For purposes of these By-Laws, foreign shareholders (“Foreign Shareholders”) shall be persons or legal entities, investment funds or clubs and any other entities not comprised in the provisions of Article 11 and that cannot evidence, on the terms of Paragraph Two of Article 11, that they fulfill such requirements in order to be registered as Brazilian Shareholders.

GROUPS OF SHAREHOLDERS

ARTICLE 13 –	For purposes of these By-Laws, two or more shareholders of the Company shall be considered to be a group of shareholders (“Group of Shareholders”) in case:

I – They are parties to a voting agreement;

II – One of them is either directly or indirectly a controlling shareholder or controlling parent company of the other, or of the others;

III – They are companies directly or indirectly controlled by the same person/entity, or group of persons/entities, who may or may not be shareholders; or

IV – They are companies, associations, foundations, cooperatives and trusts, investment funds or portfolios, universalities of rights or any other forms of organization or undertaking (a) with the same administrators or managers, or further, (b) whose administrators or managers are companies that are directly or indirectly controlled by the same person/entity or group of persons/entities, which may or may not be shareholders.

PARAGRAPH ONE – In case of investment funds having a common administrator, only those whose policies of investment and of exercise of votes in Shareholders’ Meetings, on the terms of the respective regulations, falls under responsibility of the administrator on a discretionary basis, shall be considered to be a Group of Shareholders.

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PARAGRAPH TWO – For purposes of these By-Laws, the holders of securities issued within the scope of the Company’s Depositary Receipts program shall not be considered to be a Group of Shareholders, unless they fall under any of the cases set forth in the main provision of this Article.

PARAGRAPH THREE – A Group of Shareholders shall be considered to be foreign whenever one or more of its members is a Foreign Shareholder.

PARAGRAPH FOUR – In addition to what is set forth in this Article, any shareholder in a given Shareholders’ Meeting represented by one same proxy, administrator or representative on any account, shall be considered as being a Group of Shareholders, except for the case of holders of securities issued within the scope of the Company’s Depositary Receipts program, when represented by the relevant Depositary Bank.

PARAGRAPH FIVE – In case of shareholders agreements that address the exercise of voting rights, all of their signatories shall be considered, on the terms of this Article, as members of one Group of Shareholders, for purposes of application of the voting limitation referred to in Article 15.

DISCLOSURE OBLIGATION

ARTICLE 14 –

All shareholders or Group of Shareholders are required to disclose, through notice to the Company and to the stock exchanges in which the securities issued by the Company are traded, the acquisition of shares that, together with those already held by it, exceed 5% of capital stock of the Company or multiples of such percentage.

PARAGRAPH ONE –The same requirement applies to holders of debentures convertible into shares and of subscription bonuses that entitle their holders to the acquisition of shares in the quantities provided under this Article.

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PARAGRAPH TWO – Violation of the provisions of this Article shall give rise to application of the penalties described in Article 17 below.

VOTING RIGHTS

ARTICLE 15 –	Each common share shall grant the right to one vote in the resolutions of the Shareholders’ Meetings, with observance of the following limits:

I – no shareholder, or Group of Shareholders, whether Brazilian or foreign, may exercise votes representing more than 5% of the quantity of shares into which the capital stock of the Company is divided;

II – the totality of Foreign Shareholders present may not exercise, in each Shareholders’ Meeting, votes representing more than 2/3 of the votes that can be exercised by the Brazilian Shareholders present.

SOLE PARAGRAPH – Votes that exceed the limits established in this Article shall not be counted in the resolutions of the Shareholders’ Meeting.

ARTICLE 16 –	For purposes of compliance with the provisions of item II of Article 15, upon installation of each Shareholders’ Meeting:

I – the total number of votes that may be exercised by the Brazilian Shareholders and by the Foreign Shareholders present shall be assessed, based on the attendance list, and shall be disclosed by the Chairman of the Meeting (as established in Article 23, Paragraph Three below), with due regard for the provisions of items I and II of Article 15;

II – if the total votes of Foreign Shareholders exceeds two thirds (2/3) of the votes that may be exercised by Brazilian Shareholders, the number of votes of each Foreign Shareholder shall be proportionally reduced until elimination of the exceeding percentage, so that the total votes of foreigners do not exceed the limit of 40% of the total votes that can be exercised in the referred Shareholders’ Meeting.

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PARAGRAPH ONE – The above limits shall be applied jointly and successively in relation to Foreign Shareholders and Groups of Foreign Shareholders.

PARAGRAPH TWO – The Chairman of the Shareholders’ Meeting shall inform the number of votes that may be exercised by each shareholder present, after application of the rules set forth in Article 15 and in this Article.

SUSPENSION OF EXERCISE OF RIGHTS

ARTICLE 17 –

The Shareholders’ Meeting may suspend the exercise of rights, including voting rights, of a shareholder that fails to comply with an obligation imposed by law, its regulation and by these By-Laws, including the requirement of showing evidence of Brazilian nationality as referred to in Paragraph Two of Article 11.

PARAGRAPH ONE – The suspension above mentioned may be determined by the Shareholders’ Meeting in any meeting, either annual or special, in which the matter is included in the agenda.

PARAGRAPH TWO – Shareholders that represent at least 5% of capital stock may call a Shareholders’ Meeting if the Board of Directors fails to respond, within a period of eight days, to a request for a call notice presented by them, with indication of the non-compliance with an obligation and of the identity of the violating shareholder.

PARAGRAPH THREE – The Shareholders’ Meeting shall be competent to approve the suspension of the political rights of the violating shareholder, and also to establish, in addition to other aspects, the extent and the period of suspension, provided that suspension of the rights of inspection and of request for information of the Company assured by law is hereby prohibited.

PARAGRAPH FOUR – The suspension of rights shall cease as soon as the referred obligation has been complied with.

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SHAREHOLDERS’ AGREEMENT

ARTICLE 18 –	Any shareholders’ agreement concerning the exercise of voting rights that conflicts with the provisions of these By-Laws shall not be filed by the Company.

CHAPTER IV

SHAREHOLDERS’ MEETING

ATTRIBUTIONS

ARTICLE 19 -	It is exclusively incumbent upon the Special Shareholders’ Meeting, in addition to the attributions of Article 122 and other provisions of Law No. 6404/76:

	I.	To elect and dismiss the members of the Board of Directors;

	II.	To elect and dismiss the members of the Fiscal Committee and establish their remuneration;

III.

To resolve, when so required by applicable legislation, on matters that are subject to veto by the Federal Government, in its capacity of holder of the Golden share, as set forth in Article 9 of these By-Laws;

	IV.	To establish the total annual remuneration of the Company’s administrators and of the members of the Committees created by the Board of Directors;

	V.	To resolve on the proposal of withdrawal of the Company from the “Novo Mercado” (“Novo Mercado”) – of the São Paulo Stock Exchange - BOVESPA (“BOVESPA”);

VI.

To choose the specialized company responsible for the appraisal of the Company and preparation of the relevant report, in case of cancellation of its registration as a public company or its delisting from the Novo Mercado, as provided under Chapter VIII below;

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VII.	To approve the granting of stock options plans to the administrators and/or employees of the Company or of companies controlled by it, according to Article 7, Paragraph Two, letter “b” hereto;

VIII.	To attribute profit sharing participation to the management and/or employees of the Company, with observance of the legal limits and of the Company’s human resources policy;

IX.	To resolve on any proposal for allocation of profits and for distribution of dividends by the Company, as submitted by the management of the company; and

X.	To appoint the liquidator, as well as the Conselho Fiscal that shall operate during the period of liquidation of the Company.

CALL NOTICE

ARTICLE 20 –

The Shareholders’ Meetings shall be called by the Board of Directors or, in the cases provided by law, by shareholders or by the Conselho Fiscal, being the first call published with at least 30 days advance counting as from its first publication of the notice; if the Meeting is not held, a notice of second call shall be published with at least 15 days advance; and, if again the Meeting is not held, the third call shall be published with at least 8 days advance.

LEGITIMATION AND REPRESENTATION

ARTICLE 21 –

The parties present at the Meeting shall present evidence of their capacity as Brazilian Shareholders (Article 11) or Foreign Shareholders (Article 12), by presenting a legally qualified document of their identity and shall evidence, or shall deposit in the Company, no later than 48 hours prior to the time set forth for the Meeting, a document of proof of ownership of shares issued by the depositary of the book-entry shares, or the custodian thereof, on the terms of Article 41 of Law No. 6404/76.

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PARAGRAPH ONE – The Company shall waive presentation of the document of proof by any holder of book-entry shares that has been included in the list of shareholders provided by the depositary.

PARAGRAPH TWO – A shareholder may be represented in a Shareholders’ Meeting by an attorney-in-fact appointed in accordance with Paragraph One of Article 126 of Law No. 6404/76, provided that the relevant instrument of power of attorney has been deposited in the head offices of the Company no later than 48 hours prior to the Shareholders’ Meeting.

INSTALLATION QUORUM

ARTICLE 22 –

Shareholders’ Meetings shall be installed on first call upon presence of shareholders representing at least 35% of the capital stock, except if the law requires a higher quorum; and shall be installed on second call upon presence of shareholders representing at least 25% of the capital stock; and, on third call, with any number of shareholders.

REGISTER OF ATTENDANCE

ARTICLE 23 –

Prior to the commencement of the meeting, the shareholders shall sign the “Attendance Book”, by stating their name and residence, the quantity of shares that they hold and their qualification as Brazilian Shareholders (Article 11) or Foreign Shareholders (Article 12).

PARAGRAPH ONE – The list of present shareholders shall be finalized by the Chairman of the Meeting immediately upon installation of the Meeting.

PARAGRAPH TWO – Shareholders that arrive at the Meeting after finalization of the list may participate in the meeting, although they shall not be granted voting rights in any corporate resolution. In addition, their shares shall not be counted for determination of the total of votes attributed to Brazilian Shareholders and to Foreign Shareholders.

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PARAGRAPH THREE – Upon finalization of the list of shareholders, the Chairman of the Meeting shall inform the number of votes that may be exercised by each Brazilian Shareholder and by each Foreign Shareholder, with due regard for the provisions of Articles 15 and 16.

DESK

ARTICLE 24 –

The Shareholders’ Meeting shall be presided by the Chairman of the Board of Directors or, in case of its absence or vacancy, by the Vice-Chairman of the body; and in the case of absence or vacancy of both, by a shareholder elected by the Meeting amongst those present.

PARAGRAPH ONE – The Secretary of the Meeting shall be designated by the Chairman.

PARAGRAPH TWO – The Investor Relations Executive Officer, or a person designated by him, shall necessarily be present at the Shareholders’ Meeting in order to provide any clarifications and information for the shareholders and for the Presiding Officers concerning the matters comprised in the functions that are attributed to him under these By-Laws. Notwithstanding, it shall be exclusively incumbent upon the Chairman, with due regard for the rules established in these By-Laws, to take any decisions concerning the number of votes of each shareholder or as to the qualification of any shareholder as a Brazilian Shareholder or Foreign Shareholder.

VOTING

ARTICLE 25 –

For voting on resolutions of the Shareholders’ Meetings, the votes of Brazilian Shareholders and Foreign Shareholders (Articles 11 and 12) shall be computed separately, with due regard for the voting limits referred to in Articles 15 and 16.

SOLE PARAGRAPH –The Shareholders’ Meetings shall only resolve on matters that have been expressly provided for in the agenda, as contained in the relevant call notices, and is hereby prohibited to approve matters under a generic title.

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CHAPTER V

BOARD OF DIRECTORS, EXECUTIVE COMMITTEE AND CONSELHO FISCAL

MANAGEMENT OF THE COMPANY

ARTICLE 26 –	The Company shall be managed by the Board of Directors and by the Executive Committee.

SOLE PARAGRAPH – The Board of Directors is the body of collegiate resolutions of the Company, while representation of the Company shall be exclusively conducted by the Executive Officers.

INVESTITURE

ARTICLE 27 –

The directors, executive officers and members of the Conselho Fiscal shall be vested in office through execution of the instrument of investiture, as drawn up in the Book of Register of Minutes of the Board of Directors or of the Executive Committee, or the Register of Minutes and Opinions of the Conselho Fiscal, as the case may be, as well as in any instrument of consent, by means of which they shall commit to comply with the terms and conditions of the Agreement for Participation in the Novo Mercado, as executed by the Company.

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SECTION I

BOARD OF DIRECTORS

COMPOSITION

ARTICLE 28 –

The Board of Directors shall be composed of eleven members and respective alternates, all shareholders, elected by the Shareholders’ Meeting with a unified term of office of two years, reelection being allowed.

PARAGRAPH ONE – The Federal Government, in its capacity as holder of the Golden share, is entitled to elect one member of the Board of Directors and respective alternate.

PARAGRAPH TWO – The employees of the Company shall have the right to separately appoint two members of the Board of Directors and the respective alternates, being one member and the respective alternate appointed by the CIEMB (Embraer Employees’ Investment Club), and the other member and the respective alternate appointed by the employees that are not shareholders of the Company.

PARAGRAPH THREE – The other eight members shall be elected by the remaining shareholders of the Company, with due regard for the provisions of Articles 32 and 33. The Chairman of the Shareholders’ Meeting shall conduct the procedures related to the appointment of the members of the Board of Directors, and shall determine the voting mechanism concerning the election of directors referred to in this Paragraph (Article 32 or Article 33).

PARAGRAPH FOUR – The Chief Executive Officer of the Company, or the Executive Officer designated to substitute him/her, shall participate in all meetings of the Board of Directors provided, however that he/she shall not vote in respect of the resolutions thereof. It is prohibited for any member of the Board of Directors to simultaneously hold office as an Executive Officer of the Company.

ARTICLE 29 –	The Board of Directors shall have a Chairman and a Vice-Chairman, who shall be chosen by the Shareholders’ Meeting immediately upon appointment of the directors of the Company.

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ARTICLE 30 –	Replacement of the members of the Board of Directors, either on a temporary basis or as a result of permanent vacancy of the seat, shall be conducted as follows:

	I.	In case of incapability of an effective member, its alternate shall take office until the moment such incapability ceases;

II.

In case of permanent vacancy of an effective member, its alternate shall take office until the following first Annual Shareholders’ Meeting is held, in which the effective new member to the vacant seat shall be appointed;

III.

In case of vacancy, either simultaneous or successive, of the offices of effective member and the respective alternate, the other members of the Board of Directors shall designate the corresponding substitutes, who shall serve up to the following first Shareholders’ Meeting, in which their definite substitutes shall be appointed;

	IV.	In case of temporary absence or incapability of the Chairman of the Board, its functions shall be exercised on a temporary basis by the Vice –Chairman of the Body; and

V.

In case of vacancy of the Chairman of the Board of Directors, the Vice –Chairman of the Board shall assume as Chairman of the body on an interim basis and shall immediately call a Shareholders’ Meeting to appoint the substitute for the vacant office and to appoint a new Chairman of the Board of Directors.

MEMBERS OF THE BOARD OF DIRECTORS

ARTICLE 31 –	The members of the Board of Directors shall have fair reputation and, except if otherwise waived by the Shareholders’ Meeting, will not be elected if:

I – they hold positions in companies that could be considered as competitors of the Company; or

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II – they have or represent an interest that conflicts which the interest of the Company.

PARAGRAPH ONE – For purposes of the provisions of Article 115 of Law No. 6,404/76, a vote cast by a shareholder aiming at the election of a member of the Board of Directors that does not satisfy the requirements of this Article shall be considered abusive.

PARAGRAPH TWO – No member of the Board of Directors may have access to information, participate in meetings of the body or exercise any vote on matters in which it has or could have an interest that conflicts with the interests of the Company.

PARAGRAPH THREE – For the election of the members of the Board of Directors and respective alternates, as referred to in Paragraph Three of Article 28, and regardless of the process of election that may be adopted (Article 32 or Article 33), any shareholder that wishes to recommend a candidate and/or alternate that is/are not a member(s) of the Board of Directors, shall notify the Company in this regard in writing no later than ten days prior to the date when a Shareholders’ Meeting shall be held, and indicate the name, qualification and professional résumé of each candidate, together with a document signed by the candidate attesting its acceptance to run for the seat. The Company shall publish, no later than 8 days prior to the date of the Shareholders’ Meeting, a notice informing the shareholders the place where they can obtain the list of all candidates presented on the terms of this Paragraph and a copy of their qualifications and professional résumés.

ELECTION BY SCALE VOTING

ARTICLE 32 –

With due regard for the provisions of Article 33, the election of the members of the Board referred to in Paragraph Three of Article 28 shall be conducted under a system of scale voting, whereby voting on individual candidates shall not be allowed.

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PARAGRAPH ONE – The Board of Directors shall always propose to the shareholders’ meeting the appointment of a scale to the Board of Directors composed by the current effective members of the Board and their respective alternates, with observance of the following rules:

a) if any Director voluntarily decides not to or is incapable to take part in the proposed scale, the Board of Directors shall occupy the vacancy seat for purposes of the proposal;

b)  the Company’s management, within no later than 30 days prior to the date set for the Shareholders’ Meeting, shall send to the stock market, insert in the company’s website and make available for the shareholders at the Company’s head offices, a document with the names, qualifications and résumés of the candidates for members and alternates that compose the scale established on the terms of this Paragraph.

PARAGRAPH TWO – Any other shareholder or group of shareholders has the right to propose other scales to compose the Board of Directors, with observance to the following:

a)  the proposal must be sent in writing to the Company within ten days prior to the date for which the Shareholders’ Meeting has been called, being forbidden for the same shareholder or group of shareholders to present more than one scale;

b) the notification must contain the information and documents mentioned in Paragraph Three of Article 31, and shall specify the effective members and respective alternates;

c)  until eight days prior to the date for which the Shareholders’ Meeting has been called, the Company shall publish a notice, to be available on a website in the company’s website, informing the place where the shareholders can obtain copies of the scales’ proposals.

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PARAGRAPH THREE – A person may participate in two or more different scales, including the one referred to in Paragraph One.

PARAGRAPH FOUR – Each shareholder may only vote on one scale, and votes shall be counted with observance of the limits provided under Articles 15 and 16; the candidates of the scale that receives the higher number of votes in the Shareholders’ Meeting shall be declared elected.

ELECTION BY CUMMULATIVE VOTE

ARTICLE 33 –

In the election of the members of the Board of Directors and their respective alternates, referred to in Paragraph Three of Article 28, shareholders representing at least 5% of the corporate capital may request the election by cumulative voting no later than 48 hours prior to the date for which the Shareholders’ Meeting has been called.

PARAGRAPH ONE – Immediately upon receipt of request, the Company must publish a notice to the shareholders informing that the election shall be conducted by the cumulative voting process.

PARAGRAPH TWO – Upon installation of the meeting, the Desk, based on Brazilian Shareholders and Foreign Shareholders that have signed the Attendance Register and the number of shares they hold, shall count the number of votes entrusted to each shareholder, Brazilian and foreign, in accordance to the following terms:

a)

firstly, the number of votes to be cast by each shareholder shall be assessed, according to the provisions of item I of Article 15, being ascribed to each share, not to exceed the limit of 5% of the total shares of the Company, as many votes as the number of members of the Board to be elected;

b)

if the total Foreign Shareholders’ votes exceed 2/3 of the total of  the Brazilian Shareholders votes, a percentage shall be established to reduce the votes of each Foreign Shareholder in order to comply with the limit set forth in item II of Article 15.

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PARAGRAPH THREE – The following persons shall be candidates for office as members and their respective alternates of the Board of Directors:

a)	members of the scale referred to in Paragraphs One and Two of Article 32; and

b)	any candidate and respective alternate that is not a member of the Board of Directors, but that has been indicated by a shareholder under the terms of Paragraph Three of Article 31.

PARAGRAPH FOUR – Each shareholder shall have the right to cumulate the votes entitled to it pursuant to the terms of Paragraph Two on one single candidate and respective alternate, or to distribute them among several candidates. The members and respective alternates that receive the higher number of votes shall be declared elected.

PARAGRAPH FIVE – Any vacant offices that have not been filled due to a tie, shall be subject to a new voting, under the same process, after adjustment is made to the number of votes entitled to each shareholder based on the number of seats to be filled.

PARAGRAPH SIX – Whenever the election is conducted under this process of cumulative voting, the dismissal of any member of the Board of Directors by the Shareholders’ Meeting shall immediately result in the dismissal of all the other members, thus requiring a new election; in other cases of vacancy, if there is no alternate, the first following Shareholders’ Meeting shall proceed with the new election of the entire Board of Directors.

PARAGRAPH SEVEN – Paragraph Four of Article 141 of Law No. 6,404/76 shall only be applicable in case the Company comes to have a controlling shareholder.

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ATTRIBUTIONS

ARTICLE 34 –	The Board of Directors shall be competent:

	I.	To establish the general business guidelines of the Company;

	II.	To elect and dismiss the executive officers of the Company and establish their attributions, with due regard for the provisions of these By –Laws;

III.

Respecting the authority of the Executive Committee, to establish the functions and responsibilities of the Company’s Executive Officers, indicating among them the Investors Relations Executive Officer, in accordance with CVM’s regulations;

IV.

To control the management by the Company’s Executive Officers, examining at any time the Company’s books and documents, requesting information on agreements executed or to be executed, and on any other acts;

	V.	To evaluate the quarterly results of the Company’s operations;

	VI.	To evaluate the Management Report and the Accounts of the Executive Committee, resolving on their submission to the Shareholders’ Meeting;

	VII.	To call the independent auditors to provide any clarifications deemed necessary about the Company;

	VIII.	To call the Company’s Annual Shareholders’ Meetings and, whenever necessary, the General Special Shareholders’ Meeting;

	IX.	To approve the annual and pluriannual budgets, the strategic guidelines, the expansion projects and the Company’s investment programs, as well as to monitor their implementation;

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X.	To resolve on the matters subject to veto by the Federal Government, submitting them to the appreciation of the Shareholders’ Meeting, whenever required by Law No. 6,404/76;

XI.	To issue prior opinion on any matter to be submitted to the Shareholders’ Meeting;

XII.	To resolve on:

	a)	the issuance of shares within the authorized capital, as set forth in Article 7 and its Paragraph One;

	b)	the issuance of subscription bonuses and, as set forth in Paragraph Two of Article 7 and the granting of stock option plans approved by the Shareholders’ Meeting, as referred to therein;

	c)	the acquisition by the Company of shares of its own issuance, to be kept in treasury or for subsequent cancellation or sale;

XIII.	To approve the sale or encumbrance of permanent assets, being able to establish limits of authority for the Executive Committee to carry out such transactions regardless of specific approval;

XIV.	To resolve on the issuance by the Company of common non –convertible debentures and without real estate collateral;

XV.

To authorize the issuance by the Company of any credit instruments for funds raising, whether bonds, notes, commercial papers or others, as commonly used in the market, resolving also on the conditions for their issuance and redemption;

XVI.	To approve the incorporation of subsidiaries and participation of the Company in the corporate capital of other companies or enterprises of any kind, in Brazil or abroad;

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XVII.	To authorize the opening, transfer or closing of offices, branches, premises or other establishments of the Company;

XVIII.	To authorize the Company to pledge guarantees and to grant credit facilities to third parties, except as set forth in item XI of Article 40 below;

XIX.	To approve the contracting of the financial institution that shall render the book –entry share services;

XX.	To approve the Company’s policy of salary and human resources, including the criteria for compensation, rights and benefits, as well as the individual remuneration of the management;

XXI.	To authorize the transfer of the Company’s funds to employees’ associations, welfare and recreational entities, private pension funds and foundations;

XXII.	To hire and dismiss the Company’s independent auditors, with observance to the recommendations of the Conselho Fiscal;

XXIII.	To determine the conduction of inspections, auditing of or settlement of accounts at the Company’s subsidiaries, controlled or affiliated companies, as well as at foundations that it sponsors;

XXIV.

To previously approve the execution of all acts or any agreements or transactions of any kind involving, on one side, the Company and, on the other side: (i) any shareholder of the Company that holds more than 5% of its capital stock; (ii) any managers of the Company, whether effective or alternate, as well as their respective spouses and relatives up to the 4th degree; or (iii) any companies that are controlled by, controllers of, affiliates of or under common control with any one of the parties mentioned in items “i” and “ii”;

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XXV.

To define the triple list of specialized companies, from which the Shareholders’ Meeting shall choose the one that shall conduct the economic appraisal of the Company and prepare the respective report, in the event of delisting of the Company as a public company from BOVESPA’s Novo Mercado;

XXVI.	With due regard for these By –Laws and the applicable legislation, to provide on the priorities of its works and to adopt or establish procedural rules for the operation of the Company; and

XXVII.

To exercise the normative functions for the activities of the Company, being allowed to undertake responsibility for any matter that is not comprised within the exclusive authority of the Shareholders’ Meeting or the Executive Committee.

PARAGRAPH ONE – The dismissal of members of the Executive Committee shall depend on affirmative votes of at least seven members of the Board of Directors.

PARAGRAPH TWO – With due regard for the maximum limit established by the General Shareholders’ Meeting, the Board of Directors shall determine the remuneration of each one of its members, of each one of the members of the Special Committees (Articles 35 and 36) and of each Officer of the Company, taking into account their responsibilities, the time dedicated to their functions, their competence, their professional reputation and the value of their services in the market.

PARAGRAPH THREE – The Chairman of the Board of Directors shall, in addition to other responsibilities provided in these By –Laws, call and preside the meetings of the Board of Directors and the General Shareholders’ Meetings.

SPECIAL COMMITTEES OF THE BOARD

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ARTICLE 35 –	The Board of Directors shall designate a permanent Special Committee composed of up to four members, having no resolution or management powers, in order to assist in the performance of its functions.

PARAGRAPH ONE – Members of the Company’s Board of Directors, either effective or alternates, or of the Executive Committee, may compose the Special Committee.

PARAGRAPH TWO – In case of appointment of members of the Executive Committee to compose the Special Committee, such Officer accumulating functions in both the Executive committee and in the Special Committee shall be entitled only to the greatest remuneration among the seats occupied. The members of the Board of Directors appointed to compose the Executive Committee may accumulate the remunerations that are applicable to both seats occupied.

ARTICLE 36 –

The Board of Directors may create Advisory Committees to the management of the Company, with restricted and specific purposes and with a limited duration, appointing the members thereto and establishing their remuneration, if applicable, with observance to the total limit established by the General Shareholders’ Meeting.

PARAGRAPH ONE – Members of the Company’s Board of Directors, effective or alternate, or members of the Executive Committee, may be appointed to compose the Advisory Committees.

PARAGRAPH TWO – In case of appointment of members of the Executive Committee to compose the Advisory Committees, the Officer accumulating functions shall be entitled only to the greatest remunerations applicable to each one of the seats occupied. The members of the Board of Directors appointed to compose such body may accumulate the remunerations applicable to both seats occupied.

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SECTION II

EXECUTIVE COMMITTEE

COMPOSITION

ARTICLE 37 –

The Executive Committee shall be composed of at least four and at most eleven Officers, one of whom shall be the Chief Executive Officer, all of them with a term of office of two years, reelection being permitted. The designations and attributions of each Officer shall be determined by the Board of Directors, which shall designate the Officer that shall serve as Officer of Investor Relations.

PARAGRAPH ONE – The Chief Executive Officer shall be substituted in the event of incapability or absence by one of the Officers that it comes to designate, who shall then accumulate such functions.

PARAGRAPH TWO – In the event of vacancy as the office of Chief Executive Officer, one of the other Officers, as designated by the Chairman of the Board of Directors, shall assume on an interim basis, until the first following meeting of the Board of Directors, which shall then designate the new Chief Executive Officer.

PARAGRAPH THREE – In the event of temporary absence or incapability, the remaining Officers shall be replaced by another Officer, as chosen by the Chief Executive Officer.

PARAGRAPH FOUR – In the event of permanent vacancy of an Officer, one of the other Officers, as designated by the Chief Executive Officer, shall assume on an interim basis, accumulating its functions until the first following meeting of the Board of Directors.

PARAGRAPH FIVE – The Officer that replaces the Chief Executive Officer or any of the other Officers on the terms of this Article shall not be entitled to any additional remuneration.

ATTRIBUTIONS OF THE OFFICERS

ARTICLE 38 –

The Officers shall comply with and assure the compliance with these By –Laws, the resolutions of the Board of Directors and of the General  Shareholders’ Meeting, and practice, within the limits of their attributions, all acts necessary to the regular operations of the Company.

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PARAGRAPH ONE – The Chief Executive Officer shall be competent:

a) to convene and preside the meetings of the Executive Committee;

b) to propose to the Board of Directors the composition of the Executive Committee;

c) to propose to the Board of Directors the distribution of the functions of the other Officers;

d) to guide and coordinate the activities of the other Officers;

e) to direct the activities related to the general planning of the Company and of its controlled subsidiaries;

f) to maintain the members of the Board of Directors informed on the activities and the progress of the operations of the Company; and

g) to perform other attributions assigned to it by the Board of Directors.

PARAGRAPH TWO – The other Officers shall assist and aid the Chief Executive Officer in the management of the Company’s business and, under orientation and coordination of the Chief Executive Officer, perform the functions attributed by the Board of Directors.

AUTHORITY AND ATTRIBUTIONS OF THE EXECUTIVE COMMITTEE

ARTICLE 39 –

The Executive Committee shall have powers to practice all acts necessary for the achievement of the corporate purposes, with due observation to all legal provisions and to these By –Laws, as well as to the resolutions of the General Shareholders’ Meeting and of the Board of Directors.

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ARTICLE 40 –	In addition to other functions provided for by law and by these By –Laws, the Executive Committee shall be competent:

	I.	To comply and ensure compliance with these By–Laws and with the resolutions of the Board of Directors and of the Shareholders’ Meeting;

II.

To prepare and submit to the Board of Directors on an annual basis the Company’s business plan and general budget, as well as the strategic plan and its annual updates, and to coordinate its implementation;

	III.	To propose to the Board of Directors the essential guidelines for the Company’s corporate business policy;

IV.

To annually submit for appreciation of the Board of Directors the Management Report and the Accounts of the Executive Committee accounts, together with the independent auditors’ report, as well as a proposal for allocation of the profits assessed in the previous fiscal year;

	V.	To create and eliminate the Company’s operational units;

	VI.	To recommend and provide for the dismissal of managers of the subsidiaries and to appoint and dismiss the manager of the Company’s operational units;

	VII.	To prepare on an annual basis the Executive Committee’s Actions and Targets Plan, submitting it to the Board of Directors in its regular meetings, together with the performance and results achieved;

	VIII.	To present to the Board of Directors and to the Fiscal Committee, on a quarterly basis, the detailed economic, financial and equity balance sheet of the Company;

	IX.	To propose to the Board of Directors the establishment or closing of subsidiaries, branches, offices and agencies of the Company, in Brazil and abroad;

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	X.	To develop and submit to the Board of Directors the policy for salary of the Company and its subsidiaries;

XI.

To authorize the Company to pledge guarantees and grant financing to its subsidiaries, specific purpose companies and others that either directly or indirectly are under control of the Company, as duly restated in its financial statements; and

XII.

To submit for appreciation of the Board of Directors the matters that are subject to veto by the Federal Government, as holder of the Golden share, pursuant to Article 9 and of item III of Article 19 of these By–Laws.

REPRESENTATION OF THE COMPANY

ARTICLE 41 –

Except for the cases provided in the paragraphs of this article, the Company shall be validly bound whenever represented by two members of the Executive Committee, by the signature of a member of the Executive Committee together with one attorney–in–fact, or by two attorneys–in–fact, within the limits of their respective powers of attorney.

PARAGRAPH ONE – The acts for which these By–Laws require prior authorization from the Board of Directors shall only be valid once such requirement is fulfilled.

PARAGRAPH TWO – The Company may be represented by only one Officer or one attorney–in–fact in the following acts:

	I.	receiving acquittance of amounts owed by the Company;

	II.	issuance, trading, endorsement and discount of trade bills related to its sales;

	III.	signature on correspondence that does not create obligations for the Company;

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IV.	representation of the Company in shareholders’ and quotaholders’ meetings of companies in which it holds equity interest;

V.	granting of a power of attorney for legal counseling for representation in court or in administrative proceedings;

VI.	representation of the Company in court, except for the performance of acts that imply waiver of rights; and

VII.

performance of acts relating to simple administrative routine, including in respect to government agencies, mixed –capital companies, commercial registries, Labor Courts, INSS (National Social Security Institute), FGTS (Unemployment Compensation Fund) and their collecting banks, and other entities of the same nature.

PARAGRAPH THREE – The Board of Directors may authorize the performance of specific acts binding the Company by the signature of only one Officer or of one regularly appointed attorney –in –fact; or further, establish jurisdiction and limits of authority for the performance of acts by one single representative.

PARAGRAPH FOUR – For the appointment of attorneys –in –fact, the following rules shall be observed:

I.

all powers of attorney shall be granted by the Chief Executive Officer, or by its substitute, jointly with another Officer, and shall have defined purposes and term of effectiveness, except if concerning ad judicia powers, in which case the term of effectiveness may be indefinite; and

II.

whenever the power of attorney has as an objective, the performance of an act that depends on prior authorization by the Board of Directors, it shall only be granted upon such authorization, which shall be mentioned in the instrument of power of attorney.

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SECTION III

CONSELHO FISCAL

ARTICLE 42 –

The Company’s Conselho Fiscal shall operate on a permanent basis and shall be composed of five members and an equal number of alternates, shareholders or not, resident in Brazil and appointed by the General Shareholders’ Meeting, with the attributions as provided for by law.

PARAGRAPH ONE – For the appointment of members of the Conselho Fiscal, the rules set forth in Article 32 regarding appointment of the members of the Board of Directors shall apply, to the extent that they are pertinent and do not conflict with the rules of this Article.

PARAGRAPH TWO – The Shareholders’ Meeting shall designate the Chairman of the body and its alternate, amongst the members elected.

PARAGRAPH THREE – With due regard for legal requirements, one of the members of the Conselho Fiscal and its alternate shall be independent from management, a non –shareholder with indisputable reputation and knowledgable on accounting, including U.S. accounting practices (US GAAP) (the “Specialist Member”); the Executive Committee shall suggest to the Shareholders’ Meeting a list of persons that fulfill these requirements, but the General Shareholders’ Meeting may elect persons that are not included in the list, provided that they fulfill the requirements hereof.

PARAGRAPH FOUR – In the event that the Company, as set forth in Article 55, comes to be controlled by a controlling shareholder or controlling company, as defined by law, then the minority shareholders shall have the right to separately elect one member and the respective alternate to the Conselho Fiscal, provided that such minority shareholders jointly represent 10% or more of the shares.

PARAGRAPH FIVE – The remuneration of the members of the Conselho Fiscal shall be established by the Shareholders’ Meeting that appoints them, with observance of legal requirements and limits and taking into account their experience, background and reputation. If the Shareholders’ Meeting deems convenient, the Specialist Member may receive remuneration that is differentiated from the other members, in order to make it compatible with the market remuneration paid to professionals with similar experience and level of specialization.

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ARTICLE 43 –

The Conselho Fiscal shall meet on a regular basis every quarter of the fiscal year to analyze the quarter balance sheets and other financial statements periodically prepared by the Company, and on a special basis whenever convened by its Chairman, by its own initiative or upon request of any one of its members.

PARAGRAPH ONE – The special meetings shall be called by means of a written communication containing the place, date and time of the meeting, as well as its agenda.

PARAGRAPH TWO – The meetings of the Fiscal Committee shall be installed with the presence of at least three members or alternates, and the Conselho Fiscal shall resolve by vote of the majority of the members present.

ARTICLE 44 –	The legal provisions and the provisions of these By –Laws concerning the Conselho Fiscal shall be regulated by its internal regulations, to be approved by such body.

PARAGRAPH ONE  – The Chairman of the Conselho Fiscal shall transmit to all members of the body the communications received from the administrative bodies and from the independent auditors, and forward to the administrative bodies requests received from its members.

PARAGRAPH TWO – The members of the Conselho Fiscal shall perform their functions in the interest of the Company, even if elected by a group or class of shareholders.

PARAGRAPH THREE  – Based on the illegality of the act and upon a justified decision, the Conselho Fiscal may refuse to transmit a request for information, clarification, special financial statements or assessment of specific facts.

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PARAGRAPH FOUR  – The Conselho Fiscal shall perform the functions of “Audit Committee” as set forth in U.S. legislation, particularly the Sarbannes –Oxley Act. For this purpose, it shall also perform the following functions, in addition to the attributions ascribed to it by Law No. 6,404/76:

	a)	to present recommendations to the Board of Directors for the choice or replacement of the external auditing company, and in what concerns its remuneration;

	b)	to supervise the work of the external auditors and to render opinion on the contracting of other services with the external auditing company;

	c)	to take initiatives and measures necessary for acknowledgement and assessment of complaints related to matters concerning the financial statements, internal controls and external auditing; and

	d)	to mediate any conflicts and controversies between the Company’s Management and the independent auditors.

SECTION IV

MEETINGS OF THE ADMINISTRATIVE BODIES

PERIODICITY OF THE MEETINGS

ARTICLE 45 –

All administrative bodies of the Company shall meet on a regular basis four times a year, according to a schedule to be disclosed always in the first month of each fiscal year by the Chairman of the respective body, and on a special basis whenever necessary.

CONVENANCE

ARTICLE 46 –

The administrative officers of the Company shall be called personally, in writing, for the respective meetings of the bodies with at least five days advance, by means of a letter, telegram, fax, email or any other form that enables proof of receipt of the call notice by the addressee.

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PARAGRAPH ONE – The call notice shall be accompanied by the agenda to be discussed and examined in the meeting, as well as all of the support documents that may be necessary.

PARAGRAPH TWO – The meetings of administrative bodies may be installed regardless of call if all members of the body are present to it.

QUORUM FOR INSTALLATION AND RESOLUTION

ARTICLE 47 –

The meetings of the administrative bodies may only be installed and may only resolve upon the presence of the majority of its respective members; an administrative officer shall be considered present at the meeting if it participates by telephone conference call, or any other means that enables identification of the Board Member and simultaneous communication with all of the other persons present to the meeting.

ARTICLE 48 –	With due regard to exceptions set forth in these By –Laws, the resolutions of the meetings of the administrative bodies shall be taken by majority vote of the parties present.

CHAPTER VI

FINANCIAL STATEMENTS AND

DISTRIBUTION OF PROFITS

FISCAL YEAR AND FINANCIAL STATEMENTS

ARTICLE 49 –	The fiscal year begins on January 1 and ends on December 31 of each year.

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PARAGRAPH ONE – At the end of each fiscal year, the Executive Committee shall provide for the preparation of the following financial statements, in observance with the applicable legal provisions:

	I.	balance sheet;

	II.	statement of changes in net worth;

	III.	statement of income of the fiscal year;

	IV.	statement of origin and application of funds; and

	V.	statement of cash flow.

PARAGRAPH TWO – Together with the financial statement for the fiscal year, the Board of Directors shall present to the Annual Shareholders’ Meeting a proposal for allocation to be given for the Company’s net profits, in observance with the provisions of these By –Laws and of the law.

MANDATORY DIVIDEND

ARTICLE 50 –

The shareholders shall be entitled to receive, in each fiscal year, a mandatory dividend corresponding to a percentage equivalent to 25% of the net income for the fiscal year, adjusted according to the following rules:

I – The net income for the fiscal year shall be reduced or increased by the following amounts:

a) the amount allocated for accrual of the legal reserve; and

b) the amount allocated for accrual of the reserve for contingencies and reversal of such reserve accrued in previous fiscal years;

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II – The payment of the dividend determined on the terms of item I may be limited to the amount of the net income that has been realized for the period, provided that the difference is recorded as reserve for profits to be realized;

III – The profits recorded in the reserve for profits to be realized, when realized and when not absorbed by losses in previous periods, shall be added to the first dividend declared after the realization.

PARAGRAPH ONE – The dividend provided for in this Article shall not be mandatory for a fiscal year when the Board of Directors informs the Annual Shareholders’ Meeting that it is incompatible with the financial situation of the Company; the Conselho Fiscal shall render an opinion in that sense and the Company’s management shall send to the CVM, within five days following the Shareholders’ Meeting, a presentation justifying the information transmitted to the Shareholders’ Meeting.

PARAGRAPH TWO – Any profits that are not distributed on the terms of Paragraph One shall be recorded as a special reserve and, if not absorbed by losses in subsequent periods, shall be distributed as dividend as soon as the Company’s financial situation allows.

PARAGRAPH THREE – The Board of Directors may pay or credit interest on equity in each fiscal year, as set forth in the income tax legislation, upon ratification of the Annual Shareholders’ Meeting that examines the financial statements for the period.

PARAGRAPH FOUR – Interest on equity shall be attributed to the dividends declared by the Company.

RESERVE FOR INVESTMENT AND WORKING CAPITAL

ARTICLE 51 –

The Company shall maintain an Investment Reserve, which formation may, upon proposal by the Board of Directors correspond to a portion of up to 75% of the adjusted net income for each period, with the purpose to: (i) ensure funds for investments in permanent assets, without prejudice to the retention of profits pursuant to Article 196 of Law No. 6,404/76; (ii) strengthen working capital; and, (iii) utilize in redemption, reimbursement or acquisition of shares of the Company’s capital.

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PARAGRAPH ONE – With observance to the legal applicable limit, the reserve may not exceed 80% of the Company’s capital stock.

PARAGRAPH TWO – Upon proposal of the Board of Directors, the Shareholders’ Meeting may at any time distribute dividends to be paid against the reserve referred to in this Article, or allocate its balance, either totally or in part, to the increase of capital stock, including upon bonification of shares.

INTERIM DIVIDENDS

ARTICLE 52 –

The Board of Directors may prepare semi –annual balance sheets and declare interim dividends. It may also prepare balance sheets and distribute dividends at shorter intervals, provided that all of the dividends paid in each six –month periods of the fiscal year do not exceed the amount of the capital reserves.

SOLE PARAGRAPH – The Board of Directors may declare dividends to be charged against the retained earnings account or to profit reserves existing in the previous annual or semi –annual balance sheet.

PROFIT SHARING

ARTICLE 53 –	The Shareholders’ Meeting may ascribe to profit sharing to the Company’s management, provided that it is in observance with the legal limit.

PARAGRAPH ONE – The profit sharing may only be ascribed to in a period in which the mandatory dividend referred to in Article 50 is distributed to the shareholders.

PARAGRAPH TWO – Whenever the Company pays interim dividends based on the profit assessed in a semi –annual balance sheet, which corresponds to an amount of at least 25% of the net income for the period, calculated as set forth in Article 52, the Board of Directors may resolve, upon ratification of the Shareholders’ Meeting, to share profits with the managers regarding such six –month period.

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CHAPTER VII

PROTECTION MECHANISMS

MONITORING OF EQUITY INTERESTS

ARTICLE 54 –

In addition to Paragraph Two of Article 8 and Paragraph Two of Article 11, and without prejudice to the other provisions of these By –Laws, the Company, through a task force coordinated by the Officer for Investor Relations, shall monitor the changes in the equity interests held by the Company’s shareholders, thus preventing and, as the case may be, denouncing, on the terms of Paragraph One below, violation to these By –Laws and to the applicable legal and regulatory provisions, as well as to suggesting to the Shareholders’ Meeting the application of the penalties provided under Article 17 of these By –Laws.

PARAGRAPH ONE – If at any time the Officer for Investor Relations identifies a violation to any of the restrictions concerning the limit of shares held by one same shareholder or Group of Shareholders, it shall immediately inform such circumstances: (i) to the Chairman of the Board of Directors; (ii) to the Director appointed by the Federal Government, as holder of the common Golden share; (iii) to the Chief Executive Officer; (iv) to the members of the Conselho Fiscal; (v) to BOVESPA; and (vi) to CVM.

PARAGRAPH TWO – The Officer of Investor Relations has the right to request that the shareholders or Groups of Shareholders of the Company inform the composition of their direct and/or indirect equity holding, as well as the composition of their direct and/or indirect block of control and, if applicable, the actual or legal corporate and business group to which they belong.

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PUBLIC TENDER OFFER IN CASE OF SUBSTANTIAL

ACQUISITION OF EQUITY INTEREST

ARTICLE 55 –

Any shareholder or Group of Shareholders that acquires or becomes the holder, for any reason of: (i) 35% or more or the total shares issued by the Company; or (ii) of other rights, including usufruct and trust, over shares issued by the Company that represent more than 35% of its capital (“Acquiring Shareholder”), shall, within a maximum period of 15 days from the date of acquisition or of the event that results in the ownership of the shares or rights in a quantity greater than the stipulated limits, submit to the Federal Government, as holder of the common Golden share, through the Ministry of Finance, a request to make of a public tender offer for acquisition of the totality of the shares issued by the Company, with observance of the provisions of applicable regulations, the regulations of BOVESPA and the terms herein.

PARAGRAPH ONE – The Federal Government, as holder of the common Golden share, shall have full discretion to accept or deny the request for conduction of the public offer. If the request is accepted, the Acquiring Shareholder shall make the tender offer within 60 days as of the date of approval, proceeding as set forth herein. If the request is denied, the Acquiring Shareholder, within a period of 30 days from the communication of the denial, shall sell all of the shares that exceed the limit established in the main provision of this Article.

PARAGRAPH TWO – The Acquiring Shareholder shall send to the Chief Executive Officer of the Company a copy of all documents related to the request to make a public tender offer that were delivered to the Federal Government or that were sent by the latter.

PARAGRAPH THREE – During the period comprised between the request to make the public tender offer and the reply from the Federal Government, whether positive or negative, the Acquiring Shareholder may not acquire or sell any shares or convertible securities issued by the Company.

PARAGRAPH FOUR – The price for acquisition in the public tender offer for each share issued by the Company may not be inferior to the result obtained from the application of the following formula:

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OPA Price = Value of the Share + Premium

where:

“OPA PRICE” corresponds to the acquisition price for each share issued by the Company in the public tender offer of shares provided under this Article.

“VALUE OF THE SHARE” corresponds to the greater value  between: (i) the highest unit quotation of the shares issued by the Company during the 12 –month period prior to the conduction of the OPA (Public Tender Offer of Shares) among values recorded in any stock exchange in which the mentioned shares were traded; (ii) the highest price paid by the Acquiring Shareholder, during the 36 –month period prior to the conduction of the OPA, for a share or tranche of shares issued by the Company; (iii) the amount equivalent to 14.5 times the Consolidated Average EBITDA of the Company, as defined below, reduced by the net consolidated indebtedness of the Company, divided by the total number of shares that it has issued; and (iv) the amount equivalent to 0.6 times the amount of firm backlog orders of the Company, according to the last information disclosed by the latter, reduced by the net consolidated indebtedness of the Company, divided by the total number of shares issued by the Company.

“PREMIUM” corresponds to 50% of the Value of the Share.

“RESTATED EBITDA OF THE COMPANY” means the restated operating profit of the Company before net financial expenses, income tax and social contribution, depreciation, depletion and amortization, as assessed based on the restated financial statements for the most recent complete  fiscal year of the Company, already audited and published.

“AVERAGE RESTATED EBITDA OF THE COMPANY” means the arithmetic average of the restated EBITDAs of the Company for the two most recent complete fiscal years.

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PARAGRAPH FIVE – For purposes of Paragraph Four above, in the case of shares represented by depositary receipts (including shares related to the Depositary Receipt programs), the unit quotation for the share shall be determined by the division: (i) of the quotation for the respective deposit receipt in the market in which it is being traded; by (ii) the number of shares represented by the receipt.

PARAGRAPH SIX – The launch of the public tender offer of shares mentioned in the main provision of this Article does not preclude the possibility of another shareholder of the Company to launch a competing tender offer, as set forth in the applicable regulations.

PARAGRAPH SEVEN – The Acquiring Shareholder shall comply with any requests or requirements sent to CVM within the timeframes prescribed in the applicable regulations.

PARAGRAPH EIGHT – The public tender offer shall necessarily observe the following principles and procedures, in addition to others expressly provided in Article 4 of CVM Instruction No. 361, of March 5, 2002, as the case may be:

I.	be addressed indistinctively to all shareholders of the Company;

II.	be carried out in an auction to be conducted in the BOVESPA;

III.

be conducted in a way that assures equal treatment for the addressees, by providing them with adequate information concerning the Company and the offering party, and with the elements necessary for taking a considered and independent decision as to acceptance of the public offer;

IV.	be immutable and irrevocable after publication of the public notice for the offer, pursuant to CVM Instruction No. 361/02;

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V.

be launched at the price determined according to the provisions of this Article and paid in Brazilian legal currency, in consideration for the acquisition of the shares issued by the Company in the public offer; and

VI.

be supported by an appraisal report of the Company, prepared by an institution with international reputation, independence and proven experience in the economic/financial valuation of public companies, prepared in accordance with the criteria set forth in Article 8 of CVM Instruction No. 361/02, with observance of the criteria established in Paragraph Four above for determination of the minimum price for the offer.

PARAGRAPH NINE – In the event that the Acquiring Shareholder fails to comply with the obligations set forth herein, including in what concerns the compliance with deadlines: (i) for request of authorization by the Federal Government to make the public tender offer; (ii) to conduct the public offering for purchase of shares; or (iii) for compliance with any requests or requirements of CVM, the Board of Directors of the Company shall convene a Special Shareholders’ Meeting in which the shareholder or Group of Shareholders in question shall be hindered from voting, to resolve on the suspension of the exercise of its shareholder’s rights, as provided under Article 17 of these By –Laws.

PARAGRAPH TEN – For purposes of calculation of the 35% percent of the total of the shares issued by the Company described in the main provision of this Article, the involuntary percentage increases in participation in the capital stock resulting from cancellation of treasury shares shall not be computed.

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CHAPTER VIII

DELISTING AND

WITHDRAWAL FROM THE NOVO MERCADO

ARTICLE 56 –

The cancellation of registration of the Company with the CVM as a public company shall be subject to compliance with the provisions of Article 4 of Law No. 6,404/76, of the regulations of CVM and of the regulations of BOVESPA’s Novo Mercado.

CHAPTER IX

ARBITRATION TRIBUNAL

ARTICLE 57 –

Any dispute or controversy related to the construction or application of rules and provisions of the Regulations for Listing in BOVESPA’s Novo Mercado, of these By –Laws, of Law No. 6404, of December 5, 1976, of normative acts issued by  Conselho Monetário Nacional, by the Central Bank of Brazil and by CVM, as well as BOVESPA Regulations and other rules applicable to the operation of the capital markets in general, or deriving therefrom, shall be resolved through an arbitration proceeding conducted in accordance with the Regulations of the Chamber of Arbitration of the Market instituted by the BOVESPA.

SOLE PARAGRAPH – The provisions of this Article shall not apply in the event of a dispute or controversy related to or deriving from the common Golden share held by the Federal Government, or concerning its rights and prerogatives, on the terms of the Law or of these By –Laws, which shall be submitted to the jurisdiction of the Central Courts of the Judicial District of Brasília (Federal District).

CHAPTER X

TEMPORARY PROVISIONS

ARTICLE 58 –

The Board of Directors, elected on the date of approval of these By –laws shall have a term of office of three years, until the Annual Shareholders’ Meeting that approves the financial statements for the fiscal year ended December 31, 2008. As from such Shareholders’ Meeting, the term of office of the Board of Directors shall be that established in Article 28 above.

45

ARTICLE 59 –

The Executive Committee, elected on the first meeting of the Board of Directors held after the approval of these By –laws shall have a term of office of three years, until the Meeting of the Board of Directors to be held after the Annual Shareholders’ Meeting that approves the financial statements for the fiscal year ended December 31, 2008. As of that Meeting, the term of office of the Executive Committee shall be the one established in Article 37 above.

PARAGRAPH ONE – The Chairman of the Board of Directors, elected pursuant to Article 58, shall accumulate the office of Chief Executive Officer until the first Meeting of the Board of Directors to be held after the Annual Shareholders’ Meeting that approves the financial statements for the fiscal year ended December 31, 2006, when the Board of Directors shall elect the new Chief Executive Officer, for a term of office lasting until the first Meeting of the Board of Directors to be held after the Annual Shareholders’ Meeting that approves the financial statements for the fiscal year ended December 31, 2008.

PARAGRAPH TWO – Until the Annual Shareholders’ Meeting that approves the financial statements for the fiscal year ended on December 31, 2006, the quorum set forth in Paragraph One of Article 34 regarding dismissal of Executive Officers, shall be the majority of the members of the Board of Directors.

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EXHIBIT II

BRANCHES OF EMBRAER

(I) Branch Eugênio de Melo – Rodovia Presidente Dutra, Km 134, Eugênio de Melo, 12240-420 – São José dos Campos – SP, enrolled before NIRE 35.902.398.988, CNPJ 60.208.493/0010-72, State enrollment 645.416.850.119, Local Enrollment 14103374.15-2/00 and Activity Code - 74.15-2/00 – Head offices of companies, administrative local units;

(ii) Branch Gavião Peixoto - Estrada Municipal Euclides Martins, 2170, 14813-000, Gavião Peixoto – SP, enrolled before NIRE 35.902.665.277, CNPJ 60.208.493/0009-39, State enrollment 787.051.470.119, and Activity Code - 35.31-9-00-Construction and Assembly of Aircrafts;

(iii) Escritório São Paulo - Edifício J.K. Financial Center, Av. Juscelino Kubitschek, 510, 8th floor, room 82, Itaim Bibi, 04543-000, São Paulo – SP, enrolled before NIRE 35.901.962.553, CNPJ 60.208.493/0005-05, State enrollment 116.490.290.114, and Activity Code - 35.31-9-00-Construction and Assembly of Aircrafts;

(iv) Branch São José dos Campos – Trainment Center - Av. Brigadeiro Faria Lima, 1941 – Building F-122 e F-123,12227-000, São José dos Campos – SP, enrolled before NIRE 35.902.665.269, CNPJ 60.208.493/0008-58, State enrollment 645.410.807.113, and Activity Code - 74.15-2/00 – Head offices of companies, administrative local units;

(v) Branch São José dos Campos – Av. Brig. Faria Lima w/no., 12227-000, São José dos Campos, enrolled before NIRE 35.902.665.251, CNPJ 60.208.493/0007-77, State enrollment 645.410.825-115, and Activity Code - 35.31-9-00-Construction and Assembly of Aircrafts;

(vi) Branch Botucatu - Av. Alcides Cagliari, 2281, Building N-03, 18608-900 - Botucatu – SP, enrolled before NIRE 35.902.668.870, CNPJ 60.208.493/0011-53, State enrollment 224.162.606.110, and Activity Code - 35.31-9-00-Construction and Assembly of Aircrafts;

(vii) Branch Botucatu - Rua Nossa Senhora de Fátima, 360, Area A, 18.608-900 - Botucatu – SP, enrolled before NIRE 35.902.764.411, CNPJ 60.208.493/0012-34, State enrollment 224.164.956.111, and Activity Code - 35.31-9-00-Construction and Assembly of Aircrafts; and

(viii) Branch Guarujá - Via Santos Dumont w/no, TECON, Warehouse 4, Conceiçãozinha, 11460-000 - Guarujá – SP, enrolled before NIRE 35.902.782.583, CNPJ 60.208.493/0013-15, State enrollment 335.200.036.116, and Activity Code - 35.31-9-00-Construction and Assembly of Aircrafts.

EXHIBIT III TO THE MINUTES OF THE SPECIAL GENERAL MEETING HELD ON MARCH 31, 2006

LIST OF PROPERTIES – CURRENT STATUS

PLOT 1

AN AREA of 224,562.00 m2, with the improvements existing in the same, located at Estrada da Brejauveira Brejauveira Highway (Projetada Avenida Brigadeiro Faria Lima), in this city, judicial district and 1st real estate district of São José dos Campos, São Paulo State, described as follows: from stake 89 and 1.40 m from the center of the landing strip of São José dos Campos Airport, towards 15/33, 90º to the left of this center and at a 225.50-m distance is vertex No. 01 of the area; vertex No. 2 is located at a 560.00-m distance and straight across vertex 1; bending to the right at a 40.00-m radius and a central angle of 61º15’ vertex No. 3 may be found; from this point it stretches perpendicularly until the fence that divides said area with Estrada de Brejauva (Projetada Av. Faria Lima), determining a distance of 34.00 meters and reaching vertex No. 4, continuing alongside the dividing fence of Estrada da Brejauva and following it across 1,185.00 meters up to the intersection of the same with the perpendicular line of the center of the landing strip of São José dos Campos Airport; at stake 139 and at a distance of 277.50 meters of said center vertex No. 5 may be found, stretching perpendicularly 52.00 meters until it reaches vertex No. 6, which is located on the strip’s building line at a 225.50-m distance from said center; from vertex No. 6, with a right angle of 90º, it stretches across the strip’s building line 998.60 meters up to vertex No. 1. The land described above is part of a larger area of 9,280,000.00 m2 and was obtained by virtue of transcript No. 40.618 and is currently enrolled under No. 5.427, Book No. 02 – General Register of the 1st Real Estate Registry of this city. Said property is registered with the Municipal Government of this city under Real Estate Registration No. 99.0099.0040.0000 and is mortgaged in favor of International Finance Corporation (IFC), pursuant to R-21/M-5427, on June 27, 2005, at the 1st Real Estate Registry of this city.

Book Value	R$ 112,544.094.76

Assessed Value	R$ 91,944.466.72

PLOT 2

A LAND, without improvements, with an area of 15,720.00 square meters, located at Bairro do Putim, in this city,  judicial district and 1st real estate district of São José dos Campos, São Paulo State, included within the following limits and boundaries: From stake 127 of the center of the taxiing area of Centro Técnico Aeroespacial [Technical Airspace Center], 90º on the left side of the center, towards runway threshold 15-33, at a 165-m distance is vertex No. 0 of said land, from which point with a 73º30’ left angle it stretches 505.00 m up to vertex No. 1; from vertex No. 1, bending to the right and with a 75-m radius and a central angle of 43º30’, the arch of which measures 42.47 meters, vertex No. 2 may be found. Vertex No. 3 is located at a 22.50-m distance from this point and has the same alignment of the Intersection Point and the Tangency Point. From this point with a right angle of 81º00’ at a distance of 135.00 meters (radius) one may find the center of the curve formed with a central angle of 51º00’ to the left and an arch of 119.85 meters, where vertex No. 4 is located; vertex No. 5 is located at a 105.00–m distance from this point following the Intersection Point and the Tangency Point alignment; with a curve to the right of a 101.00-m radius, a central angle of 28º30’ and an arch of 50.15 meters from vertex No. 5 vertex No. 6 may be found. It follows the Intersection Point and the Tangency Point alignment of this curve and stretches 251.00 meters up to vertex No. 7. From vertex No. 7 with a curve to the left of a 347.00-m radius and a central angle of 9º00’ and an arch of 54 meters vertex No. 0 may be found, thus closing the polygon, the larger area of which was obtained by virtue of transcript No. 39.423 of book 3-X on August 17, 1972, currently enrolled under No. 113.650,  book No. 02 – General Register of the 1st Real Estate Registry of this city. Said property is registered with the Municipal Government of this city under Real Estate Registration No. 99.0099.0040.0000 and is mortgaged in favor of International Finance Corporation (IFC), pursuant to R-11/M-113.650, on June 27, 2005, at the 1st Real Estate Registry of this city.

Book Value	R$ 321,637.50

Assessed Value	R$ 383,473.52

NOTE:

1.	Smaller area under Public Deed of Exchange with the Municipal Government of São José dos Campos on September 13, 1996 (attached copy).

A LAND, without improvements, with an area of 1,050.00 square meters, located at Bairro do Putim, in this city, judicial district and 1st real estate district of São José dos Campos, São Paulo State, included within the following limits and boundaries: from stake 100 + 3.00 meters from the center of the taxiing area of São José dos Campos airport, 90º00’ on the left side and at a distance of 368.00 meters is vertex No. 0 of the area that constitutes the intersection at Embraer’s entrance. From this point, with a left angle of 30º00’ and at a 104.00-m distance vertex No. 1 may be found, from which point vertex No. 2 is located from a right at angle of 163º30’ and a distance of 10.00 meters. Vertex No. 3 is located at a right angle of 16º30’ and a distance of 20.00 meters from vertex 2. The center of the curve – whose central angle measures 54º00’ on the left and constitutes vertex 4 – is located at a left angle of 90º00’ and a distance of 18.00 meters (equal to the radius) from vertex 3. Straight across this alignment for an additional 23.00 meters is the center of the second curve, whose radius measures 23.00 meters and the central angle is 75º00’ to the right, thus constituting vertex No. 5. From vertex No. 5 with a right angle of 97º30’ and a distance of 40.00 meters vertex No. 0 may be found, thus closing the polygon, the larger area of which was obtained by virtue of transcript No. 39.423 of book No. 03-X on August 17, 1972, currently enrolled under No. 113.651, book No. 02 – General Register of the 1st Real Estate Registry of this city. Said property is registered with the Municipal Government of this city under Real Estate Registration No. 99.0099.0040.0000 and is mortgaged in favor of International Finance Corporation (IFC), pursuant to R-11-113.651, on June 27, 2005, at the 1st Real Estate Registry of this city.

Book Value	R$ 21.483,42

Assessed Value	R$ 26.145,92

NOTE:

1.	Smaller area under Public Deed of Exchange with the Municipal Government of São José dos Campos on September 13, 1996 (attached copy).

PLOT 3

A LAND, without improvements, with an area of 30,760.40 square meters, located at Bairro do Putim, in this city, judicial district and 1st real estate district of São José dos Campos, São Paulo State, included within the following limits and boundaries: from stake 111 + 3.00 meters from the center of the taxiing area of CTA airport – São José dos Campos, 90º00’ on the left side and at a distance of 317.00 meters is vertex No. 0 of said area. Vertex No. 1 is located at a right angle of 94º20’ and a distance of 260.00 meters from vertex No. 0. Vertex No. 2 is located at a right angle of 21º13’ and a distance of 200.00 meters from vertex No. 1. Vertex No. 3 is located at an angle of 13º38’ and a distance of 150.30 meters from vertex No. 2. Vertex No. 4 is located at a right angle of 147º11’ and at a distance of 208.50 meters from this point. Vertex No. 5 is located at a right angle of 9º28’ and a distance of 71.20 meters from vertex No. 4. Vertex No. 6 is located at a right angle of 6º00’ and a distance of 264.40 meters from vertex No. 5. Vertex No. 0 is located at left angle of 17º00’ and a distance of 36.70 meters from that point, thus closing the polygon, and bordering Avenida Brigadeiro Faria Lima on the front side and the lands of EMBRAER - Empresa Brasileira de Aeronáutica S/A on the sides and back part, obtained by virtue of transcript No. 40.592 of book No. 03-Y on December 21, 1972, currently enrolled under No. 113.652, book No. 02 – General Register of the 1st Real Estate Registry of this city. Said property is registered with the Municipal Government of this city under Real Estate Registration No. 99.0099.0040.0000 and is mortgaged in favor of International Finance Corporation (IFC), pursuant to R-11/M-113.652, on June 27, 2005, at the 1st Real Estate Registry of this city.

Book Value	R$ 629,370.11

Assessed Value	R$ 751,695.26

2

NOTE:

2.	Smaller area under Public Deed of Exchange with the Municipal Government of São José dos Campos on September 13, 1996 (attached copy).

PLOT 4

A LAND with an area of 43,442.15 square meters, located at Bairro do Putim in the ninth (9th) perimeter of the Industrial Area, facing Avenida Brigadeiro Faria Lima, former Estrada da Brejauveira, in this Municipality, Judicial District and Real Estate District of São José dos Campos, São Paulo State, name Plot No. 01, described as follows: from stake 112 and 17.00 meters from the center of the landing strip of the Centro Técnico Aeroespacial [Technical Airspace Center] Airport of São José dos Campos, 90º on the left of said center, towards runway threshold 15/33 and at a 498.00-m distance is vertex 0, next to the fence that divides the land described and Avenida Brigadeiro Faria Lima and the beginning of this description: From vertex No. 0, with a left angle of 63º00’00’’, it stretches 63.20 meters until it reaches vertex No. 01; From vertex No. 01, with a right angle of 16º16’00’’, it stretches 50.60 meters until it reaches vertex No. 02; From vertex No. 02, with a right angle of 20º38’54’’ it stretches 69.35 meters until it reaches vertex No. 03;  From vertex No. 03, with a right angle of 13º34’48’’, it stretches 39.00 meters until it reaches vertex No. 04; From vertex No. 04, with a right angle of 15º13’18’’, it stretches 42.90 meters until it reaches vertex No. 05; From vertex No. 05, with a right angle of 03º18’00’’, is stretches 68.28 meters until it reaches vertex No. 06; From vertex No. 06, with a right angle of 15º19’18’’, it stretches 39.82 meters until it reaches vertex No. 07; From vertex No. 07, with a right angle of 6º03’18’’, it stretches 33.00 meters until it reaches vertex No. 08. From vertex No. 08, with a left angle of 86º07’00’’, it stretches 18.53 meters until it reaches the boundary line of the described land with Sociedade Construtora Aeronáutica Neiva Ltda. From this boundary line, with a left angle of 82º33’00’’, it continues alongside the boundary of the land belonging to Sociedade Construtora Aeronáutica Neiva Ltda. for a 331.15-m distance until it reaches – next to the fence of Avenida Brigadeiro Faria Lima – another boundary line of Sociedade Construtora Neiva Ltda; from that point, it bends to the left and follows said fence towards the starting point until it reaches it again at a distance of 382.85 meters, thus closing the polygon, containing A BUILDING referred to as F-59/3 – Prédio de Almoxarife [Store Building] of RIE/ICO as improvement, which was built on the land and registered under No. 113.654, with an area of 2,297.10 m2, the larger area of which was obtained by virtue of transcript No. 55.234, book 03-AG, on November 25, 1974, currently enrolled under No. 113.653, Book No. 02 – General Register of the 1st Real Estate Registry of this city. Said property is registered with the Municipal Government of this city under Real Estate Registration No. 99.0099.0040.0000 and in mortgaged in favor of International Finance Corporation (IFC), pursuant to R-11/M-113.653, on June 27, 2005, at the 1st Real Estate Registry of this city.

Book Value	R$ 21,771,971.42

Assessed Value	R$ 17,850,113.52

NOTAS:

1)	An area of 2.067,72 m2 of the larger area was swapped with the Municipal Government of São José dos Campos on August 09, 2001 (attached copy of the Deed of Exchange and Other Covenants).

2)	Smaller area under Public Deed of Exchange with the Municipal Government of São José dos Campos on September 13, 1996 (attached copy).

A LAND with an area of 12,660.12 m2., located at Bairro do Putim, in the ninth (9th) perimeter of the Industrial Area, facing Avenida Brigadeiro Faria Lima, former Estrada da Brejauveira, in this city, judicial district and 1st real estate district of São José dos Campos, São Paulo State, named PLOT 02,  described as follows: from stake 138 and 11.00 meters from the center of the landing strip of Centro Técnico Aeroespacial [Technical Airspace Center] Airport of São José dos Campos, 90º on the left, towards runway threshold 15/33 and at a 294.00-m distance is the starting point of this description that has been named vertex 0 and is located next to the dividing fences between Cerâmica Paulo Becker S/A. and Sociedade Aerotec Ltda., at Avenida Brigadeiro Faria Lima. From vertex 0 a right angle of 31º08’00’’, it stretches 182.60 meters until it reaches vertex No. 01, next to the dividing fence of Sociedade Aerotec Ltda. – From vertex No. 01, with a left angle of 93º51’00’’, it stretches 15.12 meters until the point at which vertex No. 02 is located. – From vertex No. 02, with a left angle of 77º04’54’’, it stretches

3

30.69 meters until it reaches vertex No. 03 – From vertex No. 03, with a right angle of 24º44’06’’, it stretches 48.22 meters up to vertex No. 04 – From vertex No. 04, with a right angle of 08º34’48’’, it stretches 49.22 meters until it reaches vertex No. 05 – From vertex No. 05, with a right angle of 20º50’30’’, it stretches 103.64 meters until the point at which vertex No. 06 is located, next to the fence that limits the property with Avenida Brigadeiro Faria Lima; from that point, it continues left next to said fence towards vertex No. 0, at a distance of 175.33 meters until it reaches vertex No. 0 again, thus closing the polygon, containing as improvements three (03) buildings that were assigned number 2.170 at Avenida Brigadeiro Faria Lima, named F-8, with an area of 84.70 m2, F-9/1, with an area of 496.00 m2, and F-9/2, with an area of 61.20 m2, totaling to a built-up area of 641,90 m2 and the building named F-59/3 – Prédio de Almoxarife da RIE/ICO, built in the land and registered under No. 113.653, with an area of 2,297.10 m2, the larger area of which was obtained by virtue of transcript No. 55.234, book 03-AG, on November 25, 1974, currently enrolled under No. 113.654,  book No. 02 – General Register of the 1st Real Estate Registry of this city. Said property is registered with the Municipal Government of this city under Real Estate Registration No. 99.0099.0040.0000 and is mortgaged in favor of International Finance Corporation (IFC), pursuant to R-11/M-113.654, on June 27, 2005, at the 1st Real Estate Registry of this city.

Book Value	R$ 6,344.892.48

Assessed Value	R$ 5,124,487.17

NOTA:

1.	Smaller area under Public Deed of Exchange with the Municipal Government of São José dos Campos on September 13, 1996 (attached copy).

PLOT 5

A LAND, without improvements, with an area of 12,790.18 m2, parceled out from Sítio Santa Cruz, located at Bairro do Putim, facing Avenida Brigadeiro Faria Lima, former Estrada da Brejauveira, in this Municipality, Judicial District and 1st Real Estate District of São José dos Campos, São Paulo State, named Plot A, described as follows: from stake 111 + 4.00 meters from the center of the landing strip of Centro Técnico de Aeronáutica [Technical Center of Aeronautics] Airport, 90º on the left and at a distance of 837.00 meters is landmark No. 0, the beginning of said description. From landmark No. 0, with a right angle of 71º45’00’’, it stretches 82,05 meters until it reaches landmark No. 01; from landmark No. 01, with a left angle of 93º23’00’’, it stretches 43.22 meters until it reaches landmark No. 02; from landmark No. 02, with a left angle of 49º25’00’’, it stretches 268.90 meters up to landmark No. 03, which coincides with the fence that divides the described land and that belonging to Sociedade Construtora Aeronáutica Neiva Ltda. From that point, with a left angle of 160º24’12’’, it continues alongside the boundary of the land belonging to Sociedade Construtora Aeronáutica Neiva Ltda. at a 226.40-m distance until it reaches landmark No. 04. From landmark No. 04, with a left angle of 00º47’00’’, it stretches 18.53 meters until it reaches landmark No. 0 again, thus closing the polygon, and obtained by virtue of transcript No. 55.233, page 99 do of book No. 03-AG on November 25, 1974, currently enrolled under No. 113.655, book No. 02 – General Register of the 1st Real Estate Registry of this city. Said property is registered with the Municipal Government of this city under Real Estate Registration No. 99.0099.0040.0000 and is mortgaged in favor of International Finance Corporation (IFC), pursuant to R-11/M-113.655, on June 27, 2005, at the 1st Real Estate Registry of this city.

Book Value	R$ 261,692.21

Assessed Value	R$ 314,840.48

NOTES:

1)	An area of 7,990.00m2 was bailed to Associação Desportiva Classista Embraer- ADCE on May 31, 1989 for a 30-year period (a copy of the Free Lease Agreement is attached);

2)	An area of 2.150,22m2 was bailed to Associação Desportiva Classista Embraer – ADCE on September 16, 2002 for an indefinite period of time (a copy of the Free Lease Agreement is attached);

3)	An area of 2,946.14m2 of the larger area is the purpose of the Deed of Exchange and Other Covenants, executed with the Municipal Government of São José dos Campos on August 09, 2001 (attached copy).

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A land, with a total area of 66.856,70 m2, named Plot B, facing Avenida Brigadeiro Faria Lima, located at Bairro de Putim, in this city, was obtained by virtue of transcript No. 55.233, page 99 of book No. 03-AG in November 25, 1974 and registered under Real Estate Registration No. 99.099.040.03/3, with following characteristics and boundaries: “A LAND, without improvements, with an area of seventy-nine thousand, six hundred and forty-six and eighty-eight square meters (79,646.88m2), parceled out from “Sítio Santa Cruz”, located at Bairro do Putim, a rural area of this municipality, judicial district and real estate district of São José dos Campos, facing Avenida Brigadeiro Faria Lima, former Estrada da Brejauveira, composed of two plots whose description follows: PLOT A: “From stake 111 + 4.00 m from the center of the landing strip of Centro Técnico de Aeronáutica [Technical Center of Aeronautics] Airport, 90º on the left and at a distance of 837.00 meters is landmark No. 0, the beginning of said description. – From landmark No. 0, with a right angle of 71º45’00’’, it stretches 82,05 meters until it reaches landmark No. 01; from landmark No. 01, with a left angle of 93º23’00’’, it stretches 43.22 meters until it reaches landmark No. 02; from landmark No. 02, with a left angle of 49º25’00’’, it stretches 268.90 meters up to landmark No. 03, which coincides with the fence that divides the described land and that belonging to Sociedade Construtora Aeronáutica Neiva Ltda. - From that point, with a left angle of 160º24’12’’, it continues alongside the boundary of the land belonging to Sociedade Construtora Aeronáutica Neiva Ltda. at a 226.40-m distance until it reaches landmark No. 04. - From landmark No. 04, with a left angle of 00º47’00’’, it stretches 18.53 meters until it reaches landmark No. 0 again, thus closing the polygon. – Said land has an area of 12,790.18 m2; and PLOT B: “From stake 87 + 12.00 m from the center of the landing strip of the airport of Centro Técnico Aeroespacial of São José dos Campos, 90º on the left side of the center, towards runway threshold 15/33, at a distance of 994.00 m is vertex No. “0” of said description, which coincides with the boundary of the property belonging to Sociedade Construtora Aeronáutica Neiva Ltda. and the heirs of Paulo Becker, facing Avenida Brigadeiro Faria Lima. – From that point, with a right angle of 57º30’00”, it continues alongside the boundary of Sociedade Construtora Aeronáutica Neiva Ltda at a 196.80-m distance until it reaches vertex No. 1. – From vertex No. 1, with a left angle of 81º59’00”, it stretches 60.00 m until it reaches vertex No. 2. – From vertex No. 2, with a right angle of 62º20’12”, it stretches 105.90 m until in reaches vertex No. 3; from that point, with a left angle of 62º04’06”, it stretches 126.60 m until it reaches vertex No. 4. – From vertex No. 4, with a right angle of 03º53’00”, it stretches 32.70 m until it reaches vertex No. 5. – From vertex No.  5, with a left angle of 93º29’24”, it stretches 245.20 m up to the point at which vertex No. 6 is located, next to Avenida Brigadeiro Faria Lima. – From vertex No.  6, with a left angle of 83º23’06, it stretches parallel to Avenida Brigadeiro Faria Lima at a 313.00-m distance, until it reaches vertex No. “0” again, thus closing the polygon.– Said land has an area of 66,856.70 m2”.

By reason of Embraer’s privatization process, this area was parceled out upon Embraer’s request to the Municipal Government of São José dos Campos, thus resulting in two Plots, described and characterized as follows: (Public Deed of Payment in Kind and Land Parceling Certificate attached).

PLOT B-01, facing Avenida Brigadeiro Faria Lima, at Bairro de Putim, in this city, enrolled under Real Estate Registration No. 99.099.040.03-3, has the following measures and boundaries for exclusively tax purposes: From stake 87 + 12.00 m from the center of the landing strip of the airport of Centro Técnico Aeroespacial de São José dos Campos, 90º on the left side of the center, towards runway threshold 15/33, at a distance of 994.00 m is vertex No. “0”, facing Avenida Brigadeiro Faria Lima. From that point, with a left angle of 15º38’37”, it is situated at a 149.64-m distance, parallel to Avenida Brigadeiro Faria Lima, until it reaches vertex No. “7”, where plot 01 begins. From vertex No. “7”, with a right angle of 83º35’03”, it stretches 266.00 m until it reaches vertex No. “3”. From vertex No. “3”, with a left angle of 92º09’13”, it stretches 126.60 m until it reaches vertex No. “4”. From vertex No. “4”, with a right angle of 03º53’00”, it stretches 32.70 m until it reaches vertex No. “5”. From vertex  “5”, with a left angle of 93º29’24”, it stretches 245.20 m until it reaches vertex No. “6”, next to Avenida Brigadeiro Faria Lima. From this point, with a left angle of 83º23’06”, it stretches 163.36 m, parallel to Avenida Brigadeiro Faria Lima, until it reaches vertex    No. “7” again, thus closing the polygon. Said measures encircle an area of 40,549.70m2.

5

Plot B-02, facing Avenida Brigadeiro Faria Lima, at Bairro de Putim, in this city, enrolled under Real Estate Registration 99.0099.0040.0004, has the following characteristics and boundaries: From stake 87 + 12.00 m from the center of the landing strip of the airport of Centro Técnico Aeroespacial of  São José dos Campos, 90º on the left side of the center, towards runway threshold 15/33, at a distance of 994.00 m is vertex No. “0” of said description, which coincides with the boundary of the property belonging to Sociedade Construtora Aeronáutica Neiva Ltda. and the heirs of Paulo Becker, facing Avenida Brigadeiro Faria Lima. From that point, with a right angle of 57º30’00”, it continues alongside the boundary of Sociedade Construtora Aeronáutica Neiva Ltda at a 196.80-m distance until it reaches vertex No. 1. – From vertex No. 1, with a left angle of 81º59’00”, it stretches 60.00 m until it reaches vertex No. 2. – From vertex No. 2, with a right angle of 62º20’12”, it stretches 105.90 m until in reaches vertex No. 3. From vertex No. “3”, with a left angle of 149º54’43”, it stretches 266.00m until it reaches vertex No. “7”, next to Avenida Brigadeiro Faria Lima. From vertex No. “7”, with a left angle of 83º35’03”, it stretches 149.64m parallel to Avenida Brigadeiro Faria Lima until it reaches vertex No. “0” again, thus closing the polygon. Said measures encircle area of 26,307.00m2.

Book Value	R$ 13,184,321.04

Assessed Value	R$ 500,880.02

NOTE:

1)	An area of 3,760.00m2 was assigned to Associação Desportiva Classista Embraer – ADCE on June 18, 1998 for an indefinite period of time (a copy of the Free Lease Agreement is attached);

PLOT 6

A PLOT OF LANDS, with an area of 105.313,00 m2, located at Bairro do Putim, at Avenida Brigadeiro Faria Lima, former Estrada da Brejauveira, in this city, judicial district and 1st real estate registry of São José dos Campos, São Paulo State, included in the following limits and boundaries: it starts at stake one (1), which is placed at Avenida Brigadeiro Faria Lima, former Estrada Brejauveira, at an approximate distance of 403.00 meters from the bridge at the entrance of the company, Paulo Becker S/A - Agrícola e Industrial, on the left side towards downtown-residential areas; from this point it continues straight across a distance of 330.00 meters until it reaches stake two (2), bordering on lands belonging to Embraer - Empresa Brasileira de Aeronáutica S/A.; from that point it bends to the left at an angle of 99º, forming an internal angle of 81º northbound and stretches in the same direction over 300.00 meters, bordering on lands belonging to Embraer - Empresa Brasileira de Aeronáutica S/A. and Sítio Santa Cruz until it reaches stake three (3); at this point it bends 13º30’ to the left, forming an internal angle of 166º30’ and continues in this direction for 90.00 meters, bordering on the land of the so-called Sítio Santa Cruz, until it reaches stake four (4); at this point it bends 63º for the left, forming an internal angle of 117º and stretches 196.75 meters, bordering on the land belonging to Embraer - Empresa Brasileira de Aeronáutica S/A., until it reaches stake five (5), which is placed next to Avenida Brigadeiro Faria Lima, former Estrada da Brejauveira; from stake five (5) it stretches 403.00 meters alongside Avenida Brigadeiro Faria Lima, former Estrada da Brejauveira, until it reaches stake one (1), the starting point of this description. The property contains several improvements and was obtained by virtue of transcript No. 56.959 and is currently enrolled under No. 39.604, book No. 02 - General Register of the 1st Real Estate Registry of this city. Said property is registered with the Municipal Government of this city under Real Estate Registration No. 99.0099.0040.0000 and is mortgaged in favor of International Finance Corporation (IFC), pursuant to R-15/M-39.604, on June 27, 2005, at the 1st Real Estate Registry of this city.

Book Value	R$ 52,779,883.73

Assessed Value	R$ 43,112,916.10

NOTA:

1.	Smaller area under Public Deed of Exchange with the Municipal Government of São José dos Campos on September 13, 1996 (attached copy).

PLOT 7

Areas which have not been enrolled

EXHIBIT 2 to the Special General Meeting held on December 30, 1999 – (Decree 88,619 of August 15, 1983, amended by Decree 94,308 of May 5, 1987 and Decree 97,167 of December 7, 1988) (attached copies)

6

EXHIBIT IV

RIO HAN EMPREENDIMENTOS E PARTICIPAÇÕES S.A.

CNPJ/MF No. 07.689.002/0001-89
NIRE 35.300.325.761

to the Minutes of Extraordinary General Shareholders’ Meeting
held on March 31, 2006

SUBSCRIPTION BULLETIN

According to the resolution taken at the Extraordinary General Shareholders’ Meeting of Rio Han Empreendimentos e Participações S.A., held on the date hereof, the Merger of EMBRAER – Empresa Brasileira de Aeronáutica S.A. (“Embraer”) with and into the Company (“Merger”) was approved pursuant to the terms of the Protocol of Merger and Justification executed on January 19, 2006 (“Merger Agreement”). As a result of the Merger, the capital stock of the Company was increased from nine hundred and sixty two million, seventeen thousand, seven hundred and sixty nine Reais and eighty nine cents (R$962,017,769.89) to four billion, seven hundred and seventy one million, seven hundred and twenty six thousand, fifty four Reais and sixty six cents (R$4,771,726,054.66), representing, accordingly, an increase of three billion, eight hundred and nine million, seven hundred and eight thousand, two hundred and eighty four Reais and seventy seven cents (R$3,809,708,284.77) upon the issuance of five hundred and seventy six million, three hundred and five thousand and fifty seven (576,305,057) common shares, without par value, subscribed by Embraer and to be distributed among the former shareholders of Embraer in accordance with the list of shareholders filed at the head offices of the Company, in due observance to the exchange ratio set forth in the Merger Agreement, which was ratified by the shareholders at the Extraordinary General Shareholders’ Meeting, the minutes of which this Bulletin is attached to.

São José dos Campos, March 31, 2006.

Embraer – Empresa Brasileira de Aeronáutica S.A.
Subscriber

Sergio Spinelli Silva Jr.
Secretary

EXHIBIT V

Free Translation
from the Portuguese

BY-LAWS OF

EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A.

CHAPTER I

CORPORATE NAME, HEAD OFFICES, BUSINESS PURPOSE

AND TERM OF DURATION

ARTICLE 1 - EMBRAER – Empresa Brasileira de Aeronáutica S.A. (“Company”) is a joint stock company that is governed by these By-Laws and by applicable legislation.

SOLE PARAGRAPH – The Company was incorporated as a publicly-held company with private participation, authorized by Decree-Law No. 770, of August 19, 1969, and was privatized pursuant to Law No. 8031, of April 12, 1990, and to Public Notice No. PND-A-05/94-Embraer, of the Executive Committee of the National Privatization Program, published in the Official Gazette, Session 3, on pages 5774 to 5783.

HEAD OFFICES

ARTICLE 2 - The Company has its head offices and jurisdiction in the City of São José dos Campos, State of São Paulo, and may incorporate subsidiaries and open branches, offices or agencies, as well as appoint agents or representatives in any part of Brazil or abroad, subject to resolution by the Board of Directors.

BUSINESS PURPOSE

ARTICLE 3 - The Company has as its business purpose:

I.	To project, build and commercialize aircraft and aerospace materials and respective accessories, components and equipment, maintaining the highest standards of technology and quality;

II.	To promote and carry out technical activities related to the production and maintenance of aerospace material;

III.	To contribute to the development of skilled technical personnel as required by the aerospace industry; and

IV.	To carry out other technological, industrial and commercial activities, as well as provide services that are related to the aerospace industry.

PRINCIPLES

ARTICLE 4 – The organization and operation of the Company shall observe the following principles:

I.

The securities issued by the Company shall be traded on the national and/or international capital markets, with due observance to all the legal requisites and the requirements of the institutions of such markets, in order to secure in such markets the financial resources that are necessary for its growth, maintenance of its competitiveness and continuation;

II.	The capital stock of the Company shall be solely represented by common shares;

III.	In the resolutions of the Shareholders’ Meeting:

	a)	no shareholder or group of shareholders, whether Brazilian or foreign, may exercise voting rights representing more than 5% of the number of shares into which the capital stock is divided; and

b)

foreign shareholders and groups of foreign shareholders shall not exercise voting rights representing more than 2/3 of the total of the votes conferred on the entirety of Brazilian shareholders present;

IV.

With due regard for the provisions of Article 55, the pre-establishment of majority of shareholders in the Shareholders’ Meeting by means of shareholders agreements concerning the exercise of voting rights, in order to form scales with a number of votes greater than the individual limit established in letter “a” of item III of this Article shall be prohibited;

V.	The resolutions and acts of the bodies of the Company referred to in Article 9 herein shall be subject to the veto of the Federal Government; and

VI.	The issuance of founders’ shares is prohibited.

ARTICLE 5 – The Company shall have indefinite term of duration.

CHAPTER II

CAPITAL STOCK AND SHARES

CAPITAL STOCK

ARTICLE 6 - The capital stock of the Company, fully subscribed and paid in, amounts to R$4,771,726,054.66 (four billion, seven hundred seventy one million, seven hundred twenty six thousand, fifty four Reais and sixty six cents), divided into 738,611,819 (seven hundred thirty eight million, six hundred eleven thousand, eight hundred nineteen) common shares and one common Golden share (article 9), all with no par value.

PARAGRAPH ONE – The capital stock shall always and exclusively be divided into common shares, being prohibited the issuance of preferred shares.

PARAGRAPH TWO –The Golden share held by the Federal Government shall always comprise one single share, which shall preserve all of its prerogatives for as long as it is held by the Federal Government (pursuant to Article 8 of Law No. 9491/97).

ARTICLE 7 - The capital stock may be increased, pursuant to Article 168 of Law No. 6404/76, upon issuance of up to 1,000,000,000 new common shares, by resolution of the Board of Directors, without any amendment to theses By-laws.

PARAGRAPH ONE – The Board of Directors shall establish the price and the number of shares to be issued, as well as the timeframe and the conditions for payment, provided, however, that a capital increase to be subscribed for and paid in upon contribution of assets shall be contingent upon approval of the appraisal report by the Shareholders’ Meeting, as set forth in the law.

PARAGRAPH TWO – Within the limit of the authorized capital, the Board of Directors may:

a)	resolve on the issuance of subscription bonus; and

b)

based on the plan approved by the Shareholders’ Meeting, grant stock options to the administrative officers or employees of the Company, or of a company that it controls, and the shareholders shall have no right of first refusal for acquisition of such shares; and

c)	approve an increase of capital stock by means of capitalization of profits or reserves, with or without bonification in shares.

TYPES OF SHARES

ARTICLE 8 – All shares of the Company shall be registered as book-entry shares, maintained in deposit accounts in the name of the respective shareholders with a financial institution authorized by the Comissão de Valores Mobiliários – CVM and chosen by the Board of Directors.

PARAGRAPH ONE– The depositary of the book-entry shares shall charge directly to the Company the cost of the services for book-entry of shares.

PARAGRAPH TWO– The depositary shall maintain control of the number of shares held by Brazilian and foreign individuals or legal entities, with due regard for the provisions of Paragraph Two of Article 11.

GOLDEN SHARE HELD BY THE FEDERAL GOVERNMENT

ARTICLE 9 - The Golden common share grants to the Federal Government veto powers regarding the following matters:

I.	Change of the corporate name or business purpose of the Company;

II.	Alteration and/or application of the Company’s logo;

III.	Creation and/or alteration of military programs, whether or not involving the Federative Republic of Brazil;

IV.	Development of third parties’ skills in technology for military programs;

V.	Interruption of the supply of maintenance and replacement parts for military aircraft;

VI.	Transfer of the equity control of the Company;

VII.

Any amendments: (i) to the provisions of this Article, of Article 4, of the main section of Article 11, of Articles 12, 15 and 16, of item III of Article 19, of paragraphs 1 and 2 of article 28, of item X, of Article 34, of item XII, of Article 40 or of Chapter VII; or further, (ii) the rights granted by these By-Laws on the Golden share.

PARAGRAPH ONE – The conduction of any public offering for acquisition of shares, as referred to in article 55 hereof, shall be subject to prior approval of the Federal Government, as holder of the common Golden share.

PARAGRAPH TWO– With due regard for the provisions of Law No. 6404/76 and of Article 19, item III hereof, the matters listed hereinabove shall be subject to resolution by the Board of Directors of the Company, with observance to the following procedure:

I.	The matter shall be subject to approval by the Board of Directors.

II.

If approved by the Board of Directors, the Chairmain shall notify the member elected by the Federal Government so that the latter can exercise veto right or express its agreement in relation to of the matter within 30 days counting as from receipt of the mentioned notice.

III.

Upon expiration of the period mentioned in item II above, a new meeting of the Board of Directors shall be held in order to: (i) reconsider the resolution, if the Federal Government has exercised its veto right in relation thereto; or (ii) ratify the resolution, if the Federal Government has expressed its agreement in relation or has not issued any intention or veto right within the timeframe set forth above.

IV.

If the resolution is ratified by the Board of Directors, the matter shall be submitted for approval of the Shareholders’ Meeting, if so required by law, in which meeting the Federal Government may still exercise its veto power on the terms of this Article.

PARAGRAPH THREE -Without detriment to the procedure established in Paragraph Two above, the matters subject to veto rights of the Federal Government, as holder of the Golden share which are to be resolved by the Board of Directors, shall also be subject of prior notice sent by the Company to the Ministry of Finance, which notice shall be sent together with the notice mentioned in item II above, for pronouncement within 30 days counted from the receipt of the notice referred to in item II above.

EXCLUSION OF THE RIGHT OF FIRST REFUSAL

ARTICLE 10 - The issuance of shares for increase of capital stock, which placement shall be effected by means of sale in a stock exchange or by a public subscription offering, may exclude the right of first refusal for former shareholders, or may reduce the term for exercise thereof.

SOLE PARAGRAPH. The provisions of this Article also apply to the issuance of debentures convertible into shares and of subscription bonuses, except if the latter are ascribed as an additional advantage to subscribers of shares or of debentures convertible into shares.

CHAPTER II

SHAREHOLDERS

BRAZILIAN SHAREHOLDERS

ARTICLE 11 – For purposes of these By-Laws, the following are considered to be Brazilian shareholders (“Brazilian Shareholders”):

I.	Brazilian individuals, whether native or naturalized, resident in Brazil or abroad;

II	legal private entities organized under the laws of Brazil that have their administrative head offices in Brazil and:

	a)	do not have foreigners as their controlling shareholders or as their controlling parent company, unless the latter is comprised under letter “b” of this item;

	b)	are controlled either directly or indirectly by one or more of the individuals referred to in item I;

III

investment funds or clubs organized under the laws of Brazil that have their administrative head offices in Brazil and whose managers and/or quotaholders holding the majority of their quotas are persons/entities referred to in items I and II.

PARAGRAPH ONE – The Company shall maintain records of the Brazilian Shareholders and Foreign Shareholders, as defined in this Article and in Article 12.

PARAGRAPH TWO – Brazilian Shareholders shall give evidence to the Company and to the depositary responsible for the book-entry shares that it fulfills the requirements of this Article and only after such evidence is given, shall it be included in the records of Brazilian Shareholders.

FOREIGN SHAREHOLDERS

ARTICLE 12 – For purposes of these By-Laws, foreign shareholders (“Foreign Shareholders”) shall be persons or legal entities, investment funds or clubs and any other entities not comprised in the provisions of Article 11 and that cannot evidence, on the terms of Paragraph Two of Article 11, that they fulfill such requirements in order to be registered as Brazilian Shareholders.

GROUPS OF SHAREHOLDERS

ARTICLE 13 – For purposes of these By-Laws, two or more shareholders of the Company shall be considered to be a group of shareholders (“Group of Shareholders”) in case:

I.	They are parties to a voting agreement;

II.	One of them is either directly or indirectly a controlling shareholder or controlling parent company of the other, or of the others;

III.	They are companies directly or indirectly controlled by the same person/entity, or group of persons/entities, who may or may not be shareholders; or

IV.

They are companies, associations, foundations, cooperatives and trusts, investment funds or portfolios, universalities of rights or any other forms of organization or undertaking (a) with the same administrators or managers, or further, (b) whose administrators or managers are companies that are directly or indirectly controlled by the same person/entity or group of persons/entities, which may or may not be shareholders.

PARAGRAPH ONE – In case of investment funds having a common administrator, only those whose policies of investment and of exercise of votes in Shareholders’ Meetings, on the terms of the respective regulations, falls under responsibility of the administrator on a discretionary basis, shall be considered to be a Group of Shareholders.

PARAGRAPH TWO – For purposes of these By-Laws, the holders of securities issued within the scope of the Company’s Depositary Receipts program shall not be considered to be a Group of Shareholders, unless they fall under any of the cases set forth in the main provision of this Article.

PARAGRAPH THREE – A Group of Shareholders shall be considered to be foreign  whenever one or more of its members is a Foreign Shareholder.

PARAGRAPH FOUR – In addition to what is set forth in this Article, any shareholder in a given Shareholders’ Meeting represented by one same proxy, administrator or representative on any account, shall be considered as being a Group of Shareholders, except for the case of holders of securities issued within the scope of the Company’s Depositary Receipts program, when represented by the relevant Depositary Bank.

PARAGRAPH FIVE– In case of shareholders agreements that address the exercise of voting rights, all of their signatories shall be considered, on the terms of this Article, as members of one Group of Shareholders, for purposes of application of the voting limitation referred to in Article 15.

DISCLOSURE OBLIGATION

ARTICLE 14 – All shareholders or Group of Shareholders are required to disclose, through notice to the Company and to the stock exchanges in which the securities issued by the Company are traded, the acquisition of shares that, together with those already held by it, exceed 5% of capital stock of the Company or multiples of such percentage.

PARAGRAPH ONE – The same requirement applies to holders of debentures convertible into shares and of subscription bonuses that entitle their holders to the acquisition of shares in the quantities provided under this Article.

PARAGRAPH TWO – Violation of the provisions of this Article shall give rise to application of the penalties described in Article 17 below.

VOTING RIGHTS

ARTICLE 15 – Each common share shall grant the right to one vote in the resolutions of the Shareholders’ Meetings, with observance of the following limits:

I.	no shareholder, or Group of Shareholders, whether Brazilian or foreign, may exercise votes representing more than 5% of the quantity of shares into which the capital stock of the Company is divided;

II.	the totality of Foreign Shareholders present may not exercise, in each Shareholders’ Meeting, votes representing more than 2/3 of the votes that can be exercised by the Brazilian Shareholders present.

SOLE PARAGRAPH – Votes that exceed the limits established in this Article shall not be counted in the resolutions of the Shareholders’ Meeting.

ARTICLE 16 - For purposes of compliance with the provisions of item II of Article 15, upon installation of each Shareholders’ Meeting:

I.

the total number of votes that may be exercised by the Brazilian Shareholders and by the Foreign Shareholders present shall be assessed, based on the attendance list, and shall be disclosed by the Chairman of the Meeting (as established in Article 23, Paragraph Three below), with due regard for the provisions of items I and II of Article 15;

II.

if the total votes of Foreign Shareholders exceeds two thirds (2/3) of the votes that may be exercised by Brazilian Shareholders, the number of votes of each Foreign Shareholder shall be proportionally reduced until elimination of the exceeding percentage, so that the total votes of foreigners do not exceed the limit of 40% of the total votes that can be exercised in the referred Shareholders’ Meeting.

PARAGRAPH ONE – The above limits shall be applied jointly and successively in relation to Foreign Shareholders and Groups of Foreign Shareholders.

PARAGRAPH TWO – The Chairman of the Shareholders’ Meeting shall inform the number of votes that may be exercised by each shareholder present, after application of the rules set forth in Article 15 and in this Article.

SUSPENSION OF EXERCISE OF RIGHTS

ARTICLE 17 – The Shareholders’ Meeting may suspend the exercise of rights, including voting rights, of a shareholder that fails to comply with an obligation imposed by law, its regulation and by these By-Laws, including the requirement of showing evidence of Brazilian nationality as referred to in Paragraph Two of Article 11.

PARAGRAPH ONE – The suspension above mentioned may be determined by the Shareholders’ Meeting in any meeting, either annual or special, in which the matter is included in the agenda.

PARAGRAPH TWO – Shareholders that represent at least 5% of capital stock may call a Shareholders’ Meeting if the Board of Directors fails to respond, within a period of eight days, to a request for a call notice presented by them, with indication of the non-compliance with an obligation and of the identity of the violating shareholder.

PARAGRAPH THREE – The Shareholders’ Meeting shall be competent to approve the suspension of the political rights of the violating shareholder, and also to establish, in addition to other aspects, the extent and the period of suspension, provided that suspension of the rights of inspection and of request for information of the Company assured by law is hereby prohibited.

PARAGRAPH FOUR – The suspension of rights shall cease as soon as the referred obligation has been complied with.

SHAREHOLDERS’ AGREEMENT

ARTICLE 18 – Any shareholders’ agreement concerning the exercise of voting rights that conflicts with the provisions of these By-Laws shall not be filed by the Company.

CHAPTER IV

SHAREHOLDERS’ MEETING

ATTRIBUTIONS

ARTICLE 19 -  It is exclusively incumbent upon the Special Shareholders’ Meeting, in addition to the attributions of Article 122 and other provisions of Law No. 6404/76:

I.	To elect and dismiss the members of the Board of Directors;

II.	To elect and dismiss the members of the Fiscal Committee and establish their remuneration;

III.

To resolve, when so required by applicable legislation, on matters that are subject to veto by the Federal Government, in its capacity of holder of the Golden share, as set forth in Article 9 of these By-Laws;

IV.	To establish the total annual remuneration of the Company’s administrators and of the members of the Committees created by the Board of Directors;

V.	To resolve on the proposal of withdrawal of the Company from the “Novo Mercado” (“Novo Mercado”) – of the São Paulo Stock Exchange - BOVESPA (“BOVESPA”);

VI.

To choose the specialized company responsible for the appraisal of the Company and preparation of the relevant report, in case of cancellation of its registration as a public company or its delisting from the Novo Mercado, as provided under Chapter VIII below;

VII.	To approve the granting of stock options plans to the administrators and/or employees of the Company or of companies controlled by it, according to Article 7, Paragraph Two, letter “b” hereto;

VIII.	To attribute profit sharing participation to the management and/or employees of the Company, with observance of the legal limits and of the Company’s human resources policy;

IX.	To resolve on any proposal for allocation of profits and for distribution of dividends by the Company, as submitted by the management of the company; and

X.	To appoint the liquidator, as well as the Conselho Fiscal that shall operate during the period of liquidation of the Company.

CALL NOTICE

ARTICLE 20 -  The Shareholders’ Meetings shall be called by the Board of Directors or, in the cases provided by law, by shareholders or by the Conselho Fiscal, being the first call published with at least 30 days advance counting as from its first publication of the notice; if the Meeting is not held, a notice of second call shall be published with at least 15 days advance; and, if again the Meeting is not held, the third call shall be published with at least 8 days advance.

LEGITIMATION AND REPRESENTATION

ARTICLE 21 –   The parties present at the Meeting shall present evidence of their capacity as Brazilian Shareholders (Article 11) or Foreign Shareholders (Article 12), by presenting a legally qualified document of their identity and shall evidence, or shall deposit in the Company, no later than 48 hours prior to the time set forth for the Meeting, a document of proof of ownership of shares issued by the depositary of the book-entry shares, or the custodian thereof, on the terms of Article 41 of Law No. 6404/76.

PARAGRAPH ONE – The Company shall waive presentation of the document of proof by any holder of book-entry shares that has been included in the list of shareholders provided by the depositary.

PARAGRAPH TWO – A shareholder may be represented in a Shareholders’ Meeting by an attorney-in-fact appointed in accordance with Paragraph One of Article 126 of Law No. 6404/76, provided that the relevant instrument of power of attorney has been deposited in the head offices of the Company no later than 48 hours prior to the Shareholders’ Meeting.

INSTALLATION QuORUM

ARTICLE 22 – Shareholders’ Meetings shall be installed on first call upon presence of shareholders representing at least 35% of the capital stock, except if the law requires a higher quorum; and shall be installed on second call upon presence of shareholders representing at least 25% of the capital stock; and, on third call, with any number of shareholders, with due observance to the provisions of Paragraph Three of Article 56 hereof.

REGISTER OF ATTENDANCE

ARTICLE 23 - Prior to the commencement of the meeting, the shareholders shall sign the “Attendance Book”, by stating their name and residence, the quantity of shares that they hold and their qualification as Brazilian Shareholders (Article 11) or Foreign Shareholders (Article 12).

PARAGRAPH ONE – The list of present shareholders shall be finalized by the Chairman of the Meeting immediately upon installation of the Meeting.

PARAGRAPH TWO – Shareholders that arrive at the Meeting after finalization of the list may participate in the meeting, although they shall not be granted voting rights in any corporate resolution. In addition, their shares shall not be counted for determination of the total of votes attributed to Brazilian Shareholders and to Foreign Shareholders.

PARAGRAPH THREE – Upon finalization of the list of shareholders, the Chairman of the Meeting shall inform the number of votes that may be exercised by each Brazilian Shareholder and by each Foreign Shareholder, with due regard for the provisions of Articles 15 and 16.

DESK

ARTICLE 24 – The Shareholders’ Meeting shall be presided by the Chairman of the Board of Directors or, in case of its absence or vacancy, by the Vice-Chairman of the body; and in the case of absence or vacancy of both, by a shareholder elected by the Meeting amongst those present.

PARAGRAPH ONE – The Secretary of the Meeting shall be designated by the Chairman.

PARAGRAPH TWO – The Investor Relations Executive Officer, or a person designated by him, shall necessarily be present at the Shareholders’ Meeting in order to provide any clarifications and information for the shareholders and for the Presiding Officers concerning the matters comprised in the functions that are attributed to him under these By-Laws. Notwithstanding, it shall be exclusively incumbent upon the Chairman, with due regard for the rules established in these By-Laws, to take any decisions concerning the number of votes of each shareholder or as to the qualification of any shareholder as a Brazilian Shareholder or Foreign Shareholder.

VOTING

ARTICLE 25 – For voting on resolutions of the Shareholders’ Meetings, the votes of Brazilian Shareholders and Foreign Shareholders (Articles 11 and 12) shall be computed separately, with due regard for the voting limits referred to in Articles 15 and 16.

SOLE PARAGRAPH –The Shareholders’ Meetings shall only resolve on matters that have been expressly provided for in the agenda, as contained in the relevant call notices, and is hereby prohibited to approve matters under a generic title.

CHAPTER V

BOARD OF DIRECTORS, EXECUTIVE COMMITTEE AND CONSELHO FISCAL

MANAGEMENT OF THE COMPANY

ARTICLE 26 - The Company shall be managed by the Board of Directors and by the Executive Committee.

SOLE PARAGRAPH– The Board of Directors is the body of collegiate resolutions of the Company, while representation of the Company shall be exclusively conducted by the Executive Officers.

INVESTITURE

ARTICLE 27 -  The directors, executive officers and members of the Conselho Fiscal shall be vested in office through execution of the instrument of investiture, as drawn up in the Book of Register of Minutes of the Board of Directors or of the Executive Committee, or the Register of Minutes and Opinions of the Conselho Fiscal, as the case may be, as well as through the execution of the Instrument of Consent of Administrators or Instrument of Consent of members of the Conselho Fiscal as referred to in the Rules of BOVESPA’s Novo Mercado.

SECTION I

BOARD OF DIRECTORS

COMPOSITION

ARTICLE 28 – The Board of Directors shall be composed of eleven members and respective alternates, all shareholders, elected by the Shareholders’ Meeting with a unified term of office of two years, reelection being allowed.

PARAGRAPH ONE – The Federal Government, in its capacity as holder of the Golden share, is entitled to elect one member of the Board of Directors and respective alternate.

PARAGRAPH TWO – The employees of the Company shall have the right to separately appoint two members of the Board of Directors and the respective alternates, being one member and the respective alternate appointed by the CIEMB (Embraer Employees’ Investment Club), and the other member and the respective alternate appointed by the employees that are not shareholders of the Company.

PARAGRAPH THREE – The other eight members shall be elected by the remaining shareholders of the Company, with due regard for the provisions of Articles 32 and 33. The Chairman of the Shareholders’ Meeting shall conduct the procedures related to the appointment of the members of the Board of Directors, and shall determine the voting mechanism concerning the election of directors referred to in this Paragraph (Article 32 or Article 33).

PARAGRAPH FOUR – The Chief Executive Officer of the Company, or the Executive Officer designated to substitute him/her, shall participate in all meetings of the Board of Directors provided, however that he/she shall not vote in respect of the resolutions thereof. It is prohibited for any member of the Board of Directors to simultaneously hold office as an Executive Officer of the Company.

PARAGRAPH FIVE – At least 20% (twenty per cent) of the members of the Board of Directors shall be Independent Board Members, as defined in the Rules of BOVESPA’s Novo Mercado.

ARTICLE 29 - The Board of Directors shall have a Chairman and a Vice-Chairman, who shall be chosen by the Shareholders’ Meeting immediately upon appointment of the directors of the Company.

ARTICLE 30 - Replacement of the members of the Board of Directors, either on a temporary basis or as a result of permanent vacancy of the seat, shall be conducted as follows:

I.	In case of incapability of an effective member, its alternate shall take office until the moment such incapability ceases;

II.

In case of permanent vacancy of an effective member, its alternate shall take office until the following first Annual Shareholders’ Meeting is held, in which the effective new member to the vacant seat shall be appointed;

III.

In case of vacancy, either simultaneous or successive, of the offices of effective member and the respective alternate, the other members of the Board of Directors shall designate the corresponding substitutes, who shall serve up to the following first Shareholders’ Meeting, in which their definite substitutes shall be appointed;

IV.	In case of temporary absence or incapability of the Chairman of the Board, its functions shall be exercised on a temporary basis by the Vice-Chairman of the Body; and

V.

In case of vacancy of the Chairman of the Board of Directors, the Vice-Chairman of the Board shall assume as Chairman of the body on an interim basis and shall immediately call a Shareholders’ Meeting to appoint the substitute for the vacant office and to appoint a new Chairman of the Board of Directors.

MEMBERS OF THE BOARD OF DIRECTORS

ARTICLE 31 –The members of the Board of Directors shall have fair reputation and, except if otherwise waived by the Shareholders’ Meeting, will not be elected if:

I – they hold positions in companies that could be considered as competitors of the Company; or

II – they have or represent an interest that conflicts which the interest of the Company.

PARAGRAPH ONE – For purposes of the provisions of Article 115 of Law No. 6,404/76, a vote cast by a shareholder aiming at the election of a member of the Board of Directors that does not satisfy the requirements of this Article shall be considered abusive.

PARAGRAPH TWO – No member of the Board of Directors may have access to information, participate in meetings of the body or exercise any vote on matters in which it has or could have an interest that conflicts with the interests of the Company.

PARAGRAPH THREE – For the election of the members of the Board of Directors and respective alternates, as referred to in Paragraph Three of Article 28, and regardless of the process of election that may be adopted (Article 32 or Article 33), any shareholder that wishes to recommend a candidate and/or alternate that is/are not a member(s) of the Board of Directors, shall notify the Company in this regard in writing no later than ten days prior to the date when a Shareholders’ Meeting shall be held, and indicate the name, qualification and professional résumé of each candidate, together with a document signed by the candidate attesting its acceptance to run for the seat. The Company shall publish, no later than 8 days prior to the date of the Shareholders’ Meeting, a notice informing the shareholders the place where they can obtain the list of all candidates presented on the terms of this Paragraph and a copy of their qualifications and professional résumés.

ELECTION BY SCALE VOTING

ARTICLE 32 – With due regard for the provisions of Article 33, the election of the members of the Board referred to in Paragraph Three of Article 28 shall be conducted under a system of scale voting, whereby voting on individual candidates shall not be allowed.

PARAGRAPH ONE – The Board of Directors shall always propose to the shareholders’ meeting the appointment of a scale to the Board of Directors composed by the current effective members of the Board and their respective alternates, with observance of the following rules:

a)	if any Director voluntarily decides not to or is incapable to take part in the proposed scale, the Board of Directors shall occupy the vacancy seat for purposes of the proposal;

b)

the Company’s management, within no later than 30 days prior to the date set for the Shareholders’ Meeting, shall send to the stock market, insert in the company’s website and make available for the shareholders at the Company’s head offices, a document with the names, qualifications and résumés of the candidates for members and alternates that compose the scale established on the terms of this Paragraph.

PARAGRAPH TWO – Any other shareholder or group of shareholders has the right to propose other scales to compose the Board of Directors, with observance to the following:

a)

the proposal must be sent in writing to the Company within ten days prior to the date for which the Shareholders’ Meeting has been called, being forbidden for the same shareholder or group of shareholders to present more than one scale;

b)	the notification must contain the information and documents mentioned in Paragraph Three of Article 31, and shall specify the effective members and respective alternates;

c)

until eight days prior to the date for which the Shareholders’ Meeting has been called, the Company shall publish a notice, to be available on a website in the company’s website, informing the place where the shareholders can obtain copies of the scales’ proposals.

PARAGRAPH THREE – A person may participate in two or more different scales, including the one referred to in Paragraph One.

PARAGRAPH FOUR – Each shareholder may only vote on one scale, and votes shall be counted with observance of the limits provided under Articles 15 and 16; the candidates of the scale that receives the higher number of votes in the Shareholders’ Meeting shall be declared elected.

ELECTION BY CUMMULATIVE VOTE

ARTICLE 33 – In the election of the members of the Board of Directors and their respective alternates, referred to in Paragraph Three of Article 28, shareholders representing at least 5% of the corporate capital may request the election by cumulative voting no later than 48 hours prior to the date for which the Shareholders’ Meeting has been called.

PARAGRAPH ONE – Immediately upon receipt of request, the Company must publish a notice to the shareholders informing that the election shall be conducted by the cumulative voting process.

PARAGRAPH TWO– Upon installation of the meeting, the Desk, based on Brazilian Shareholders and Foreign Shareholders that have signed the Attendance Register and the number of shares they hold, shall count the number of votes entrusted to each shareholder, Brazilian and foreign, in accordance to the following terms:

a)

firstly, the number of votes to be cast by each shareholder shall be assessed, according to the provisions of item I of Article 15, being ascribed to each share, not to exceed the limit of 5% of the total shares of the Company, as many votes as the number of members of the Board to be elected;

b)

if the total Foreign Shareholders’ votes exceed 2/3 of the total of  the Brazilian Shareholders votes, a percentage shall be established to reduce the votes of each Foreign Shareholder in order to comply with the limit set forth in item II of Article 15.

PARAGRAPH THREE – The following persons shall be candidates for office as members and their respective alternates of the Board of Directors:

a)	members of the scale referred to in Paragraphs One and Two of Article 32; and

b)	any candidate and respective alternate that is not a member of the Board of Directors, but that has been indicated by a shareholder under the terms of Paragraph Three of Article 31.

PARAGRAPH FOUR– Each shareholder shall have the right to cumulate the votes entitled to it pursuant to the terms of Paragraph Two on one single candidate and respective alternate, or to distribute them among several candidates. The members and respective alternates that receive the higher number of votes shall be declared elected.

PARAGRAPH FIVE – Any vacant offices that have not been filled due to a tie, shall be subject to a new voting, under the same process, after adjustment is made to the number of votes entitled to each shareholder based on the number of seats to be filled.

PARAGRAPH SIX – Whenever the election is conducted under this process of cumulative voting, the dismissal of any member of the Board of Directors by the Shareholders’ Meeting shall immediately result in the dismissal of all the other members, thus requiring a new election; in other cases of vacancy, if there is no alternate, the first following Shareholders’ Meeting shall proceed with the new election of the entire Board of Directors.

PARAGRAPH SEVEN - Paragraph Four of Article 141 of Law No. 6,404/76 shall only be applicable in case the Company comes to have a controlling shareholder.

ATTRIBUTIONS

ARTICLE 34 - The Board of Directors shall be competent:

I.	To establish the general business guidelines of the Company;

II.	To elect and dismiss the executive officers of the Company and establish their attributions, with due regard for the provisions of these By-Laws;

III.

Respecting the authority of the Executive Committee, to establish the functions and responsibilities of the Company’s Executive Officers, indicating among them the Investors Relations Executive Officer, in accordance with CVM’s regulations;

IV.

To control the management by the Company’s Executive Officers, examining at any time the Company’s books and documents, requesting information on agreements executed or to be executed, and on any other acts;

V.	To evaluate the quarterly results of the Company’s operations;

VI.	To evaluate the Management Report and the Accounts of the Executive Committee, resolving on their submission to the Shareholders’ Meeting;

VII.	To call the independent auditors to provide any clarifications deemed necessary about the Company;

VIII.	To call the Company’s Annual Shareholders’ Meetings and, whenever necessary, the General Special Shareholders’ Meeting;

IX.	To approve the annual and pluriannual budgets, the strategic guidelines, the expansion projects and the Company’s investment programs, as well as to monitor their implementation;

X.	To resolve on the matters subject to veto by the Federal Government, submitting them to the appreciation of the Shareholders’ Meeting, whenever required by Law No. 6,404/76;

XI.	To issue prior opinion on any matter to be submitted to the Shareholders’ Meeting;

XII.	To resolve on:

a)	the issuance of shares within the authorized capital, as set forth in Article 7 and its Paragraph One;

b)	the issuance of subscription bonuses and, as set forth in Paragraph Two of Article 7 and the granting of stock option plans approved by the Shareholders’ Meeting, as referred to therein;

c)	the acquisition by the Company of shares of its own issuance, to be kept in treasury or for subsequent cancellation or sale;

XIII.	To approve the sale or encumbrance of permanent assets, being able to establish limits of authority for the Executive Committee to carry out such transactions regardless of specific approval;

XIV.	To resolve on the issuance by the Company of common non-convertible debentures and without real estate collateral;

XV.

To authorize the issuance by the Company of any credit instruments for funds raising, whether bonds, notes, commercial papers or others, as commonly used in the market, resolving also on the conditions for their issuance and redemption;

XVI.	To approve the incorporation of subsidiaries and participation of the Company in the corporate capital of other companies or enterprises of any kind, in Brazil or abroad;

XVII.	To authorize the opening, transfer or closing of offices, branches, premises or other establishments of the Company;

XVIII.	To authorize the Company to pledge guarantees and to grant credit facilities to third parties, except as set forth in item XI of Article 40 below;

XIX.	To approve the contracting of the financial institution that shall render the book-entry share services;

XX.	To approve the Company’s policy of salary and human resources, including the criteria for compensation, rights and benefits, as well as the individual remuneration of the management;

XXI.	To authorize the transfer of the Company’s funds to employees’ associations, welfare and recreational entities, private pension funds and foundations;

XXII.	To hire and dismiss the Company’s independent auditors, with observance to the recommendations of the Conselho Fiscal;

XXIII.	To determine the conduction of inspections, auditing of or settlement of accounts at the Company’s subsidiaries, controlled or affiliated companies, as well as at foundations that it sponsors;

XXIV.

To previously approve the execution of all acts or any agreements or transactions of any kind involving, on one side, the Company and, on the other side: (i) any shareholder of the Company that holds more than 5% of its capital stock; (ii) any managers of the Company, whether effective or alternate, as well as their respective spouses and relatives up to the 4th degree; or (iii) any companies that are controlled by, controllers of, affiliates of or under common control with any one of the parties mentioned in items “i” and “ii”;

XXV.

To define the triple list of specialized companies, from which the Shareholders’ Meeting shall choose the one that shall conduct the economic appraisal of the Company and prepare the respective report, in the event of delisting of the Company as a public company from BOVESPA’s Novo Mercado;

XXVI.	With due regard for these By-Laws and the applicable legislation, to provide on the priorities of its works and to adopt or establish procedural rules for the operation of the Company; and

XXVII.

To exercise the normative functions for the activities of the Company, being allowed to undertake responsibility for any matter that is not comprised within the exclusive authority of the Shareholders’ Meeting or the Executive Committee.

PARAGRAPH ONE –The dismissal of members of the Executive Committee shall depend on affirmative votes of at least seven members of the Board of Directors.

PARAGRAPH TWO – With due regard for the maximum limit established by the General Shareholders’ Meeting, the Board of Directors shall determine the remuneration of each one of its members, of each one of the members of the Special Committees (Articles 35 and 36) and of each Officer of the Company, taking into account their responsibilities, the time dedicated to their functions, their competence, their professional reputation and the value of their services in the market.

PARAGRAPH THREE – The Chairman of the Board of Directors shall, in addition to other responsibilities provided in these By-Laws, call and preside the meetings of the Board of Directors and the General Shareholders’ Meetings.

SPECIAL COMMITTEES OF THE BOARD

ARTICLE 35 - The Board of Directors shall designate a permanent Special Committee composed of up to four members, having no resolution or management powers, in order to assist in the performance of its functions.

PARAGRAPH ONE  - Members of the Company’s Board of Directors, either effective or alternates, or of the Executive Committee, may compose the Special Committee.

PARAGRAPH TWO – In case of appointment of members of the Executive Committee to compose the Special Committee, such Officer accumulating functions in both the Executive committee and in the Special Committee shall be entitled only to the greatest remuneration among the seats occupied. The members of the Board of Directors appointed to compose the Executive Committee may accumulate the remunerations that are applicable to both seats occupied.

ARTICLE 36 - The Board of Directors may create Advisory Committees to the management of the Company, with restricted and specific purposes and with a limited duration, appointing the members thereto and establishing their remuneration, if applicable, with observance to the total limit established by the General Shareholders’ Meeting.

PARAGRAPH ONE – Members of the Company’s Board of Directors, effective or alternate, or members of the Executive Committee, may be appointed to compose the Advisory Committees.

PARAGRAPH TWO - In case of appointment of members of the Executive Committee to compose the Advisory Committees, the Officer accumulating functions shall be entitled only to the greatest remunerations applicable to each one of the seats occupied. The members of the Board of Directors appointed to compose such body may accumulate the remunerations applicable to both seats occupied.

SECTION II

EXECUTIVE COMMITTEE

COMPOSITION

ARTICLE 37 -  The Executive Committee shall be composed of at least four and at most eleven Officers, one of whom shall be the Chief Executive Officer, all of them with a term of office of two years, reelection being permitted. The designations and attributions of each Officer shall be determined by the Board of Directors, which shall designate the Officer that shall serve as Officer of Investor Relations.

PARAGRAPH ONE – The Chief Executive Officer shall be substituted in the event of incapability or absence by one of the Officers that it comes to designate, who shall then accumulate such functions.

PARAGRAPH TWO – In the event of vacancy as the office of Chief Executive Officer, one of the other Officers, as designated by the Chairman of the Board of Directors, shall assume on an interim basis, until the first following meeting of the Board of Directors, which shall then designate the new Chief Executive Officer.

PARAGRAPH THREE – In the event of temporary absence or incapability, the remaining Officers shall be replaced by another Officer, as chosen by the Chief Executive Officer.

PARAGRAPH FOUR – In the event of permanent vacancy of an Officer, one of the other Officers, as designated by the Chief Executive Officer, shall assume on an interim basis, accumulating its functions until the first following meeting of the Board of Directors.

PARAGRAPH FIVE – The Officer that replaces the Chief Executive Officer or any of the other Officers on the terms of this Article shall not be entitled to any additional remuneration.

ATTRIBUTIONS OF THE OFFICERS

ARTICLE 38 - The Officers shall comply with and assure the compliance with these By-Laws, the resolutions of the Board of Directors and of the General Shareholders’ Meeting, and practice, within the limits of their attributions, all acts necessary to the regular operations of the Company.

PARAGRAPH ONE – The Chief Executive Officer shall be competent:

a)	to convene and preside the meetings of the Executive Committee;

b)	to propose to the Board of Directors the composition of the Executive Committee;

c)	to propose to the Board of Directors the distribution of the functions of the other Officers;

d)	to guide and coordinate the activities of the other Officers;

e)	to direct the activities related to the general planning of the Company and of its controlled subsidiaries;

f)	to maintain the members of the Board of Directors informed on the activities and the progress of the operations of the Company; and

g)	to perform other attributions assigned to it by the Board of Directors.

PARAGRAPH TWO – The other Officers shall assist and aid the Chief Executive Officer in the management of the Company’s business and, under orientation and coordination of the Chief Executive Officer, perform the functions attributed by the Board of Directors.

AUTHORITY AND ATTRIBUTIONS OF THE EXECUTIVE COMMITTEE

ARTICLE 39 - The Executive Committee shall have powers to practice all acts necessary for the achievement of the corporate purposes, with due observation to all legal provisions and to these By-Laws, as well as to the resolutions of the General Shareholders’ Meeting and of the Board of Directors.

ARTICLE 40 – In addition to other functions provided for by law and by these By-Laws, the Executive Committee shall be competent:

I.	To comply and ensure compliance with these By-Laws and with the resolutions of the Board of Directors and of the Shareholders’ Meeting;

II.

To prepare and submit to the Board of Directors on an annual basis the Company’s business plan and general budget, as well as the strategic plan and its annual updates, and to coordinate its implementation;

III.	To propose to the Board of Directors the essential guidelines for the Company’s corporate business policy;

IV.

To annually submit for appreciation of the Board of Directors the Management Report and the Accounts of the Executive Committee accounts, together with the independent auditors’ report, as well as a proposal for allocation of the profits assessed in the previous fiscal year;

V.	To create and eliminate the Company’s operational units;

VI.	To recommend and provide for the dismissal of managers of the subsidiaries and to appoint and dismiss the manager of the Company’s operational units;

VII.	To prepare on an annual basis the Executive Committee’s Actions and Targets Plan, submitting it to the Board of Directors in its regular meetings, together with the performance and results achieved;

VIII.	To present to the Board of Directors and to the Fiscal Committee, on a quarterly basis, the detailed economic, financial and equity balance sheet of the Company;

IX.	To propose to the Board of Directors the establishment or closing of subsidiaries, branches, offices and agencies of the Company, in Brazil and abroad;

X.	To develop and submit to the Board of Directors the policy for salary of the Company and its subsidiaries;

XI.

To authorize the Company to pledge guarantees and grant financing to its subsidiaries, specific purpose companies and others that either directly or indirectly are under control of the Company, as duly restated in its financial statements; and

XII.

To submit for appreciation of the Board of Directors the matters that are subject to veto by the Federal Government, as holder of the Golden share, pursuant to Article 9 and of item III of Article 19 of these By-Laws.

REPRESENTATION OF THE COMPANY

ARTICLE 41 – Except for the cases provided in the paragraphs of this article, the Company shall be validly bound whenever represented by two members of the Executive Committee, by the signature of a member of the Executive Committee together with one attorney-in-fact, or by two attorneys-in-fact, within the limits of their respective powers of attorney.

PARAGRAPH ONE – The acts for which these By-Laws require prior authorization from the Board of Directors shall only be valid once such requirement is fulfilled.

PARAGRAPH TWO – The Company may be represented by only one Officer or one attorney-in-fact in the following acts:

I.	receiving acquittance of amounts owed by the Company;

II.	issuance, trading, endorsement and discount of trade bills related to its sales;

III.	signature on correspondence that does not create obligations for the Company;

IV.	representation of the Company in shareholders’ and quotaholders’ meetings of companies in which it holds equity interest;

V.	granting of a power of attorney for legal counseling for representation in court or in administrative proceedings;

VI.	representation of the Company in court, except for the performance of acts that imply waiver of rights; and

VII.

performance of acts relating to simple administrative routine, including in respect to government agencies, mixed-capital companies, commercial registries, Labor Courts, INSS (National Social Security Institute), FGTS (Unemployment Compensation Fund) and their collecting banks, and other entities of the same nature.

PARAGRAPH THREE – The Board of Directors may authorize the performance of specific acts binding the Company by the signature of only one Officer or of one regularly appointed attorney-in-fact; or further, establish jurisdiction and limits of authority for the performance of acts by one single representative.

PARAGRAPH FOUR – For the appointment of attorneys-in-fact, the following rules shall be observed:

I.

all powers of attorney shall be granted by the Chief Executive Officer, or by its substitute, jointly with another Officer, and shall have defined purposes and term of effectiveness, except if concerning ad judicia powers, in which case the term of effectiveness may be indefinite; and

II.

whenever the power of attorney has as an objective, the performance of an act that depends on prior authorization by the Board of Directors, it shall only be granted upon such authorization, which shall be mentioned in the instrument of power of attorney.

SECTION III

CONSELHO FISCAL

ARTICLE 42 - The Company’s Conselho Fiscal shall operate on a permanent basis and shall be composed of five members and an equal number of alternates, shareholders or not, resident in Brazil and appointed by the General Shareholders’ Meeting, with the attributions as provided for by law.

PARAGRAPH ONE – For the appointment of members of the Conselho Fiscal, the rules set forth in Article 32 regarding appointment of the members of the Board of Directors shall apply, to the extent that they are pertinent and do not conflict with the rules of this Article.

PARAGRAPH TWO – The Shareholders’ Meeting shall designate the Chairman of the body and its alternate, amongst the members elected.

PARAGRAPH THREE – With due regard for legal requirements, one of the members of the Conselho Fiscal and its alternate shall be independent from management, a non-shareholder with indisputable reputation and knowledgable on accounting, including U.S. accounting practices (US GAAP) (the “Specialist Member”); the Executive Committee shall suggest to the Shareholders’ Meeting a list of persons that fulfill these requirements, but the General Shareholders’ Meeting may elect persons that are not included in the list, provided that they fulfill the requirements hereof.

PARAGRAPH FOUR – In the event that the Company, as set forth in Article 55, comes to be controlled by a controlling shareholder or controlling company, as defined by law, then the minority shareholders shall have the right to separately elect one member and the respective alternate to the Conselho Fiscal, provided that such minority shareholders jointly represent 10% or more of the shares.

PARAGRAPH FIVE – The remuneration of the members of the Conselho Fiscal shall be established by the Shareholders’ Meeting that appoints them, with observance of legal requirements and limits and taking into account their experience, background and reputation. If the Shareholders’ Meeting deems convenient, the Specialist Member may receive remuneration that is differentiated from the other members, in order to make it compatible with the market remuneration paid to professionals with similar experience and level of specialization.

ARTICLE 43 – The Conselho Fiscal shall meet on a regular basis every quarter of the fiscal year to analyze the quarter balance sheets and other financial statements periodically prepared by the Company, and on a special basis whenever convened by its Chairman, by its own initiative or upon request of any one of its members.

PARAGRAPH ONE – The special meetings shall be called by means of a written communication containing the place, date and time of the meeting, as well as its agenda.

PARAGRAPH TWO – The meetings of the Fiscal Committee shall be installed with the presence of at least three members or alternates, and the Conselho Fiscal shall resolve by vote of the majority of the members present.

ARTICLE 44 – The legal provisions and the provisions of these By-Laws concerning the Conselho Fiscal shall be regulated by its internal regulations, to be approved by such body.

PARAGRAPH ONE – The Chairman of the Conselho Fiscal shall transmit to all members of the body the communications received from the administrative bodies and from the independent auditors, and forward to the administrative bodies requests received from its members.

PARAGRAPH TWO – The members of the Conselho Fiscal shall perform their functions in the interest of the Company, even if elected by a group or class of shareholders.

PARAGRAPH THREE – Based on the illegality of the act and upon a justified decision, the Conselho Fiscal may refuse to transmit a request for information, clarification, special financial statements or assessment of specific facts.

PARAGRAPH FOUR – The Conselho Fiscal shall perform the functions of “Audit Committee” as set forth in U.S. legislation, particularly the Sarbannes-Oxley Act. For this purpose, it shall also perform the following functions, in addition to the attributions ascribed to it by Law No. 6,404/76:

a)	to present recommendations to the Board of Directors for the choice or replacement of the external auditing company, and in what concerns its remuneration;

b)	to supervise the work of the external auditors and to render opinion on the contracting of other services with the external auditing company;

c)	to take initiatives and measures necessary for acknowledgement and assessment of complaints related to matters concerning the financial statements, internal controls and external auditing; and

d)	to mediate any conflicts and controversies between the Company’s Management and the independent auditors.

SECTION IV

MEETINGS OF THE ADMINISTRATIVE BODIES

PERIODICITY OF THE MEETINGS

ARTICLE 45 -      All administrative bodies of the Company shall meet on a regular basis four times a year, according to a schedule to be disclosed always in the first month of each fiscal year by the Chairman of the respective body, and on a special basis whenever necessary.

CONVENANCE

ARTICLE 46 -     The administrative officers of the Company shall be called personally, in writing, for the respective meetings of the bodies with at least five days advance, by means of a letter, telegram, fax, email or any other form that enables proof of receipt of the call notice by the addressee.

PARAGRAPH ONE – The call notice shall be accompanied by the agenda to be discussed and examined in the meeting, as well as all of the support documents that may be necessary.

PARAGRAPH TWO– The meetings of administrative bodies may be installed regardless of call if all members of the body are present to it.

QUORUM FOR INSTALLATION AND RESOLUTION

ARTICLE 47 - The meetings of the administrative bodies may only be installed and may only resolve upon the presence of the majority of its respective members; an administrative officer shall be considered present at the meeting if it participates by telephone conference call, or any other means that enables identification of the Board Member and simultaneous communication with all of the other persons present to the meeting.

ARTICLE 48 -      With due regard to exceptions set forth in these By-Laws, the resolutions of the meetings of the administrative bodies shall be taken by majority vote of the parties present.

CHAPTER VI

FINANCIAL STATEMENTS AND

DISTRIBUTION OF PROFITS

FISCAL YEAR AND FINANCIAL STATEMENTS

ARTICLE 49 -      The fiscal year begins on January 1 and ends on December 31 of each year.

PARAGRAPH ONE – At the end of each fiscal year, the Executive Committee shall provide for the preparation of the following financial statements, in observance with the applicable legal provisions:

I.	balance sheet;

II.	statement of changes in net worth;

III.	statement of income of the fiscal year;

IV.	statement of origin and application of funds; and

V.	statement of cash flow.

PARAGRAPH TWO – Together with the financial statement for the fiscal year, the Board of Directors shall present to the Annual Shareholders’ Meeting a proposal for allocation to be given for the Company’s net profits, in observance with the provisions of these By-Laws and of the law.

MANDATORY DIVIDEND

ARTICLE 50 – The shareholders shall be entitled to receive, in each fiscal year, a mandatory dividend corresponding to a percentage equivalent to 25% of the net income for the fiscal year, adjusted according to the following rules:

I – The net income for the fiscal year shall be reduced or increased by the following amounts:

a)	the amount allocated for accrual of the legal reserve; and

	b)	the amount allocated for accrual of the reserve for contingencies and reversal of such reserve accrued in previous fiscal years;

II – The payment of the dividend determined on the terms of item I may be limited to the amount of the net income that has been realized for the period, provided that the difference is recorded as reserve for profits to be realized;

III – The profits recorded in the reserve for profits to be realized, when realized and when not absorbed by losses in previous periods, shall be added to the first dividend declared after the realization.

PARAGRAPH ONE – The dividend provided for in this Article shall not be mandatory for a fiscal year when the Board of Directors informs the Annual Shareholders’ Meeting that it is incompatible with the financial situation of the Company; the Conselho Fiscal shall render an opinion in that sense and the Company’s management shall send to the CVM, within five days following the Shareholders’ Meeting, a presentation justifying the information transmitted to the Shareholders’ Meeting.

PARAGRAPH TWO – Any profits that are not distributed on the terms of Paragraph One shall be recorded as a special reserve and, if not absorbed by losses in subsequent periods, shall be distributed as dividend as soon as the Company’s financial situation allows.

PARAGRAPH THREE – The Board of Directors may pay or credit interest on equity in each fiscal year, as set forth in the income tax legislation, upon ratification of the Annual Shareholders’ Meeting that examines the financial statements for the period.

PARAGRAPH FOUR – Interest on equity shall be attributed to the dividends declared by the Company.

RESERVE FOR INVESTMENT AND WORKING CAPITAL

Article 51–The Company shall maintain an Investment Reserve, which formation may, upon proposal by the Board of Directors correspond to a portion of up to 75% of the adjusted net income for each period, with the purpose to: (i) ensure funds for investments in permanent assets, without prejudice to the retention of profits pursuant to Article 196 of Law No. 6,404/76; (ii) strengthen working capital; and, (iii) utilize in redemption, reimbursement or acquisition of shares of the Company’s capital.

PARAGRAPH ONE – With observance to the legal applicable limit, the reserve may not exceed 80% of the Company’s capital stock.

PARAGRAPH TWO – Upon proposal of the Board of Directors, the Shareholders’ Meeting may at any time distribute dividends to be paid against the reserve referred to in this Article, or allocate its balance, either totally or in part, to the increase of capital stock, including upon bonification of shares.

INTERIM DIVIDENDS

ARTICLE 52 – The Board of Directors may prepare semi-annual balance sheets and declare interim dividends. It may also prepare balance sheets and distribute dividends at shorter intervals, provided that all of the dividends paid in each six-month periods of the fiscal year do not exceed the amount of the capital reserves.

SOLE PARAGRAPH - The Board of Directors may declare dividends to be charged against the retained earnings account or to profit reserves existing in the previous annual or semi-annual balance sheet.

PROFIT SHARING

ARTICLE 53 – The Shareholders’ Meeting may ascribe to profit sharing to the Company’s management, provided that it is in observance with the legal limit.

PARAGRAPH ONE – The profit sharing may only be ascribed  to in a period in which the mandatory dividend referred to in Article 50 is distributed to the shareholders.

PARAGRAPH TWO – Whenever the Company pays interim dividends based on the profit assessed in a semi-annual balance sheet, which corresponds to an amount of at least 25% of the net income for the period, calculated as set forth in Article 52, the Board of Directors may resolve, upon ratification of the Shareholders’ Meeting, to share profits with the managers regarding such six-month period.

CHAPTER VII

PROTECTION MECHANISMS

MONITORING OF EQUITY INTERESTS

ARTICLE 54 – In addition to Paragraph Two of Article 8 and Paragraph Two of Article 11, and without prejudice to the other provisions of these By-Laws, the Company, through a task force coordinated by the Officer for Investor Relations, shall monitor the changes in the equity interests held by the Company’s shareholders, thus preventing and, as the case may be, denouncing, on the terms of Paragraph One below, violation to these By-Laws and to the applicable legal and regulatory provisions, as well as to suggesting to the Shareholders’ Meeting the application of the penalties provided under Article 17 of these By-Laws.

PARAGRAPH ONE – If at any time the Officer for Investor Relations identifies a violation to any of the restrictions concerning the limit of shares held by one same shareholder or Group of Shareholders, it shall immediately inform such circumstances: (i) to the Chairman of the Board of Directors; (ii) to the Director appointed by the Federal Government, as holder of the common Golden share; (iii) to the Chief Executive Officer; (iv) to the members of the Conselho Fiscal; (v) to BOVESPA; and (vi) to CVM.

PARAGRAPH TWO – The Officer of Investor Relations has the right to request that the shareholders or Groups of Shareholders of the Company inform the composition of their direct and/or indirect equity holding, as well as the composition of their direct and/or indirect block of control and, if applicable, the actual or legal corporate and business group to which they belong.

PUBLIC TENDER OFFER IN C ASE OF SUBSTANTIAL
ACQUISITION OF EQUITY INTEREST

ARTICLE 55 -      Any shareholder or Group of Shareholders that acquires or becomes the holder, for any reason of: (i) 35% or more or the total shares issued by the Company; or (ii) of other rights, including usufruct and trust, over shares issued by the Company that represent more than 35% of its capital (“Acquiring Shareholder”), shall, within a maximum period of 15 days from the date of acquisition or of the event that results in the ownership of the shares or rights in a quantity greater than the stipulated limit, submit to the Federal Government, as holder of the common Golden share, through the Ministry of Finance, a request to make of a public tender offer for acquisition of the totality of the shares issued by the Company, with observance of the provisions of applicable regulations, the regulations of BOVESPA and the terms herein.

PARAGRAPH ONE - The Federal Government, as holder of the common Golden share, shall have full discretion to accept or deny the request for conduction of the public offer. If the request is accepted, the Acquiring Shareholder shall make the tender offer within 60 days as of the date of approval, proceeding as set forth herein. If the request is denied, the Acquiring Shareholder, within a period of 30 days from the communication of the denial, shall sell all of the shares that exceed the limit established in the main provision of this Article.

PARAGRAPH TWO – The Acquiring Shareholder shall send to the Chief Executive Officer of the Company a copy of all documents related to the request to make a public tender offer that were delivered to the Federal Government or that were sent by the latter.

PARAGRAPH THREE – During the period comprised between the request to make the public tender offer and the reply from the Federal Government, whether positive or negative, the Acquiring Shareholder may not acquire or sell any shares or convertible securities issued by the Company.

PARAGRAPH FOUR – The price for acquisition in the public tender offer for each share issued by the Company may not be inferior to the result obtained from the application of the following formula:

          OPA Price = Value of the Share + Premium

               where:

“OPA PRICE”corresponds to the acquisition price for each share issued by the Company in the public tender offer of shares provided under this Article.

“VALUE OF THE SHARE” corresponds to the greater value  between: (i) the highest unit quotation of the shares issued by the Company during the 12-month period prior to the conduction of the OPA (Public Tender Offer of Shares) among values recorded in any stock exchange in which the mentioned shares were traded; (ii) the highest price paid by the Acquiring Shareholder, during the 36-month period prior to the conduction of the OPA, for a share or tranche of shares issued by the Company; (iii) the amount equivalent to 14.5 times the Consolidated Average EBITDA of the Company, as defined below, reduced by the net consolidated indebtedness of the Company, divided by the total number of shares that it has issued; and (iv) the amount equivalent to 0.6 times the amount of firm backlog orders of the Company, according to the last information disclosed by the latter, reduced by the net consolidated indebtedness of the Company, divided by the total number of shares issued by the Company.

“Premium” corresponds to 50% of the Value of the Share.

“Restated EBITDA of the Company” means the restated operating profit of the Company before net financial expenses, income tax and social contribution, depreciation, depletion and amortization, as assessed based on the restated financial statements for the most recent complete  fiscal year of the Company, already audited and published.

“Average Restated EBITDA of the Company” means the arithmetic average of the restated EBITDAs of the Company for the two most recent complete fiscal years.

PARAGRAPH FIVE – For purposes of Paragraph Four above, in the case of shares represented by depositary receipts (including shares related to the Depositary Receipt programs), the unit quotation for the share shall be determined by the division: (i) of the quotation for the respective deposit receipt in the market in which it is being traded; by (ii) the number of shares represented by the receipt.

PARAGRAPH SIX– The launch of the public tender offer of shares mentioned in the main provision of this Article does not preclude the possibility of another shareholder of the Company to launch a competing tender offer, as set forth in the applicable regulations.

PARAGRAPH SEVEN – The Acquiring Shareholder shall comply with any requests or requirements sent to CVM within the timeframes prescribed in the applicable regulations.

PARAGRAPH EIGHT – The public tender offer shall necessarily observe the following principles and procedures, in addition to others expressly provided in Article 4 of CVM Instruction No. 361, of March 5, 2002, as the case may be:

I.	be addressed indistinctively to all shareholders of the Company;

II.	be carried out in an auction to be conducted in the BOVESPA;

III.

be conducted in a way that assures equal treatment for the addressees, by providing them with adequate information concerning the Company and the offering party, and with the elements necessary for taking a considered and independent decision as to acceptance of the public offer;

IV.	be immutable and irrevocable after publication of the public notice for the offer, pursuant to CVM Instruction No. 361/02;

V.

be launched at the price determined according to the provisions of this Article and paid in Brazilian legal currency, in consideration for the acquisition of the shares issued by the Company in the public offer; and

VI.

be supported by an appraisal report of the Company, prepared by an institution with international reputation, independence and proven experience in the economic/financial valuation of public companies, prepared in accordance with the criteria set forth in Article 8 of CVM Instruction No. 361/02, with observance of the criteria established in Paragraph Four above for determination of the minimum price for the offer.

PARAGRAPH NINE – In the event that the Acquiring Shareholder fails to comply with the obligations set forth herein, including in what concerns the compliance with deadlines: (i) for request of authorization by the Federal Government to make the public tender offer; (ii) to conduct the public offering for purchase of shares; or (iii) for compliance with any requests or requirements of CVM, the Board of Directors of the Company shall convene a Special Shareholders’ Meeting in which the shareholder or Group of Shareholders in question shall be hindered from voting, to resolve on the suspension of the exercise of its shareholder’s rights, as provided under Article 17 of these By-Laws.

PARAGRAPH TEN – For purposes of calculation of the 35% percent of the total of the shares issued by the Company described in the main provision of this Article, the involuntary percentage increases in participation in the capital stock resulting from cancellation of treasury shares shall not be computed.

CHAPTER VIII

REGISTRATION AS PUBLICLY-HELD COMPANY AND THE NOVO MERCADO

ARTICLE 56 - As long as the Company has Dispersed Control, as defined in the Rules of BOVESPA’s Novo Mercado, whenever it is approved at a Shareholders’ Meeting:

I.

the cancellation of the Company’s registry as a publicly-held company, the Company shall carry out a public tender offer, and, in that case, the Company may only acquire the shares held by shareholders that have voted in favor of the cancellation of the registry after having acquired the shares of the other shareholders that have not voted in favor of such resolution and that have accepted the public tender offer;

II.

the delisting of the Company from the Novo Mercado, whether for trading of shares out of the Novo Mercado segment, or for purposes of corporate reorganizations, as provided for in article 58 (b) (ii) hereof, the shareholders that have voted in favor of such delisting at the respective Shareholders’ Meeting  shall carry out a public tender offer.

PARAGRAPH ONE – For purposes of the public tender offer referred to in this article, the minimum price to be offered shall correspond to the economic value duly appraised in an appraisal report.

PARAGRAPH TWO – The appraisal report mentioned in this article shall be prepared by a specialized company, with proven experience and independence from the Company, its management and/or controlling shareholders, when applicable. The appraisal report shall also meet the requirements of Paragraph 1 of Article 8 of the Brazilian Corporate Law and shall contain the responsibility provided for in Paragraph 6 of the same Article 8.

PARAGRAPH THREE – The Shareholders’ Meeting shall be exclusively competent to appoint the specialized company responsible for the appraisal of the Company’s economic value, and such specialized company shall be chosen from a triple list presented by the Board of Directors, and the respective resolution by the Shareholders’ Meeting shall be taken by absolute majority of votes of shareholders representing the outstanding shares of the Company present at the Shareholders’ Meeting (abstentions shall not be counted), which shall only be installed, on first call, upon presence of shareholders representing at least 20% (twenty per cent) of the outstanding shares and, on second call, upon presence of any number of shareholders.

PARAGRAPH FOUR - The costs to prepare the required appraisal report shall be fully supported by those liable for the launching of the public tender offer.

ARTICLE 57 – As long as the control of the Company is dispersed, and in case the delisting of the Company from the Novo Mercado results from the violation of any of the provisions set forth in the Rules of Novo Mercado (i) in case such violation results from a resolution taken at a Shareholders’ Meeting of the Company, then the public tender offer shall be carried out by the shareholders that have voted in favor of such resolution, and (ii) if the violation results from act or fact of management, the Company shall carry out the public tender offer for cancellation of the registry as a publicly-held company. If the shareholders, at a Shareholders’ Meeting, decide to maintain the Company’s registration as a publicly-held company, a tender offer shall be carried out by the shareholders that have voted in favor of this resolution.

ARTICLE 58 - In case the control of the Company is no longer dispersed, and notwithstanding the provisions of article 55 above:

(a)

upon cancellation of the Company’s registration as a publicly-held company, the Company or the shareholder, or Group of Shareholders, owning the Control of the Company, as defined in the Rules of BOVESPA’s Novo Mercado, shall carry out a public tender offer for acquisition of the shares held by the other shareholders for at least their respective economic value, as set forth in an appraisal report prepared in accordance with paragraphs 2, 3 and 4 of Article 56, subject to the applicable laws and regulations.

(b)

in case the shareholders of the Company, gathered in a Shareholders’ Meeting, approve (i) the delisting of the Company from the Novo Mercado, so that its shares are traded out of the Novo Mercado segment; or (ii) a corporate reorganization from which the resulting company is not admitted for trading on the Novo Mercado segment, then  the shareholder, or Group of Shareholders, owning the Control of the Company, as defined in the Rules of BOVESPA’s Novo Mercado, shall carry out a public tender offer for acquisition of the shares held by the other shareholders for at least their respective economic value, as set forth in an appraisal report prepared in accordance with paragraphs 2, 3 and 4 of Article 56, subject to the applicable laws and regulations.

ARTICLE 59 – In observance of the provisions set forth herein and with due observance of Article 55 above, the transfer of control of the Company, not only through a single transaction, but also by means of successive transactions, shall be entered into under the suspending or dissolving condition that the acquirer of the Control undertakes to carry out a public tender offer for acquisition of the shares held by the other shareholders, in accordance with the terms and conditions of the applicable legislation and the Rules of BOVESPA’s Novo Mercado, in order to ensure the other shareholders an equal treatment in relation to the shareholder transferring the Control.

PARAGRAPH ONE – The public tender offer mentioned above shall also be required:

I.

in case of assignment for value of rights of subscription of shares and other securities, or other rights related to securities convertible into shares, which may result in the transfer of Control of the Company; and

II.

in case of transfer of control of a company holding the Control of the Company, provided that, in such case, the selling controlling shareholder shall declare to BOVESPA the price attributed to the Company in such sale, as well as attach the documentation evidencing said amount.

PARAGRAPH TWO – The Company shall not record any transfer of shares to any shareholder(s) buying or acquiring the Control, while such shareholder(s) does(do) not sign the Term of Consent of Controlling Shareholders, as set forth in the Rules of BOVESPA’s Novo Mercado.

PARAGRAPH THREE – With due observance of the provisions herein, no shareholders’ agreement that disciplines the exercise of the Control of the Company shall be registered at the Company’s head-offices unless its signatory parties have executed the Term of Consent of Controlling Shareholders.

ARTICLE 60 – In accordance with the provisions herein and without prejudice to Article 55 above, the person that already holds shares of the Company and that acquires its Control, through execution of a private instrument of share purchase entered into with the controlling shareholder, involving any amount of shares, shall undertake to:

I.	carry out the public tender offer referred to in the Rules of BOVESPA’s Novo Mercado; and

II.

reimburse the shareholders from which it has bought shares on the stock exchange during the previous six (6) months as of the date of the acquisition of the Company’s Control, and shall pay to them any difference between the price paid for the shares representing the Control and the amount paid for acquisition on the stock exchange within such period, duly adjusted.

ARTICLE 61 – A single public tender offer related to more than one of the purposes provided for in this Chapter VIII, in the Rules of BOVESPA’s Novo Mercado or in the regulation issued by CVM, may be carried-out provided the procedures of all such types of public tender offers are compatible and there is no damage to the tendered shareholders, and upon prior authorization from CVM when so required by the applicable laws.

ARTICLE 62 – The Company or the shareholders responsible for the implementation of the public tender offer provided for herein, in the Rules of BOVESPA’s Novo Mercado or in the regulation issued by CVM, may carry-out the public tender offer through any shareholder, third-party and, as the case may be, by the Company. The Company or shareholder, as the case may be, shall not be exempted from the obligation to carry out the public tender offer until it is concluded in compliance with the applicable rules.

CHAPTER IX

ARBITRATION TRIBUNAL

ARTICLE 63 – The Company, its shareholders, management and members of the Conselho Fiscal shall resolve, through arbitration, any and all dispute or controversy related or resulting, specially, from the construction, validity, effectiveness, interpretation, violation and its effects, of the provisions of Law No. 6404/76, as amended, of these By-Laws, of normative acts issued by Conselho Monetário Nacional, by the Central Bank of Brazil and by CVM, as well as any other rules applicable to the operation of the capital markets in general, other than those contained in the Rules of BOVESPA’s Novo Mercado, the Arbitration Regulation of the Chamber of Arbitration of the Market and the Agreement of Participation in the Novo Mercado.

SOLE PARAGRAPH – The provisions of this Article shall not apply in the event of a dispute or controversy related to or deriving from the common Golden share held by the Federal Government, or concerning its rights and prerogatives, on the terms of the Law or of these By-Laws, which shall be submitted to the jurisdiction of the Central Courts of the Judicial District of Brasília (Federal District).

CHAPTER X

TEMPORARY PROVISIONS

ARTICLE 64 - The Board of Directors, elected on the date of approval of these By-laws shall have a term of office of three years, until the Annual Shareholders’ Meeting that approves the financial statements for the fiscal year ended December 31, 2008. As from such Shareholders’ Meeting, the term of office of the Board of Directors shall be that established in Article 28 above.

ARTICLE 65 - The Executive Committee, elected on the first meeting of the Board of Directors held after the approval of these By-laws shall have a term of office of three years, until the Meeting of the Board of Directors to be held after the Annual Shareholders’ Meeting that approves the financial statements for the fiscal year ended December 31, 2008. As of that Meeting, the term of office of the Executive Committee shall be the one established in Article 37 above.

PARAGRAPH ONE – The Chairman of the Board of Directors, elected pursuant to Article 64, shall accumulate the office of Chief Executive Officer until the first Meeting of the Board of Directors to be held after the Annual Shareholders’ Meeting that approves the financial statements for the fiscal year ended December 31, 2006, when the Board of Directors shall elect the new Chief Executive Officer, for a term of office lasting until the first Meeting of the Board of Directors to be held after the Annual Shareholders’ Meeting that approves the financial statements for the fiscal year ended December 31, 2008.

PARAGRAPH TWO - Until the Annual Shareholders’ Meeting that approves the financial statements for the fiscal year ended on December 31, 2006, the quorum set forth in Paragraph One of Article 34 regarding dismissal of Executive Officers, shall be the majority of the members of the Board of Directors.

ARTICLE 66 –     The first call for the Annual General Shareholders’ Meeting to approve the Financial Statements for the fiscal year ended on December 31, 2005, as well as any Extraordinary General Shareholders’ Meeting to be held on the same date, may exceptionally be published in a shorter term than that set forth in Article 20 herein.